As filed with the Securities and Exchange Commission on March 18, 2020.

Registration No. 333-235456

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ecoark Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3089	30-0680177
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

5899 Preston Road #505, Frisco, TX

(479) 259-2977

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randy S. May

Chief Executive Officer

Ecoark Holdings, Inc.

5899 Preston Road #505, Frisco, TX

(479) 259-2977

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel

Arif Soto

Carmel, Milazzo & DiChiara LLP

55 W 39th Street, 18th Floor

New York, New York 10018

(212) 658-0458

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, $0.001 par value per share, upon conversion of preferred stock (3)	1,379,313	$0.725	$1,000,000	$129.80
Common stock, $0.001 par value per share, upon exercise of warrants(4)	1,379,313	$0.725	$1,000,000	$129.80
Common stock, $0.001 par value per share, upon exercise of warrants(5)	2,620,687	$0.25	$655,172	85.04
Common stock, $0.001 par value per share, upon exercise of warrants(6)	5,882,358	$0.90	$655,172	687.18

Total:	11,261,671	$0	$7,949,294	$1,031.82	*

(1)	In addition to the shares of common stock set forth in this table, pursuant to Rule 416 under the Securities Act, this registration statement also registers such indeterminate number of shares of common stock as may become issuable upon conversion or exercise of these securities as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or other similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.
(3)	Represents 1,379,313 shares of common stock that the Registrant issued upon the conversion of certain shares of preferred stock.
(4)	Represents 1,379,313 shares of common stock that the Registrant expects could be issuable upon exercise of certain warrants to purchase shares of common stock at an exercise price of $0.725 per share originally issued to the holders of the preferred stock.
(5)	Represents 2,620,687 shares of common stock that the Registrant expects could be issuable upon exercise of certain warrants to purchase shares of common stock at an exercise price of $0.25 per share originally issued to the holders of the preferred stock.
(6)	Represents 5,882,358 shares of common stock that the Registrant expects could be issuable upon exercise of certain warrants to purchase shares of common stock at an exercise price of $0.90 per share.

* Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 18, 2020

PROSPECTUS

Up to 11,261,671 Shares

Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders identified in this prospectus, or the Selling Stockholders, of up to 11,261,671 shares of our common stock. These shares consist of (i) 1,379,313 shares, or the Underlying Shares, of our common stock issuable upon conversion of our Series C Convertible Preferred Stock, (ii) 4,000,000 shares, or the Warrant Shares, of our common stock issuable upon exercise of certain outstanding warrants (including 2,620,687 additional Warrant Shares that may be issued based on the market price of our common stock on the five business days prior to July 22, 2020) and (iii) 5,882,358 shares of our common stock issuable upon exercise of certain outstanding warrants.

The shares of our common stock registered hereby may be offered and sold by the Selling Stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution.”

We are not selling any shares of common stock under this prospectus, and we will not receive any of the proceeds from the offer and sale of shares of our common stock by the Selling Stockholders. We will, however, receive proceeds from the exercise of the Warrants if and when they are exercised in cash. See “Use of Proceeds.”

This prospectus describes the general manner in which shares of common stock may be offered and sold by any Selling Stockholders. When the Selling Stockholders sell shares of common stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

Our common stock is quoted on the OTCQB which is maintained by the OTC Market Group Inc. under the symbol “ZEST.” On March 17, 2020, the last reported sale price of our common stock was $0.57 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 6 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March    , 2020

Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our shares. Our business, financial condition, results of operations and prospects may have changed since that date.

We use our registered trademarks and trade names, such as Zest™, in this prospectus. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “our company,” “Ecoark Holdings,” or similar terminology refer to Ecoark Holdings, Inc.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, and does not contain all of the information that you should consider before investing in our common stock. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes thereto contained in this prospectus, before making an investment decision.

Dollar amounts and number of shares below are expressed in thousands, except per share amounts.

Overview

Ecoark Holdings is an innovative AgTech company focused on solutions that reduce food waste and improve delivered freshness and product margins for fresh and perishable foods for a wide range of organizations including growers, processors, distributors and retailers. Ecoark Holdings addresses this through its indirect wholly-owned subsidiary: Zest Labs, Inc. (“Zest Labs” or “Zest”). The Company committed to a plan to focus its business on Zest Labs and divested non-core assets in 2019 that included assets of Pioneer Products, LLC (“Pioneer Products” or “Pioneer”) and Magnolia Solar, Inc. (“Magnolia Solar”). Those assets are reported as held for sale and their operations are reported as discontinued operations in the consolidated financial statements. All discontinued operations have been sold or ceased operations by December 31, 2019, so there are no remaining assets or liabilities of the discontinued operations.

440IoT Inc. (“440IOT”) was incorporated in 2019 and is located near Boston, Massachusetts and is a software development and information solutions provider for cloud, mobile, and IoT (Internet of Things) applications.

Our principal executive offices are located at 5899 Preston Road #505, Frisco, Texas 75034, and our telephone number is (479) 259-2977. Our website address is http://zestlabs.com/. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in and are not considered part of this report.

Recent Developments

Acquisition of Trend Discovery

On May 31, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Trend Discovery Holdings Inc., a Delaware corporation (“Trend Holdings”) for the Company to acquire 100% of Trend Holdings pursuant to a merger of Trend Holdings with and into the Company (the “Merger”). The Merger was completed on May 31, 2019 and as agreed in the Merger Agreement, the Company is the surviving entity in the Merger and the separate corporate existence of Trend Holdings has ceased to exist.

Trend Holding’s primary asset is Trend Discovery Capital Management.  Trend Discovery Capital Management provides services and collects fees from entities including Trend Discovery LP and Trend Discovery SPV I.  Trend Discovery LP and Trend Discovery SPV I invest in securities.  Neither Trend Holdings nor Trend Discovery Capital Management invest in securities or have any role in the purchase of securities by Trend Discovery LP and Trend Discovery SPV I.  In the near-term, Trend Discovery LP’s performance will be driven by its investment in Volans-i, a fully autonomous vertical takeoff and landing (“VTOL”) drone delivery platform.  Trend Discovery LP currently owns approximately 1% of Volans-i and has participation rights to future financings to maintain its ownership at 1% indefinitely. More information can be found at flyvoly.com.

The Company does not intend to acquire any other companies in the financial services industry.

Series B Preferred Stock Conversion and Warrant Exercise

On August 21, 2019, the Company and two accredited investors entered into a Securities Purchase Agreement pursuant to which the Company sold and issued to the investors an aggregate of 2 shares of Series B Convertible Preferred Stock, par value $0.001 per share at a price of $1,000 per share. Each share of the Series B Convertible Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000 and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.51, subject to certain limitations and adjustments (the “Conversion Price”).

On October 15, 2019, nearly all the Series B Preferred Stock shares were converted into 3,761 shares of Common Stock.

On January 26, 2020, the Company entered into letter agreements (the “Letter Agreements”) with accredited institutional investors (the “Investors”) holding the warrants issued with the Company’s Series B Convertible Preferred Stock on August 21, 2019 (the “Warrants”). Pursuant to the Letter Agreements, the Investors agreed to a cash exercise of the Warrants at a price of $0.51 in consideration for the receipt of replacement warrants (the “Replacement Warrants”) to purchase a number of shares of the Company’s common stock at $0.90 equal to 150% of the shares underlying the Warrants equal to 5,882,358 shares of the Company’s common stock.

On January 27, 2020, the Company received approximately $2 million in cash from the exercise of the Warrants and issued the Replacement Warrants to the Investors, which have an exercise price of $0.90 and may be exercised within five years of issuance.

Amendments to the Existing Securities

On October 28, 2019, the Company entered into an Exchange Agreement with investors (the “Investors”) that are the holders of warrants issued in the Company’s purchase agreements entered into on (i) March 17, 2017 (the “March Purchase Agreement” and such warrants, the “March Warrants”) and (ii) May 26, 2017 (the “May Purchase Agreement” and such warrants, the “May Warrants”. The March Warrants and the May Warrants (collectively, the “Existing Securities”) were amended to, among other amendments, reduce the exercise price of the Existing Securities to $0.51.

Subject to the terms and conditions set forth in the Exchange Agreement and in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company issued 2,243 shares of the Company’s common stock to the Investors in exchange for the 2,875 of the Existing Securities. Upon the issuance of the 2,243 shares, the 2,875 Existing Securities were extinguished.

Other

In the quarter ended December 31, 2019, the Company issued 248 shares of common stock for services rendered. Further, in the third quarter ended December 31, 2019, the Company issued 247 shares of common stock for services to be rendered in 2020.

Offering of Preferred Stock

On November 11, 2019 (the “Effective Date”), the Company and two institutional accredited investors (each an “Investor” and, collectively, the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company sold and issued to the Investors an aggregate of 1,000 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a price of $1,000 per share (the “Private Placement”).

Pursuant to the Securities Purchase Agreement, the Company issued to each Investor a warrant (a “Warrant”) to purchase a number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), equal to the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock purchased by the Investor. Each Warrant has an exercise price equal to $0.73, subject to full ratchet price only anti-dilution provisions in accordance with the terms of the Warrants (the “Exercise Price”), and is exercisable for five years after the Effective Date. In addition, if the market price of the Common Stock for the five trading days prior to July 22, 2020 is less than $0.73, holder of the warrants shall be entitled to receive additional shares of common stock based on the number of shares of common stock that would have been issuable upon conversion of the Series C Convertible Preferred Stock had the initial conversion price been equal to the market price at such time (but not less than $0.25) less the number of shares of common stock issued or issuable upon exercise of the Series C Convertible Preferred Stock based on the $0.73 conversion price.

Each share of the Series C Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”) and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.73, subject to certain limitations and adjustments (the “Conversion Price”).

Description of Business

Zest Labs

Zest Labs offers freshness management solutions for fresh food growers, suppliers, processors, distributors, grocers and restaurants. Its Zest Fresh solution is a cloud-based post-harvest shelf-life and freshness management solution that improves delivered freshness of produce and protein and reduces post-harvest losses at the retailer due to temperature handling and processing by 50% or more by intelligently matching customer freshness requirements with actual product freshness. It focuses on four primary value propositions – operational efficiency, consistent food freshness, reduced waste, and improved food safety. Zest Fresh empowers workers with real-time analytic tools and alerts that improve efficiency while driving quality consistency through best practice adherence at a pallet level. Zest Labs also offers its Zest Delivery solution that provides real-time monitoring and control for prepared food delivery containers, helping delivery and dispatch personnel ensure the quality and safety of delivered food.

Zest Labs was previously known as Intelleflex Corporation. Effective on October 28, 2016, Intelleflex Corporation changed its name to Zest Labs, Inc. to align its corporate name with its mission and the brand name of its products and services.

The Zest Fresh value proposition is to reduce fresh food loss by improving quality consistency. In the U.S. produce market, it is reported that roughly 30% of post-harvest fresh food is lost or wasted and therefore not consumed. Both fresh food producers and retailers bear significant expense when harvested food is either rejected due to early spoilage or reduced in value due to early ripening. Zest Labs believes that a significant portion of this waste can be attributed to inconsistent quality or freshness based on variable post-harvest processing and handling. Fresh food producers and retailers manage food distribution and inventory based on the harvest date, with the assumption that all food harvested on the same day will have the same freshness. However, studies have shown that harvest conditions and post-harvest handling can have a significant effect on the actual remaining freshness and, if not properly accounted for, can result in food loss or spoilage ahead of expectations. Zest Fresh empowers fresh food producers and retailers to significantly reduce the post-harvest loss by providing real-time guidance to process adherence, intelligent distribution and best handling practices, with a goal of providing significant financial savings to fresh food producers and retailers.

Zest Labs has developed the industry’s first freshness metric called the Zest Intelligent Pallet Routing Code (“ZIPR Code”). The ZIPR Code has three main components: Harvest Quality which sets total freshness capacity (for example, 12 days for strawberries), Handling Impact which reflects aging acceleration due to improper handling, and Future Handling which accurately reflects how the product will be handled (for example, store shelf temperature may be 40 degrees Fahrenheit instead of the ideal 34 degrees Fahrenheit).

Zest Fresh is offered to fresh food producers, processors, distributors, restaurants and grocers with pricing based on the number of pallets managed by Zest Fresh, typically from the field harvest through retail grocery delivery. The Zest Fresh service includes a re-usable wireless Internet of Things (“IoT”) condition sensor that travels with the pallet of fresh food from the field or processor through retail delivery, continuously collecting product condition data. The collected pallet product data is analyzed, using artificial intelligence-based predictive analytics in real time by the Zest Fresh cloud-based solution, with the fresh food producers and retailers accessing data through Zest Fresh web and mobile applications. Zest Fresh provides workers with real-time feedback on the current handling or processing of each pallet, empowering best practice adherence to achieve maximum freshness. Zest Fresh also provides dynamic updates as to actual product freshness for each pallet, enabling intelligent routing and inventory management of each pallet in a manner that ensures optimum delivered freshness. Zest Fresh also includes integrated blockchain support to grower and shipper customers via the Zest Fresh platform.

Zest Labs’ Zest Delivery solution helps to manage prepared food delivery from the restaurant through to the customer. Zest Delivery manages the delivery container environment, both monitoring and controlling the product condition. The value of Zest Delivery is to manage prepared meals in an ideal state for consumption, while accommodating extended pre-staging or delivery times. Extended pre-staging times are associated with “instant delivery” services of prepared meals, where the meals are often pre-staged in a delivery area ahead of demand. While pre-staging enables fast demand response time, it can result in prepared meals being staged for extended periods, which can potentially impact quality, value and safety. Zest Delivery monitors and controls the delivery container environment to preserve the prepared meal in ideal, ready to consume condition. Zest Delivery also provides the dispatcher with real-time remote visibility to the condition of available meals and confirming quality prior to dispatch. Zest Delivery provides automated, real-time visibility for a very distributed fleet of drivers, reflecting prepared meal food safety, quality and availability. Zest Delivery is offered to meal delivery companies based on the quantity of delivery containers and frequency of use.

Zest Labs currently holds rights to 69 U.S. patents (with additional patents pending), numerous related foreign patents, and U.S. copyrights relating to certain aspects of its Zest software, hardware devices including Radio-Frequency Identification (“RFID”) technology, software, and services. In addition, Zest Labs has registered, and/or has applied to register trademarks and service marks in the U.S. and a number of foreign countries for “Intelleflex,” the Intelleflex logo, “Zest,” “Zest Data Services,” and the Zest, Zest Fresh and Zest Delivery logos, and numerous other trademarks and service marks. Many of Zest Labs’ products have been designed to include licensed intellectual property obtained from third-parties. Laws and regulations related to wireless communications devices in the jurisdictions in which Zest Labs operates and seeks to operate are extensive and subject to change. Wireless communication devices, such as RFID readers, are subject to certification and regulation by governmental and standardization bodies. These certification processes are extensive and time consuming, and could result in additional testing requirements, product modifications or delays in product shipment dates.

Although most components essential to Zest Labs’ business are generally available from multiple sources, certain key components including, but not limited to, microprocessors, enclosures, certain RFID or other wireless custom integrated circuits, and application-specific integrated circuits are currently obtained by Zest Labs from single or limited sources, principally in Asia.

Zest Labs is part of a very competitive industry that markets solutions to fresh food supply chain users, such as fresh food growers, producers and retailers. Many other companies that are both more established and command much greater resources compete in this market. While Zest Fresh and Zest Delivery offer new technical approaches and new user value, it remains uncertain if Zest Labs will gain sufficient adoption of its products to make them viable in the market. Further, it is unclear what industry competitors are developing that might address similar user needs. Zest Labs’ products provide a new approach for industry participants, and as with any new approach, adoption is uncertain as many in the industry can be slow to embrace new technology and/or new approaches. These market challenges can lead to extended sales cycles that may include extended pilot testing often at Zest Labs’ expense, for which the outcome remains unclear until the completion of each test. For these reasons, and others, forecasting new business adoption and future revenue can be very difficult and volatile. However, the Company believes that Zest Fresh offers fresh food retailers, growers, shippers, processors and distributors an opportunity to differentiate their businesses in ways that the shipment of canned and boxed food products cannot, as competition in the agriculture, grocery, food service and restaurant markets continues to accelerate.

The acquisition of 440labs, Inc. (“440labs”) in May 2017 allowed Zest Labs to internally maintain its software development and information solutions for cloud, mobile, and IoT applications. 440labs had been a key development partner with Zest Labs for more than four years prior to the May 2017 acquisition, contributing its expertise in scalable enterprise cloud solutions and mobile applications.

Trend Discovery Holdings, Inc.

Trend Discovery Holdings, Inc. (“Trend Holdings”) is a financial services holding company with two primary subsidiaries: Trend Discovery Capital Management; and, Barrier Crest.

Trend Holdings primary asset is Trend Discovery Capital Management. Trend Discovery Capital Management was founded in 2011 Trend Holding’s primary asset is Trend Discovery Capital Management.  Trend Discovery Capital Management provides services and collects fees from entities including Trend Discovery LP and Trend Discovery SPV I.  Trend Discovery LP and Trend Discovery SPV I invest in securities.  Neither Trend Holdings nor Trend Discovery Capital Management invest in securities or have any role in the purchase of securities by Trend Discovery LP and Trend Discovery SPV I.  In the near-term, Trend Discovery LP’s performance will be driven by its investment in Volans-i, a fully autonomous vertical takeoff and landing (“VTOL”) drone delivery platform.  Trend Discovery LP currently owns approximately 1% of Volans-i and has participation rights to future financings to maintain its ownership at 1% indefinitely. More information can be found at flyvoly.com. William B. Hoagland is the Managing Member of both Trend Discovery LP and Trend Discovery SPV I.  The investment capital in Trend Discovery LP and Trend Discovery SPV I is from individual limited partners, and not from Ecoark Holdings, Inc.

In late 2016, Trend Holdings created a new subsidiary named Trend Discovery Connection LLC.  The mission of Trend Discovery Connection LLC was to provide a full range of management consulting services to early-stage companies.  In 2019, Trend Discovery Connection LLC was renamed Barrier Crest.  Barrier Crest provides fund administration and fund formation services to institutional investors.  Barrier Crest provides fund administration services to Trend Discovery LP and Trend Discovery SPV I.

Discontinued Operations:

Pioneer Products

Pioneer Products was located in Rogers, Arkansas and was involved in the selling of recycled plastic products and other products. It sold to the world’s largest retailer. Pioneer Products recovered plastic waste from retail supply chains and converted the reclaimed material into new consumer products which completed a closed loop and reduced waste sent to landfills. Pioneer Products was purchased by Ecoark in 2012. Pioneer Products acquired Sable Polymer Solutions, LLC (“Sable”) in a stock transaction on May 3, 2016. Since that date, Sable’s results have been included with Pioneer Products. In May 2018 the Ecoark Holdings Board of Directors (“Board”) approved a plan to sell Pioneer and Sable. Pioneer concluded operations in February 2019, and the sale of Sable assets was completed in March 2019. Relevant assets and liabilities are classified as held for sale and operations are classified as discontinued in the consolidated financial statements.

Magnolia Solar

Magnolia Solar is located in Albany, New York and is principally engaged in the development and commercialization of nanotechnology-based, high-efficiency, thin-film technology that can be deposited on a variety of substrates, including glass and flexible structures. Magnolia Solar was a subsidiary of Magnolia Solar Corporation that merged with Ecoark Inc. (“Ecoark”) on March 24, 2016 to create Ecoark Holdings and continued as a subsidiary of Ecoark Holdings. In May 2018 the Ecoark Holdings Board approved a plan to sell Magnolia Solar, and the sale was completed in May 2019. Prior to the sale, relevant assets and liabilities were classified as held for sale and operations are classified as discontinued in the consolidated financial statements.

Competition

Zest Labs operates in markets for products and services that are highly competitive and face aggressive competition in all areas of their business. The market for cloud-based, real-time supply chain analytic solutions—the market in which Zest Labs competes—is rapidly evolving. There are several new competitors with competing technologies, including companies that have greater resources than Ecoark Holdings, which operate in this space. Some of these companies are subsidiaries of large publicly traded companies that have brand recognition, established relationships with retailers, and own the manufacturing process.

Trend Holdings and its subsidiaries have significant competition from larger companies with greater assets and resources.

Sales and Marketing

Zest Labs sells its products and services principally through direct sales efforts and the utilization of third-party agents. Zest Labs has marketing operations and programs for demand generation, public relations, and branding/messaging that are scaled based on market engagement and available resources.

Trend Holdings and its subsidiaries provide fund administration and fund formation services to institutional investors and market their services through private marketing.

Research and Development

We have devoted a substantial amount of our resources to software and hardware development activities in recent years, principally for the Zest Labs initiatives. Ecoark Holdings believes that, analyzing the competitive factors affecting the market for the solutions and services its subsidiaries provide, its products and services compete favorably by offering integrated solutions to customers. The Company has incurred research and development expenses of $2,109 and $2,541 in the nine months ended December 31, 2019 and 2018, respectively, to develop its solutions and differentiate those solutions from competitive offerings. Expenses in the three months ended December 31, 2019 and 2018 were $424 and $900, respectively. We incurred no capitalized software development costs in the nine months ended December 31, 2019 and 2018.

Intellectual Property

Ecoark Holdings and its subsidiaries have had 69 patents issued by the United States Patent and Trademark Office, and additional patent applications are currently pending.

Trend Holdings does not have any patents or trademarks.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, including our financial statements, the notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our common stock. The occurrence of any of the following risks could have a material and adverse effect on our business, reputation, financial condition, results of operations and future growth prospects, as well as our ability to accomplish our strategic objectives. As a result, the trading price of our common stock could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and stock price.

RISK FACTORS RELATING TO OUR OPERATIONS

We have experienced losses since our founding. A failure to obtain profitability and achieve consistent positive cash flows would have a significant adverse effect on our business.

We have incurred operating losses since our inception, including a reported net loss of $11,454 for the nine months ended December 31, 2019 as compared to $9,260 for the nine months ended December 31, 2018. Net cash used in operating activities was $4,589 for the nine months ended December 31, 2019, as compared to net cash used in operating activities of $7,282 for the nine months ended December 31, 2018. We expect to continue to incur operating losses through at least the fiscal year ending March 31, 2020. As of December 31, 2019, we had cash of $106, a working capital deficit of $7,117, and an accumulated deficit of $127,340. Some of our debt and equity instruments may contain derivative liabilities which may result in variability in our working capital deficit as these liabilities are re-measured each reporting period. To date, we have funded our operations principally through the sale of our capital stock and debt instruments. We will need to generate significant revenues to achieve profitability, and we cannot assure you that we will ever realize revenues at such levels. If we do achieve profitability in any period, we may not be able to sustain or increase our profitability on a quarterly or annual basis. The Company, specifically Zest Labs, is engaged in discussions with potential customers and partners to significantly increase revenues and expand operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

We require additional financing to support our operations. Such financing may only be available on disadvantageous terms, or may not be available at all. Any new equity financing could have a substantial dilutive effect on our existing stockholders.

As of December 31, 2019, and March 31, 2019, we had cash of $106 and $244, respectively, working capital deficits of $7,117 at December 31, 2019 and $5,045 at March 31, 2019, and an accumulated deficit of $127,340 at December 31, 2019 and $115,886 at March 31, 2019. While we expect cash will be provided by a $10,000 credit facility, we may need to raise additional capital and our cash position may decline in the future. We may not be successful in maintaining an adequate level of cash resources. We continue to seek additional financing in order to support our operations. We may not be able to obtain additional financing on satisfactory terms, or at all, and any new equity financing could have a substantial dilutive effect on our existing stockholders and or contain complex terms subject to derivative accounting. If we cannot obtain additional financing, we will not be able to achieve the sales growth that we need to cover our costs, and our results of operations would be negatively affected.

We cannot predict our future results because we have a limited operating history.

Given our limited operating history, it may be difficult to evaluate our performance or prospects. You should consider the uncertainties that we may encounter as a company that should still be considered an early stage company. These uncertainties include:

●	our ability to market our services and products for a profit;

●	our ability to recruit and retain skilled personnel;

●	our ability to secure and retain key customers; and,

●	our evolving business model.

If we are not able to address successfully some or all of these uncertainties, we may not be able to expand our business, compete effectively or achieve profitability.

Recent sales have been highly concentrated with a few major customers, and loss of a major customer would have an adverse effect on our business.

As disclosed in our consolidated financial statements, sales to major customers represent significant percentages of total sales. Such a loss could have a negative impact on our business and cash flows.

If we are unable to develop and generate additional demand for our services or products, we will likely suffer serious harm to our business.

We have invested significant resources in developing and marketing our services and products. Some of our services and products are often considered complex and involve a new approach to the conduct of business by our customers. As a result, intensive marketing and sales efforts may be necessary to educate prospective customers regarding the uses and benefits of our services and products in order to generate additional demand. The market for our services and products may weaken, competitors may develop superior offerings, prospects may defer engagement due to outstanding litigation, or we may fail to develop acceptable solutions to address new market conditions. Any one of these events could have a material adverse effect on our business, results of operations, cash flow and financial condition.

Undetected errors or failures in our software, products or services could result in loss or delay in the market acceptance for our products or lost sales.

Because our software services and products, and the environments in which they operate, are complex, our software and products may contain errors that can be detected at any point in its lifecycle. While we continually test our services and products for errors, errors may be found at any time in the future. Detection of any significant errors may result in, among other things, loss of, or delay in, market acceptance and sales of our services and products, diversion of development resources, injury to our reputation, increased service and warranty costs, license terminations or renegotiations or costly litigation. Additionally, because our services and products support or rely on other systems and applications, any software or hardware errors or defects in these systems or applications may result in errors in the performance of our service or products, and it may be difficult or impossible to determine where the error resides.

We may not be competitive, and increased competition could seriously harm our business.

Relative to us, some of our current competitors or potential competitors of our products and services may have one or more of the following advantages:

●	longer operating histories;

●	greater financial, technical, marketing, sales and other resources;

●	positive cash flows from operations;

●	greater name recognition;

●	a broader range of products to offer;

●	an established intellectual property portfolio;

●	a larger installed base of customers;

●	superior customer service;

●	higher levels of quality and reliability;

●	dependable and efficient distribution networks; and

●	competitive product and services pricing.

Although no single competitive factor is dominant, current and potential competitors may establish cooperative relationships among themselves or with third parties to enhance their offerings that are competitive with our products and services, which may result in increased competition. We cannot assure that we will be able to compete successfully against current or future competitors. Increased competition in mobile data capture products, software, and related products and solutions, or supplies may result in price reductions, low gross profit margins, and loss of market share, and could require increased spending on research and development, sales and marketing, and customer support. Some competitors may make strategic acquisitions or establish cooperative relationships with suppliers or companies that produce complementary products, which may create additional pressures on our competitive position in the marketplace.

Sales to many of our target customers involve long sales and implementation cycles, which may cause revenues and operating results to vary significantly.

A prospective customer’s decision to purchase our services or products may often involve lengthy evaluation and product qualification processes. Throughout the sales cycle, we anticipate often spending considerable time educating and providing information to prospective customers regarding the use and benefits of our services and products. Budget constraints and the need for multiple approvals within these organizations may also delay the purchase decision. Failure to obtain the timely required approval for a particular project or purchase decision may delay the purchase of our services or products. As a result, we expect that the sales cycle for some of our services and products will typically range to more than 360 days, depending on the availability of funding to the prospective customer. These long cycles may cause delays in any potential sale, and we may spend a large amount of time and resources on prospective customers who decide not to purchase our services or products, which could materially and adversely affect our business.

Additionally, some of our services and products are designed for corporate customers, which requires us to maintain a sales force that understands the needs of these customers, engages in extensive negotiations and provides support to complete sales. If we do not successfully market our services and products to these targeted customers, our operating results will be below our expectations and the expectations of investors and market analysts, which would likely cause the price of our common stock to decline.

We will not be able to develop or continue our business if we fail to attract and retain key personnel.

Our future success depends on our ability to attract, hire, train and retain a number of highly skilled employees and on the service and performance of our senior management team and other key personnel. The loss of the services of our executive officers or other key employees could adversely affect our business. Competition for qualified personnel possessing the skills necessary to implement our strategy is intense, and we may fail to attract or retain the employees necessary to execute our business model successfully. We have obtained “key person” life insurance policies covering certain employees.

Our success will depend to a significant degree upon the continued contributions of our key management, engineering and other personnel, many of whom would be difficult to replace. In particular, we believe that our future success is highly dependent on Randy May, our Chief Executive Officer, and Peter A. Mehring, President of Zest Labs. If Messrs. May or Mehring, or any other key members of our management team, leave our employment, our business could suffer, and the share price of our common stock could decline.

Our acquisition strategy involves a number of risks.

We intend to pursue continued growth through opportunities to acquire companies or assets that will enable us to expand our product and service offerings and to increase our geographic footprint. We routinely review potential acquisitions. However, we may be unable to implement this growth strategy if we cannot reach agreement on potential strategic acquisitions on acceptable terms or for other reasons. Moreover, our acquisition strategy involves certain risks, including:

●	difficulties in the post-acquisition integration of operations and systems;

●	the termination of relationships with key personnel and customers of the acquired company;

●	a failure to add additional employees to manage the increased volume of business;

●	additional post acquisition challenges and complexities in areas such as tax planning, treasury management, financial reporting and legal compliance;

●	risks and liabilities from our acquisitions, some of which may not be discovered during the pre-acquisition due diligence process;

●	a disruption of our ongoing business or an inability of our ongoing business to receive sufficient management attention; and

●	a failure to realize the cost savings or other financial benefits we anticipated prior to acquisition.

Future acquisitions may require us to obtain additional equity or debt financing, which may not be available on current attractive market terms.

If we do not protect our proprietary information and prevent third parties from making unauthorized use of our products and technology, our financial results could be harmed.

Much of our software and underlying technology is proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and through copyright, patent, trademark, and trade secret laws. However, all of these measures afford only limited protection and may be challenged, invalidated, or circumvented by third parties. Any patent licensed by us or issued to us could be challenged, invalidated or circumvented or rights granted thereunder may not provide a competitive advantage to us. Furthermore, patent applications that we file may not result in issuance of a patent or, if a patent is issued, the patent may not be issued in a form that is advantageous to us. Despite our efforts to protect our intellectual property rights, others may independently develop similar products, duplicate our products or design around our patents and other rights. In addition, it is difficult to monitor compliance with, and enforce, our intellectual property in a cost-effective manner.

Third parties claiming that we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from selling our products and services.

From time to time, we might receive claims that we have infringed the intellectual property rights of others, including claims regarding patents, copyrights, and trademarks. Because of constant technological change in the markets in which we compete, the extensive patent coverage of existing technologies, and the rapid rate of issuance of new patents, it is possible that the number of these claims may grow. In addition, former employers of our former, current, or future employees may assert claims that such employees have improperly disclosed to us the confidential or proprietary information of these former employers. Any such claim, with or without merit, could result in costly litigation and distract management from day-to-day operations. If we are not successful in defending such claims, we could be required to stop selling, delay shipments of, or redesign our products, pay monetary amounts as damages, enter into royalty or licensing arrangements, or satisfy indemnification obligations that we have with some of our customers. We cannot assure you that any royalty or licensing arrangements that we may seek in such circumstances will be available to us on commercially reasonable terms or at all. We may incur significant expenditures to investigate, defend and settle claims related to the use of technology and intellectual property rights as part of our strategy to manage this risk.

Periods of sustained economic adversity and uncertainty could negatively affect our business, results of operations and financial condition.

Demand for our services and products depend in large part upon the level of capital and maintenance expenditures by many of our customers. Lower budgets could have a material adverse effect on the demand for our services and products, and our business, results of operations, cash flow and overall financial condition would suffer.

Disruptions in the financial markets may have an adverse impact on regional and world economies and credit markets, which could negatively impact the availability and cost of capital for us and our customers. These conditions may reduce the willingness or ability of our customers and prospective customers to commit funds to purchase our services or products, or their ability to pay for our services after purchase. These conditions could result in bankruptcy or insolvency for some customers, which would impact our revenue and cash collections. These conditions could also result in pricing pressure and less favorable financial terms in our contracts and our ability to access capital to fund our operations.

Patents, trademarks, copyrights and licenses are important to the Company’s business, and the inability to defend, obtain or renew such intellectual property could adversely affect the Company’s operating results.

The Company currently holds rights to patents trade secrets and copyrights relating to certain aspects of its RFID technology, software, and services. In addition, the Company has registered, and/or has applied to register trademarks and service marks in the U.S. and a number of foreign countries for “Intelleflex,” the Intelleflex logo, “Zest,” “Zest Data Services”, the Zest logo, and numerous other trademarks and service marks. Although the Company believes the ownership of such patents, trade secrets, copyrights, trademarks and service marks is an important factor in its business and that its success does depend in part on the ownership thereof, the Company relies primarily on the innovative skills, technical competence, and marketing abilities of its personnel. Loss of a significant number of licenses may have an adverse effect of the Company’s operations.

Many of Zest Labs’ products are designed to include intellectual property obtained from third parties. While it may be necessary in the future to seek or renew licenses relating to various aspects of its products and business methods, the Company believes, based upon past experience and industry practice, such licenses generally could be obtained on commercially reasonable terms; however, there is no guarantee that such licenses could be obtained at all.

Final assembly of certain products is performed by third-party manufacturers. We may be dependent on these third-party manufacturers as a sole-source of supply for the manufacture of such products.

A failure by such manufacturers to provide manufacturing services to us, or any disruption in such manufacturing services, may adversely affect our business results. We may incur increased business disruption risk due to the dependence on these third-party manufacturers, as we are not able to exercise direct control over the assembly or related operations of certain of our products. If these third-party manufacturers experience business difficulties or fail to meet our manufacturing needs, then we may be unable to satisfy customer product demands, lose sales, and be unable to maintain customer relationships. Longer production lead times may result in shortages of certain products and inadequate inventories during periods of unanticipated higher demand. Without such third parties continuing to manufacture our products, we may have no other means of final assembly of certain of our products until we are able to secure the manufacturing capability at another facility or develop an alternative manufacturing facility. This transition could be costly and time consuming.

Failure of information technology systems and breaches in data security could adversely affect the Company’s financial condition and operating results.

Information technology system failures and breaches of data security could disrupt the Company’s operations by causing delays or cancellation of customer orders, impeding the manufacture or shipment of products, or resulting in the unintentional disclosure of customer or Company information. Management has taken steps to address these concerns by implementing sophisticated network security and internal control measures. There can be no assurance, however, that a system failure or data security breach will not have a material adverse effect on the Company’s financial condition and operating results.

Failure in our operational systems or cyber security attacks on any of our facilities, or those of third parties, may adversely affect our financial results.

Our business is dependent upon our operational systems to process a large amount of data and complex transactions. If any of our financial, operational, or other data processing systems fail or have other significant shortcomings, our financial results could be adversely affected. Our financial results could also be adversely affected if an employee causes our operational systems to fail, either as a result of inadvertent error or by deliberately tampering with or manipulating our operational systems. Due to increased technology advances, we have become more reliant on technology to help increase efficiency in our business. We use computer programs to help run our financial and operations sectors, and this may subject our business to increased risks. Any future cyber security attacks that affect our facilities, our customers and any financial data could have a material adverse effect on our business. In addition, cyber-attacks on our customer and employee data may result in a financial loss, including potential fines for failure to safeguard data, and may negatively impact our reputation. Third-party systems on which we rely could also suffer operational system failure. Any of these occurrences could disrupt our business, result in potential liability or reputational damage or otherwise have an adverse effect on our financial results.

The Company relies on licenses to third-party patents and intellectual property, and the Company’s future results could be materially adversely affected if it is alleged or found to have infringed intellectual property rights.

Many of Zest Labs’ products are designed to use third-party intellectual property, and it may be necessary in the future to seek or renew licenses relating to various aspects of its products and business methods. Although the Company believes that, based on past experience and industry practice, such licenses generally could be obtained on commercially reasonable terms, there is no assurance that the necessary licenses would be available on acceptable terms or at all.

The Company is subject to risks associated with laws, regulations and industry-imposed standards related to wireless communications devices.

Laws and regulations related to wireless communications devices in the many jurisdictions in which Zest Labs operates and seeks to operate are extensive and subject to change. Such changes, which could include but are not limited to restrictions on production, manufacture, distribution, and use of the device, may have a material adverse effect on the Company’s financial condition and operating results.

Wireless communication devices, such as RFID readers, are subject to certification and regulation by governmental and standardization bodies. These certification processes are extensive and time consuming, and could result in additional testing requirements, product modifications or delays in product shipment dates, which may have a material adverse effect on the Company’s financial condition and operating results.

Because of technological changes in the business software, web and device applications, sensors and sensor-based devices, and RFID and wireless communication industries, current extensive patent coverage, and the rapid issuance of new patents, it is possible that certain components of Zest Labs’ products and business methods may unknowingly infringe the patents or other intellectual property rights of third parties. From time to time, Zest Labs may be notified that it may be infringing such rights. Responding to such claims, regardless of their merit, can consume significant time and expense. In certain cases, the Company may consider the desirability of entering into licensing agreements, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur. If there is a temporary or permanent injunction prohibiting the Company from marketing or selling certain products or a successful claim of infringement against the Company requires it to pay royalties to a third party, the Company’s financial condition and operating results could be materially adversely affected.

The inability to obtain certain components could adversely impact the Company’s ability to deliver on its contractual commitments which could negatively impact operations and cash flows.

Although most components essential to the Company’s business are generally available from multiple sources, certain key components including, but not limited to, microprocessors, enclosures, certain RFID custom integrated circuits, and application-specific integrated circuits are currently obtained by the Company from single or limited sources. Some key components, while currently available to the Company from multiple sources, are at times subject to industry-wide availability constraints and pricing pressures. If the supply of a key or single-sourced component to the Company were to be delayed or curtailed or in the event a key manufacturing vendor delayed shipment of completed products to the Company, the Company’s ability to ship related products in desired quantities, and in a timely manner, could be adversely affected. The Company’s business and financial performance could also be adversely affected depending on the time required to obtain sufficient quantities from the original source, or to identify and obtain sufficient quantities from an alternative source. Continued availability of these components may be affected if suppliers were to decide to concentrate on the production of common components instead of components customized to meet the Company’s requirements. The Company attempts to mitigate these potential risks by working closely with these and other key suppliers on product introduction plans, strategic inventories, coordinated product introductions, and internal and external manufacturing schedules and levels. Consistent with industry practice, the Company acquires components through a combination of formal purchase orders, supplier contracts, and open orders based on projected demand information. However, adverse changes in the supply chain of the Company’s vendors may adversely impact the supply of key components.

The impact of epidemics or pandemics may limit our business both from the demand and supply sides. Our sales may not be able to effectively engage with customers due to restrictions on travel, conferences and in-person meetings. Our supply chain may be impacted on production and distribution. Due to these factors we may limit operations to reduce expenses until events support and allow normal business procedures.

Our business and/or operations and the businesses of our potential customers could be materially and adversely affected by the risks, or the public perception of the risks, related to a pandemic or other health crisis, such as the recent outbreak of novel coronavirus (COVID-19).

The growth of our business, in part, is reliant on the willingness of customers to invest in our solutions. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could cause customers to avoid purchases which would delay sales of our solutions.

RISK FACTORS RELATING TO OUR COMMON STOCK AND WARRANTS

We have a substantial number of authorized common and preferred shares available for future issuance that could cause dilution of our stockholders’ interests and adversely impact the rights of holders of our common stock. The numbers set forth below are represented in thousands, and the numbers in the selling stockholders section are unrounded.

We have a total of 100,000 shares of common stock and 5,000 shares of preferred stock authorized for issuance. As of March 17, 2020, we have 73,076 shares of common stock outstanding and 3 shares of preferred stock issued and 1 outstanding. As of March 17, 2020, we had 26,925 shares of common stock and 4,998 shares of preferred stock available for issuance. Further, out of the unissued shares of common stock, as of March 17, 2020, we have unexercised options for 12,392 shares. Up to 8,122 shares may be issued upon the exercise of warrants. We may seek financing that could result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. We may also make acquisitions that result in issuances of additional shares of our capital stock. Those additional issuances of capital stock would result in a significant reduction of the percentage interest of existing or future investors. Furthermore, the book value per share of our common stock may be reduced. This reduction would occur if the exercise price of any issued warrants, the conversion price of any convertible notes or the conversion ratio of any issued preferred stock is lower than the book value per share of our common stock at the time of such exercise or conversion.

The addition of a substantial number of shares of our common stock into the market or by the registration of any of our other securities under the Securities Act may significantly and negatively affect the prevailing market price for our common stock. The future sales of shares of our common stock issuable upon the exercise of outstanding warrants and options may have a depressive effect on the market price of our common stock, as such warrants and options would be more likely to be exercised at a time when the price of our common stock is greater than the exercise price.

There may not be an active market for shares of our common stock.

Our common stock is quoted on the OTCQB which is maintained by the OTC Market Group Inc. under the symbol “ZEST”. However, no assurance can be given that an active trading market for our common stock will further develop and continue. As a result, it may become more difficult to purchase, dispose of and obtain accurate quotations as to the value of our common stock. If we are unable to achieve a listing on a national securities exchange, our common stock would continue to trade on the OTCQB.

The market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that we will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

Our stock could be subject to volatility.

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

●	actual or anticipated fluctuations in our quarterly and annual results;

●	changes in market valuations of companies in our industry;

●	announcements by us or our competitors of new strategies, significant contracts, acquisitions, strategic relationships, joint ventures, capital commitments or other material developments that may affect our prospects;

●	shortfalls in our operating results from levels forecasted by management;

●	additions or departures of key personnel;

●	sales of our capital stock in the future;

●	liquidity or cash flow constraints; and,

●	fluctuations in stock market prices and volume, which are particularly common for the securities of emerging technology companies, such as us.

We may not pay dividends on our common stock in the foreseeable future.

We have not paid any dividends on our common stock to date. We are unlikely to pay dividends at any time in the foreseeable future; rather, we are likely to retain earnings, if any, to fund our operations and to develop and expand our business.

Future sales and issuances of our capital stock or rights to purchase capital stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.

We continue to issue additional securities to raise capital. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. We may sell common stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our stockholders may be materially diluted. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our common stock.

Future changes in the fair value of outstanding warrants could result in income volatility.

Changes in the fair value of the warrant liabilities caused by stock price volatility or other factors impacting the fair value determined by the Black Scholes model will impact other income or expense.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY AND MARKET DATA

Special Note Regarding Forward-Looking Statements

This registration statement on Form S-1 contains forward-looking statements under Section 21E of the Exchange Act and other federal securities laws that are subject to a number of risks and uncertainties, many of which are beyond our control including without limitation the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage growth; and (iii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (the “Commission” or “SEC”).

In some cases, you can identify forward-looking statements by terminology such as “may,’’ “will,’’ “should,’’ “could,’’ “expects,’’ “plans,’’ “intends,’’ “anticipates,’’ “believes,’’ “estimates,’’ “predicts,’’ “seeks,” “potential,’’ or “continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements.

These forward-looking statements are made only as of the date hereof. We are under no duty to update or revise any of these forward-looking statements after the date of this report or to provide any assurance with respect to future performance or results. You are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements and should read this report thoroughly with the understanding that the actual results may differ materially from those set forth in the forward-looking statements for many reasons, including, without limitation, unforeseen events beyond management’s control and assumptions that prove to be inaccurate or unfounded. The following list of examples, while not exclusive or exhaustive, includes some of the many possible unforeseen developments that may cause actual results to differ from anticipated or desired results:

●	Overall economic and business conditions;

●	Increased competition in the sustainability consumer and retail markets and the industries in which we compete;

●	Changes in the economic, competitive, legal, and business conditions in local and regional markets and in the national and international marketplace;

●	The actions of national, state and local legislative, regulatory, and judicial bodies and authorities;

●	Delays or interruptions in entering into contracts or acquiring necessary assets;

●	The necessity to expand or curtail operations, obtain additional capital, or change business strategy;

●	Changes in technology; and,

●	Any of the other factors discussed in this report, including those factors discussed in the section entitled “Risk Factors”.

You should read this prospectus, including the section titled “Risk Factors,” and the documents that we reference elsewhere in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

USE OF PROCEEDS

The proceeds from the sale of the shares offered pursuant to this prospectus are solely for the accounts of the Selling Stockholders. Accordingly, we will not receive any of the proceeds from the sale of shares offered by this prospectus. We will, however, receive proceeds from the exercise of the Warrants if and when they are exercised in cash.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, the requirements of current or then-existing debt instruments and other factors our board of directors may deem relevant.

SELLING STOCKHOLDERS

The common stock being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders, upon conversion of preferred stock and exercise of the warrants. For additional information regarding the issuances of those shares of common stock and warrants, please refer to the description of the private placement and the description of the preferred stock and warrants that were issued in that private placement. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock, preferred stock and the warrants as well as prior investment transactions with certain selling shareholders, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of common stock, preferred stock and warrants, as of March 17, 2020, assuming conversion of the preferred stock and exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on conversion or exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued or issuable to the selling shareholders upon conversion of the preferred stock issued in the private placement referenced above and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, including the maximum additional number of shares of common stock issuable upon exercise of the related warrants if market price of our common stock for the five trading days prior to July 22, 2020 is less than $0.725, all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the certificate of designations governing the terms of the preferred stock and the terms of the warrants, a selling shareholder may not convert the preferred stock or exercise the warrants to the extent such conversion or exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of preferred stock or exercise of the warrants which have not been converted or exercised. The number of shares in the second column does not reflect these limitations. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering(1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
Empery Asset Master, LTD (2)	3,506,098	1,776,439	2,036,280
Empery Tax Efficient, LP (3)	860,806	438,703	526,932
Empery Tax Efficient II, LP (4)	4,977,991	3,415,693	2,461,196
Sabby Healthcare Master Fund, Ltd. (5)	6,055,418	2,815,418	3,240,000
Sabby Volatility Warrant Master Fund, Ltd. (6)	6,055,418	2,815,418	2,670,000

(1)	Number of shares of common stock owned prior to offering includes shares of common stock, shares issuable upon conversion of preferred stock and shares issuable upon exercise of warrants. Number of shares of common stock owned prior to offering does not include shares issuable if the market price of our common stock for the five trading days prior to July 22, 2020 is less than $0.725. Each of the selling shareholders shall be entitled to receive additional shares of common stock based on the number of shares of common stock that would have been issuable upon conversion of the Series C Convertible Preferred Stock had the initial conversion price been equal to the market price at such time (but not less than $0.25) less the number of shares of common stock issued or issuable upon exercise of the Series C Convertible Preferred Stock based on the $0.725 conversion price. The preferred stock and the warrants owned by each of the selling shareholders have a beneficial ownership limitation such that the number of shares of common stock cannot exceed 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon the conversion of any preferred stock or the exercise of any warrant. Each selling shareholder may, individually, increase or decrease the beneficial ownership limitation provisions, provided that the beneficial ownership limitation shall, in no event, exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon the conversion of preferred stock or the exercise of any warrant.

(2)

Empery Asset Management LP, the authorized agent of Empery Asset Master, LTD (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. EAM purchased 117 Series C Preferred Shares and the Company is registering 161,380 shares of common stock underlying EAM’s Series C Preferred Stock, 161,380 shares of common stock underlying warrants issued to EAM in connection with the Series C Preferred Stock, and 306,620 shares of common stock underlying the aforementioned warrants issued to EAM if the market price of the Common Stock for the five trading days prior to July 22, 2020 is less than $0.73. The Company is also registering 1,147,059 shares of the Company’s common stock underlying EAM’s Replacement Warrants.

(3)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. ETE purchased 40 Series C Preferred Shares and the Company is registering 55,173 shares of common stock underlying ETE’s Series C Preferred Stock, 55,173 shares of common stock underlying warrants issued to ETE in connection with the Series C Preferred Stock, and 104,827 shares of common stock underlying the aforementioned warrants issued to ETE if the market price of the Common Stock for the five trading days prior to July 22, 2020 is less than $0.73. The Company is also registering 223,530 shares of the Company’s common stock underlying ETE’s Replacement Warrants.

(4)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. ETE II purchased 343 Series C Preferred Shares and the Company is registering 473,104 shares of common stock underlying ETE II’s Series C Preferred Stock, 473,104 shares of common stock underlying warrants issued to ETE II in connection with the Series C Preferred Stock, and 898,896 shares of common stock underlying the aforementioned warrants issued to ETE II if the market price of the Common Stock for the five trading days prior to July 22, 2020 is less than $0.73. The Company is also registering 1,570,589 shares of the Company’s common stock underlying ETE II’s Replacement Warrants.

(5)	Sabby Management, LLC serves as the investment manager of Sabby Healthcare Master Fund, Ltd. (“SHMF”). Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by SHMF. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by SHMF except to the extent of their respective pecuniary interest therein. SHMF purchased 250 Series C Preferred Shares and the Company is registering 344,828 shares of common stock underlying SHMF’s Series C Preferred Stock, 344,828 shares of common stock underlying warrants issued to SHMF in connection with the Series C Preferred Stock, and 655,172 shares of common stock underlying the aforementioned warrants issued to SHMF if the market price of the Common Stock for the five trading days prior to July 22, 2020 is less than $0.73. The Company is also registering 1,470,590 shares of the Company’s common stock underlying SHMF’s Replacement Warrants.

(6)	Sabby Management, LLC serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. (“SVWMF”). Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by SVWMF. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by SVWMF except to the extent of their respective pecuniary interest therein. SVWMF purchased 250 Series C Preferred Shares and the Company is registering 344,828 shares of common stock underlying SVWMF’s Series C Preferred Stock, 344,828 shares of common stock underlying warrants issued to SVWMF in connection with the Series C Preferred Stock, and 655,172 shares of common stock underlying the aforementioned warrants issued to SVWMF if the market price of the Common Stock for the five trading days prior to July 22, 2020 is less than $0.73. The Company is also registering 1,470,590 shares of the Company’s common stock underlying SVWMF’s Replacement Warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with and our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements and Industry and Market Data” in this prospectus.

Overview

Ecoark Holdings is an innovative AgTech company focused on solutions that reduce food waste and improve delivered freshness and product margins for fresh and perishable foods for a wide range of organizations including growers, processors, distributors and retailers. Ecoark Holdings addresses this through its indirect wholly-owned subsidiary: Zest Labs, Inc. (“Zest Labs” or “Zest”). The Company committed to a plan to focus its business on Zest Labs and divested non-core assets in 2019 that included assets of Pioneer Products, LLC (“Pioneer Products” or “Pioneer”) and Magnolia Solar, Inc. (“Magnolia Solar”). Those assets are reported as held for sale and their operations are reported as discontinued operations in the consolidated financial statements. All discontinued operations have been sold or ceased operations by December 31, 2019, so there are no remaining assets or liabilities of the discontinued operations.

On May 31, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Trend Discovery Holdings Inc., a Delaware corporation (“Trend Holdings”) for the Company to acquire 100% of Trend Holdings pursuant to a merger of Trend Holdings with and into the Company (the “Merger”). The Merger was completed on the May 31, 2019 and as agreed in the Merger Agreement, the Company is the surviving entity in the Merger and the separate corporate existence of Trend Holdings has ceased to exist.

Trend Holding’s primary asset is Trend Discovery Capital Management.  Trend Discovery Capital Management provides services and collects fees from entities including Trend Discovery LP and Trend Discovery SPV I.  Trend Discovery LP and Trend Discovery SPV I invest in securities.  Neither Trend Holdings nor Trend Discovery Capital Management invest in securities or have any role in the purchase of securities by Trend Discovery LP and Trend Discovery SPV I.  In the near-term, Trend Discovery LP’s performance will be driven by its investment in Volans-i, a fully autonomous vertical takeoff and landing (“VTOL”) drone delivery platform.  Trend Discovery LP currently owns approximately 1% of Volans-i and has participation rights to future financings to maintain its ownership at 1% indefinitely. More information can be found at flyvoly.com.

440IoT Inc. (“440IOT”) was incorporated in 2019 and is located near Boston, Massachusetts and is a software development and information solutions provider for cloud, mobile, and IoT (Internet of Things) applications.

Our principal executive offices are located at 5899 Preston Road #505, Frisco, Texas 75034, and our telephone number is (479) 259-2977. Our website address is http://zestlabs.com/. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in and are not considered part of this report.

Restatement

The financial statements and certain information within the notes to the financial statements have been restated to reflect corrections of misstatements described therein.

Series B Preferred Stock Conversion

On October 15, 2019, nearly all the Series B Preferred Stock shares were converted into 3,761 shares of Common Stock.

On January 26, 2020, the Company entered into letter agreements (the “Letter Agreements”) with accredited institutional investors (the “Investors”) holding the warrants issued with the Company’s Series B Convertible Preferred Stock on August 21, 2019 (the “Warrants”). Pursuant to the Letter Agreements, the Investors agreed to a cash exercise of the Warrants at a price of $0.51 in consideration for the receipt of replacement warrants (the “Replacement Warrants”) to purchase a number of shares of the Company’s common stock at $0.90 equal to 150% of the shares underlying the Warrants, equal to 5,882,358 shares of the Company’s common stock.

On January 27, 2020, the Company received approximately $2 million in cash from the exercise of the Warrants and issued the Replacement Warrants to the Investors, which have an exercise price of $0.90 and may be exercised within five years of issuance.

Amendments to the Existing Securities

On October 28, 2019, the Company entered into an Exchange Agreement with investors (the “Investors”) that are the holders of warrants issued in the Company’s purchase agreements entered into on (i) March 17, 2017 (the “March Purchase Agreement” and such warrants, the “March Warrants”) and (ii) May 26, 2017 (the “May Purchase Agreement” and such warrants, the “May Warrants”. The March Warrants and the May Warrants (collectively, the “Existing Securities”) were amended to, among other amendments, reduce the exercise price of the Existing Securities to $0.51.

Subject to the terms and conditions set forth in the Exchange Agreement and in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company issued 2,243 shares of the Company’s common stock to the Investors in exchange for the 2,875 of the Existing Securities. Upon the issuance of the 2,243 shares, the 2,875 Existing Securities were extinguished.

Other

On October 31, 2019, the Company issued 120 shares of common stock for services rendered.

Offering of Preferred Stock

On November 11, 2019 (the “Effective Date”), the Company and two institutional accredited investors (each an “Investor” and, collectively, the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company sold and issued to the Investors an aggregate of 1,000 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a price of $1,000 per share (the “Private Placement”).

Pursuant to the Securities Purchase Agreement, the Company issued to each Investor a warrant (a “Warrant”) to purchase a number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), equal to the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock purchased by the Investor. Each Warrant has an exercise price equal to $0.73, subject to full ratchet price only anti-dilution provisions in accordance with the terms of the Warrants (the “Exercise Price”), and is exercisable for five years after the Effective Date. In addition, if the market price of the Common Stock for the five trading days prior to July 22, 2020 is less than $0.73, holder of the warrants shall be entitled to receive additional shares of common stock based on the number of shares of common stock that would have been issuable upon conversion of the Series C Convertible Preferred Stock had the initial conversion price been equal to the market price at such time (but not less than $0.25) less the number of shares of common stock issued or issuable upon exercise of the Series C Convertible Preferred Stock based on the $0.73 conversion price.

Each share of the Series C Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”) and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.73, subject to certain limitations and adjustments (the “Conversion Price”).

Description of Business

Zest Labs

Zest Labs offers freshness management solutions for fresh food growers, suppliers, processors, distributors, grocers and restaurants. Its Zest Fresh solution is a cloud-based post-harvest shelf-life and freshness management solution that improves delivered freshness of produce and protein and reduces post-harvest losses at the retailer due to temperature handling and processing by 50% or more by intelligently matching customer freshness requirements with actual product freshness. It focuses on four primary value propositions – operational efficiency, consistent food freshness, reduced waste, and improved food safety. Zest Fresh empowers workers with real-time analytic tools and alerts that improve efficiency while driving quality consistency through best practice adherence at a pallet level. Zest Labs also offers its Zest Delivery solution that provides real-time monitoring and control for prepared food delivery containers, helping delivery and dispatch personnel ensure the quality and safety of delivered food.

The Zest Fresh value proposition is to reduce fresh food loss by improving quality consistency. In the U.S. produce market, it is reported that roughly 30% of post-harvest fresh food is lost or wasted and therefore not consumed. Both fresh food producers and retailers bear significant expense when harvested food is either rejected due to early spoilage or reduced in value due to early ripening. Zest Labs believes that a significant portion of this waste can be attributed to inconsistent freshness based on variable post-harvest processing and handling. Fresh food producers and retailers manage food distribution and inventory based on the harvest date, with the assumption that all food harvested on the same day will have the same freshness. However, studies have shown that post-harvest handling can have a significant effect on the actual remaining freshness, and if not properly managed, can result in food loss or spoilage ahead of expectations, leading to waste and lost profits. Zest Fresh empowers fresh food producers and retailers to significantly reduce the post-harvest loss by providing real-time guidance to process adherence, intelligent distribution and best handling practices, with a goal of providing significant financial savings to fresh food producers and retailers.

Zest Labs has developed the industry’s first freshness metric called the Zest Intelligent Pallet Routing Code (“ZIPR Code”). The ZIPR Code has three main components: Harvest Quality which sets total freshness capacity (for example, 12 days for strawberries), Handling Impact which reflects aging acceleration due to improper handling, and Future Handling which accurately reflects how the product will be handled (for example, store shelf temperature may be 40 degrees Fahrenheit instead of the ideal 34 degrees Fahrenheit).

Zest Fresh is offered to fresh food producers, processors, distributors and retailers with pricing based on the number of pallets managed by Zest Fresh, typically from the field harvest through retail delivery. The Zest Fresh service includes a re-usable wireless Internet of Things (“IoT”) condition sensor that travels with the pallet of fresh food from the field or processor through retail delivery, continuously collecting product condition data. The collected pallet product data is analyzed, using artificial intelligence-based predictive analytics in real time by the Zest Fresh cloud application, with the fresh food producers and retailers accessing data through Zest Fresh web and mobile applications. Zest Fresh provides workers with real-time feedback on the current handling or processing of each pallet, empowering best practice adherence to achieve maximum freshness. Zest Fresh also provides dynamic updates as to actual product freshness for each pallet, enabling intelligent routing and inventory management of each pallet in a manner that ensures optimum delivered freshness. Zest also offers integrated blockchain support to grower and shipper customers via the Zest Fresh platform.

Zest Labs’ Zest Delivery solution helps to manage prepared food delivery from the restaurant through to the customer. Zest Delivery manages the delivery container environment, both monitoring and controlling the product condition. The value of Zest Delivery is to manage prepared meals in an ideal state for consumption, while accommodating extended pre-staging or delivery times. Extended pre-staging times are associated with “instant delivery” services of prepared meals, where the meals are often pre-staged in a delivery area ahead of demand. While pre-staging enables fast demand response time, it can result in prepared meals being staged for extended periods, which can potentially impact quality, value and safety. Zest Delivery monitors and controls the delivery container environment to preserve the prepared meal in ideal, ready to consume condition. Zest Delivery also provides the dispatcher with real-time remote visibility to the condition of available meals and confirming quality prior to dispatch. Zest Delivery provides automated, real-time visibility for a very distributed fleet of drivers, reflecting prepared meal food safety, quality and availability. Zest Delivery is offered to meal delivery companies based on the quantity of delivery containers and frequency of use.

Zest Labs currently holds rights to 69 U.S. patents (with additional patents pending), numerous related foreign patents, and U.S. copyrights relating to certain aspects of its Zest Labs’ software, hardware devices including Radio-Frequency Identification (“RFID”) technology, software, and services. In addition, Zest Labs has registered, and/or has applied to register trademarks and service marks in the U.S. and a number of foreign countries for “Intelleflex,” the Intelleflex logo, “Zest,” “Zest Data Services,” and the Zest, Zest Fresh and Zest Delivery logos, ZIPR and numerous other trademarks and service marks. Many of Zest Labs’ products have been designed to include licensed intellectual property obtained from third-parties. Laws and regulations related to wireless communications devices in the jurisdictions in which Zest Labs operates and seeks to operate are extensive and subject to change. Wireless communication devices, such as RFID readers, are subject to certification and regulation by governmental and standardization bodies. These certification processes are extensive and time consuming, and could result in additional testing requirements, product modifications or delays in product shipment dates.

Although most components essential to Zest Labs’ business are generally available from multiple sources, certain key components including, but not limited to, microprocessors, enclosures, certain RFID or other wireless custom integrated circuits, and application-specific integrated circuits are currently obtained by Zest Labs from single or limited sources, principally in Asia.

Zest Labs is part of a very competitive industry that markets solutions to fresh food supply chain users, such as fresh food growers, producers and retailers. Many other companies that are both more established and command much greater resources compete in this market. While Zest Fresh and Zest Delivery offer new technical approaches and new user value, it remains uncertain if Zest Labs will gain sufficient adoption of its products to make them viable in the market. Further, it is unclear what industry competitors are developing that might address similar user needs. Zest Labs’ products provide a new approach for industry participants, and as with any new approach, adoption is uncertain as many in the industry can be slow to embrace new technology and/or new approaches. These market challenges can lead to extended sales cycles that may include extended pilot testing often at Zest Labs’ expense, for which the outcome remains unclear until the completion of each test. For these reasons, and others, forecasting new business adoption and future revenue can be very difficult and volatile.  However, the Company believes that its solutions offer restaurants, fresh food retailers, growers, shippers, processors and distributors an opportunity to differentiate their businesses in ways that the shipment of canned and boxed food products cannot, as competition in the grocery market continues to accelerate.

Zest Labs is part of a very competitive industry that markets solutions to fresh food supply chain users, such as fresh food growers, producers and retailers. Many other companies that are both more established and command much greater resources compete in this market. While Zest Fresh and Zest Delivery offer new technical approaches and new user value, it remains uncertain if Zest Labs will gain sufficient adoption of its products to make them viable in the market. Further, it is unclear what industry competitors are developing that might address similar user needs. Zest Labs’ products provide a new approach for industry participants, and as with any new approach, adoption is uncertain as many in the industry can be slow to embrace new technology and/or new approaches. These market challenges can lead to extended sales cycles that may include extended pilot testing often at Zest Labs’ expense, for which the outcome remains unclear until the completion of each test. For these reasons, and others, forecasting new business adoption and future revenue can be very difficult and volatile. However, the Company believes that Zest Fresh offers fresh food retailers, growers, shippers, processors and distributors an opportunity to differentiate their businesses in ways that the shipment of canned and boxed food products cannot, as competition in the agriculture, grocery, food service and restaurant markets continues to accelerate.

The acquisition of 440labs in May 2017 allowed Zest Labs to internally maintain its software development and information solutions for cloud, mobile, and IoT applications. 440labs had been a key development partner with Zest Labs for more than four years prior to the May 2017 acquisition, contributing its expertise in scalable enterprise cloud solutions and mobile applications.

Trend Discovery Holdings, Inc.

Trend Discovery Holdings, Inc. (“Trend Holdings”) is a holding company which earns management fees and whose primary asset is Trend Discovery Capital Management. Trend Discovery Capital Management provides services and collects fees from entities including Trend Discovery LP and Trend Discovery SPV I.  Trend Discovery LP and Trend Discovery SPV I invest in securities.  Neither Trend Holdings nor Trend Discovery Capital Management invest in securities or have any role in the purchase of securities by Trend Discovery LP and Trend Discovery SPV I.

Discontinued Operations:

Pioneer Products

Pioneer Products was located in Rogers, Arkansas and was involved in the selling of recycled plastic products and other products. It sold to the world’s largest retailer. Pioneer Products recovered plastic waste from retail supply chains and converted the reclaimed material into new consumer products which completed a closed loop and reduced waste sent to landfills. Pioneer Products was purchased by Ecoark in 2012. Pioneer Products acquired Sable Polymer Solutions, LLC (“Sable”) in a stock transaction on May 3, 2016. Since that date, Sable’s results have been included with Pioneer Products. In May 2018 the Ecoark Holdings Board of Directors (“Board”) approved a plan to sell Pioneer and Sable. Pioneer concluded operations in February 2019, and the sale of Sable assets was completed in March 2019. Relevant assets and liabilities are classified as held for sale and operations are classified as discontinued in the consolidated financial statements.

Magnolia Solar

Magnolia Solar was located in Albany, New York and was principally engaged in the development and commercialization of nanotechnology-based, high-efficiency, thin-film technology that can be deposited on a variety of substrates, including glass and flexible structures. Magnolia Solar was a subsidiary of Magnolia Solar Corporation that merged with Ecoark Inc. (“Ecoark”) on March 24, 2016 to create Ecoark Holdings and continued as a subsidiary of Ecoark Holdings. In May 2018 the Ecoark Holdings Board approved a plan to sell Magnolia Solar, and the sale was completed in May 2019. Relevant assets and liabilities were classified as held for sale and operations are classified as discontinued in the consolidated financial statements.

Competition

Zest Labs operates in markets for products and services that are highly competitive and face aggressive competition in all areas of their business.

The market for cloud-based, real-time supply chain analytic solutions—the market in which Zest Labs competes—is rapidly evolving. There are several new competitors with competing technologies, including companies that have greater resources than Ecoark Holdings, which operate in this space. Some of these companies are subsidiaries of large publicly traded companies that have brand recognition, established relationships with retailers, and own the manufacturing process.

Trend Holdings and its subsidiaries have significant competition from larger companies with greater assets and resources.

Sales and Marketing

We sell our products and services principally through direct sales efforts and the utilization of third-party agents. Zest Labs has marketing operations and programs for demand generation, public relations, and branding/messaging.

Trend Holdings and its subsidiaries provide fund administration and fund formation services to institutional investors and market their services through private marketing.

Research and Development

We have devoted a substantial amount of our resources to software and hardware development activities in recent years, principally for the Zest Labs initiatives. Ecoark Holdings believes that, analyzing the competitive factors affecting the market for the solutions and services its subsidiaries provide, its products and services compete favorably by offering integrated solutions to customers. The Company has incurred research and development expenses of $2,109 and $2,541 in the nine months ended December 31, 2019 and 2018, respectively, to develop its solutions and differentiate those solutions from competitive offerings. Expenses in the three months ended December 31, 2019 and 2018 were $424 and $900, respectively. We incurred no capitalized software development costs in the nine months ended December 31, 2019 and 2018.

Intellectual Property

Ecoark Holdings and its subsidiaries have had 69 patents issued by the United States Patent and Trademark Office, and additional patent applications are currently pending.

Trend Holdings does not have any patents or trademarks.

Government Regulation

There are government laws and regulations related to wireless communications devices in the jurisdictions in which Zest Labs operates and seeks to operate are extensive and subject to change. Wireless communication devices, such as RFID readers, are subject to certification and regulation by governmental and standardization bodies. These certification processes are extensive and time consuming, and could result in additional testing requirements, product modifications or delays in product shipment dates.

Trend Holding’s primary asset is Trend Discovery Capital Management is a Registered Investment Advisor (“RIA”), registered with the State of New York and regulated by the Financial Industry Regulatory Authority (FINRA).

Results of Operations

Overview

The discussion below addresses the Company’s operations and liquidity which were impacted by the acquisition of Trend Holdings in May 2019 as described above. Results from Sable, Pioneer Products and Magnolia Solar are included as discontinued operations in the statements of operations and therefore, the revenues and expenses for these entities are not included in the amounts and discussion of results of continuing operations below, except in the Net Loss summary.

Results of Continuing Operations for the Nine Months Ended December 31, 2019 and 2018

Revenues, Cost of Revenues and Margins

Revenues for the nine months ended December 31, 2019 were $219 as compared to $1,054 for the nine months ended December 31, 2018. Professional services revenues of $191 in 2019 were from IoT-enabled technology, development work and management and other fees earned by Trend Holdings compared to $1,000 for the nine months ended December 31, 2018 from a project with a large retailer related to freshness solutions. SaaS revenues of $28 in 2019 and $54 in 2018 were from projects with produce distributors and growers.

Cost of revenues for the nine months ended December 31, 2019 was $128 as compared to $653 for the nine months ended December 31, 2018 resulting in gross profit of $91 in 2019 and $401 in 2018. The significant gross profit in 2018 was directly related to the margin in professional services from the project with a large retailer. The gross profit in 2019 was due primarily to 440IOT gross profit and Trend Holdings fee income.

Operating Expenses

Operating expenses for nine months ended December 31, 2019 were $7,789 as compared to $9,992 for the nine months ended December 31, 2018, a decrease of $2,203. Operating expenses excluding share-based non-cash compensation for the nine months ended December 31, 2019 were $4,770 as compared to $7,083 for the nine months ended December 31, 2018, a decrease of $2,313. The decrease was primarily due to decreases in depreciation and amortization, research and development costs, and lower salaries and related costs. Share-based non-cash compensation increased by $110 to $3,019 in the nine months ended December 31, 2019 from $2,909 in the nine months ended December 31, 2018.

Selling, General and Administrative

Selling, general and administrative expenses for the nine months ended December 31, 2019 were $5,464 compared with $6,527 for the nine months ended December 31, 2018. The $1,063 decrease was principally due to a decrease in salaries and related costs offset by share-based non-cash compensation awarded to non-employees.

Salaries and related costs for the nine months ended December 31, 2019 were $2,724, down $1,516 from $4,240 for the nine months ended December 31, 2018. The decrease resulted primarily from an $854 decrease in share-based non-cash compensation. A portion of that cost was derived from estimates of stock option expense calculated using a Black-Scholes model which can vary based on assumptions utilized and share-based compensation expense from awards of stock grants. Additional information on that equity expense can be found in Note 12 to the condensed consolidated financial statements, which complies with critical accounting policies driven by Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-10. Decreases in the number of employees and related costs also contributed to the reduction in salaries and related costs.

Non-cash share-based compensation expense for the nine months ended December 31, 2019 for non-employees were up $785 from the nine months ended December 31, 2018.

Depreciation, Amortization and Impairment

Depreciation, amortization and impairment expenses for the nine months ended December 31, 2019 were $216 compared to $924 for the nine months ended December 31, 2018. The $708 decrease primarily resulted from impairments of the intangible assets and Zest hardware assets recorded as of March 31, 2019.

Research and Development

Research and development expense decreased $432 to $2,109 in the nine months ended December 31, 2019 compared with $2,541 during the same period in 2018. The expense related primarily to the development of the Zest Labs freshness solutions.

Interest Expense

Interest expense, net of interest income, for the nine months ended December 31, 2019 was $323 as compared to $369 for the nine months ended December 31, 2018. The $46 decrease resulted from lower fees incurred on the credit facility and advances in 2019 versus 2018, offset by a $107 expense in 2019 related to warrant derivative liabilities.

Net Loss

Net loss for the nine months ended December 31, 2019 was $11,454 as compared to $9,260 for the nine months ended December 31, 2018. The $2,194 increase in net loss was primarily due to the $5,015 decrease in other income from the change in fair value of warrant derivative liabilities and $1,059 loss on exchange of warrants for common stock, a $310 reduction in gross profit, offset by the $708 decrease in depreciation and amortization expense, $606 decrease in research and development expense, a $46 decrease in interest expense and the absence of the $1,923 loss from discontinued operations incurred in 2018.

Results of Discontinued Operations

Loss from discontinued operations for the three and nine months ended December 31, 2018 was $757 and $1,923, respectively. Revenues from discontinued operations for the nine months were $7,941, comprised of $7,881 for Pioneer and Sable and $60 for Magnolia Solar. Pioneer had a decrease in sales of consumer trash cans made from recycled materials due to a unit price decrease and fewer promotions by a customer. Losses from discontinued operations for the nine months were $1,859 for Pioneer and Sable and $64 for Magnolia Solar.  Pioneer and Sable losses were driven by lower volumes and a unit price decrease as previously described.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

To date we have financed our operations through sales of common stock and the issuance of debt.

At December 31, 2019 and March 31, 2019, we had cash of $106 and $244, respectively, and working capital deficits of $7,117 at December 31, 2019 and $5,045 at March 31, 2019. The Company is dependent upon raising additional capital from future financing transactions.

Net cash used in operating activities was $4,589 for the nine months ended December 31, 2019, as compared to net cash used in operating activities of $7,282 for the nine months ended December 31, 2018. Cash used in operating activities is related to the Company’s net loss partially offset by non-cash expenses, including share-based compensation and depreciation, amortization and impairments.

Net cash provided by investing activities was $21 for the nine months ended December 31, 2019, as compared to net cash used in investing activities of $270 for the nine months ended December 31, 2018

Net cash provided by financing activities in 2019 were $4,430 and in 2018 was $4,668. Cash provided by financing in 2019 includes $2,980 in proceeds from the issuance of preferred stock, $1,047 drawn on the credit facility, and $403 advanced from related parties.

Since our inception, the Company has experienced negative cash flow from operations and may experience significant negative cash flow from operations in the future. We will need to raise additional funds in the future to continue to expand the Company’s operations and meet its obligations. The inability to obtain additional capital may restrict our ability to grow and may reduce the ability to continue to conduct business operations as a going concern. In January 2020, the Company raised $2,000 from the exercise of warrants.

Off-Balance Sheet Arrangements

As of December 31, 2019, and March 31, 2019, we had no off-balance sheet arrangements.

Results of Continuing Operations for the Years Ended March 31, 2019 and 2018

Revenues

Revenues for the year ended March 31, 2019 were $1,062 as compared to $558 for the year ended March 31, 2018. Revenues of $1,000 and $500 for 2019 and 2018, respectively, were from a project with Walmart related to freshness solutions. The SaaS revenues of $62 and $58 in 2019 and 2018 were from projects with grocers and produce growers and in 2019 from a precooling operation.

Cost of Revenues and Gross Profit

Cost of revenues for 2019 was $699 as compared to $243 for 2018. The significant increase was directly related to the higher revenues from the project with Walmart; however, after paying $1,000 for work on that project, Walmart did not pay the final $500. Gross margin decreased from 56% in 2018 to 34% in 2019 due to higher costs involved with executing the projects.

Operating Expenses

Operating expenses for 2019 were $14,511 as compared to $38,845 for 2018. The $24,334 decrease, or 63%, was due principally to share-based non-cash compensation which decreased by $21,874 to $3,078 in 2019 from $24,952 in 2018. Operating expenses excluding share-based non-cash compensation for 2019 decreased $2,460 from 2018 principally due to reductions in salaries and related costs and lower research and development expense offset by increases in depreciation and impairment.

Salaries and Salary Related Costs

Salaries and related costs for 2019 were $4,848, down $21,114 from $25,962 for 2018. The decrease resulted primarily from a $19,400 decrease in share-based compensation that did not require cash payments. A portion of that cost was derived from estimates of stock option expense calculated using a Black-Scholes model which can vary based on assumptions utilized and share-based compensation expense from awards of stock grants. Additional information on that equity expense can be found in Note 13 to the consolidated financial statements, which complies with critical accounting policies driven by ASC 718-10. In the third and fourth quarters of fiscal 2018, reductions in staff were implemented to reduce the cash expenditures of the Company after Walmart did not execute a significant multi-year contract that the Company was led to believe would occur.

Professional Fees and Consulting

Professional fees and consulting expenses for 2019 of $1,315, were down $3,497, or 73%, from $4,812 incurred for 2018.

Share-based non-cash compensation of $405 in 2019 was down $2,424 from $2,410 recorded in 2018. Advisors and consultants associated with compliance requirements of becoming a public entity and capital raising efforts were incurred in 2018, a number of which did not recur in 2019 as cost control measures were instituted. A portion of that share-based compensation cost was calculated using a Black-Scholes model which can vary based on assumptions utilized. Additional information on that equity expense can be found in Note 13 to the consolidated financial statements, which complies with critical accounting policies driven by ASC 505-50.

Selling, General and Administrative

Selling, general and administrative expenses for 2019 were $1,671 compared with $1,677 for 2018. Cost reduction initiatives were focused on salary related and professional fees costs. Spending in other areas included sales and business development efforts were not reduced.

Depreciation, Amortization and Impairment

Depreciation, amortization and impairment expenses for 2019 were $3,357 compared to $818 for 2018. The $2,539 increase resulted primarily from impairment of long-lived tangible and intangible assets related to Zest Labs following loss of the expected contract from Walmart and depreciation on assets that had been reclassified from inventory to fixed assets at March 31, 2018.

Research and Development

Research and development expense decreased 40% to $3,320 in 2019 compared with $5,576 in 2018. The $2,256 reduction in costs related primarily to the maturing of development of the Zest Labs freshness solutions and the termination of joint development efforts with Walmart that had been incurred in 2018.

Interest and Other Expense

Change in fair value of derivative liabilities for 2019 was $3,160 as compared to $9,316 for 2018. The $6,156 decrease was a result of less volatility in the stock price in 2019 compared to 2018.

Interest expense, net of interest income, for 2019 was $417 as compared to $55 for 2018. The $362 increase was a result of interest incurred on a $10,000 credit facility established in December 2018.

Net Loss

Net loss for the year ended March 31, 2019 was $13,650 as compared to $32,836 for the year ended March 31, 2018. The $19,186 decrease in net loss was primarily due to the $25,342 decrease in operating expenses described above offset by an increase of $48 in gross profit, a decrease of $6,156 in the change in the fair value of derivative liabilities and the increase in net interest expense of $362. As described in Note 15 to the consolidated financial statements, the Company has a net operating loss carryforward for income tax purposes totaling approximately $98,293 at March 31, 2019 that can be utilized to reduce future income taxes. A valuation allowance has been estimated such that no deferred tax assets have been recognized in the financial statements.

Results of Discontinued Operations

On April 14, 2017, the Company sold the assets, liabilities and membership interests in Eco3d to a group led by executives of Eco3d after the Company’s Board concluded that Eco3d did not fit the future strategic direction of the Company. In accordance with ASC 205-20, and having met the criteria for “held for sale”, the Company had reflected amounts relating to Eco3d as a disposal group classified as held for sale at March 31, 2017 and has included amounts relating to Eco3d as part of discontinued operations. In addition, as a result of receiving letters of intent for the sale of key assets of Sable, Pioneer and Magnolia Solar, and the approval by the Company’s Board to sell the assets, those assets are included in assets held for sale and their operations included in discontinued operations.

Loss from discontinued operations for the year ended March 31, 2019 was $2,300, an improvement from the loss of $4,181 incurred in 2018. Revenues from discontinued operations were $9,883, up slightly from $9,541 in 2018. Sable increased revenues by 20% due to a 10% increase in shipments and achieving higher selling prices per pound. Pioneer had a 30% decrease in sales due to a 23% decrease in shipments and a lower price per unit.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

To date we have financed our operations through sales of common stock and the issuance of debt.

At December 31, 2019 and March 31, 2019, we had cash of $106 and $244, respectively, and working capital deficits of $7,117 at December 31 and $5,045 at March 31, 2019.

The Company is dependent upon raising additional capital from future financing transactions.

Net cash used in operating activities was $4,589 for the nine months ended December 31, 2019, as compared to net cash used in operating activities of $7,282 for the nine months ended December 31, 2018. Cash used in operating activities is related to the Company’s net loss partially offset by non-cash expenses, including share-based compensation and depreciation, amortization and impairments.

Net cash provided by investing activities was $21 for the nine months ended December 31, 2019, as compared to net cash used in investing activities of $270 for the nine months ended December 31, 2018

Net cash provided by financing activities in 2019 were $4,430 and in 2018 was $4,668. Cash provided by financing in 2019 includes $2,980 in proceeds from the issuance of preferred stock, $1,047 draw on the credit facility and $403 advanced from related parties.

Since our inception, the Company has experienced negative cash flow from operations and may experience significant negative cash flow from operations in the future. We will need to raise additional funds in the future to continue to expand the Company’s operations and meet its obligations. The inability to obtain additional capital may restrict our ability to grow and may reduce the ability to continue to conduct business operations as a going concern. In January 2020, the Company raised $2,000 from the exercise of warrants.

For the Years Ended March 31, 2019 and March 31, 2018

At March 31, 2019 and 2018 we had cash of $244 and $3,730, respectively, and a working capital deficit of $5,045 in 2019 compared with a working capital deficit of $433 at the end of 2018. The decrease in working capital is the result of the net cash used in operating activities, offset by the cash flows from financing activities and a reduction resulting from the reclassification of Zest Labs inventory to property and equipment. The Company is dependent upon raising additional capital from future financing transactions.

Net cash used in operating activities was $9,040 for the year ended March 31, 2019, as compared to net cash used in operating activities of $17,643 for the year ended March 31, 2018. Cash used in operating activities is related to the Company’s net loss partially offset by non-cash expenses, including share-based compensation and depreciation, amortization and impairments. The decrease in operating cash burn was impacted favorably by collections of receivables and lower cash used by discontinued operations as a result of concerted efforts to improve those operations prior to sale.

Net cash provided by investing activities was $536 for the year ended March 31, 2019, as compared to $1,752 net cash provided for the year ended March 31, 2018. Net cash provided by investing activities in 2019 related to proceeds from the sale of Sable assets and for 2018 related to the proceeds from the sale of Eco3d. Both 2019 and 2018 uses are related to purchases of property and equipment.

Net cash provided by financing activities in 2019 was $5,018 that included $4,221 (net of fees) raised via issuance of stock, $1,350 provided through the credit facility, offset by a $500 repayment of debt and purchases of treasury shares of $53. This compared with 2018 amounts of $10,975 provided by financing, including $12,693 (net of fees) raised in private placement offerings, offset by purchases of treasury shares of $1,618 and repayment of debt to related parties of $100.

At March 31, 2019, $1,350 related to the $10,000 credit facility was due. Other commitments and contingencies are disclosed in Note 14 to the consolidated financial statements.

Since our inception, the Company has experienced negative cash flow from operations and expects to experience significant negative cash flow from operations in the future. We will need to raise additional funds in the future so that we can continue to expand operations and repay indebtedness. The inability to obtain additional capital may restrict our ability to grow and may reduce the ability to continue to conduct business operations.

Critical Accounting Policies, Estimates and Assumptions

There were updates recently issued which represent technical corrections to the accounting literature or application to specific industries or transactions that are not expected to have a material impact, if any impact, on the Company’s financial position, results of operations or cash flows.

Going Concern

In reading and understanding the Company’s discussion of results of operations, liquidity and capital resources, and the audited financial statements that follow, one should be aware of key policies, judgments and assumptions that are important to the portrayal of financial conditions and results. The Company’s continuing operations have not generated sufficient revenues and related cash flows to date to fund the Company’s operations. That raises a question as to whether we are a “going concern”. Because we have been successful at raising capital and have a substantial credit facility in place, we assume that we will continue operations and thus have not used liquidation accounting which would assume that liquidation was imminent.

The Company has experienced losses from operations resulting in an accumulated deficit of $127,340 since inception. The accumulated deficit together with losses of $11,454 for the nine months ended December 31, 2019, and net cash used in operating activities in the nine months ended December 31, 2019 of $4,589, have resulted in the uncertainty of the Company’s ability to continue as a going concern.

The Company has raised additional capital through various offerings in addition to a credit facility. The Company’s ability to raise additional capital through future equity and debt securities issuances is unknown. Obtaining additional financing and the successful development of the Company’s strategic plan to achieve profitability are necessary for the Company to continue operations. There can be no assurance that such capital will be available or on terms acceptable to the Company. The Company intends to further develop its product offerings and customer bases and has opportunities from the Trend Holdings acquisition. The Company’s plans to achieve profitability include evaluating the cost structure and processes of its operations, both at the margin and operating expense levels, as well as pursuing additional strategic acquisitions and dispositions. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern as determined by management. The condensed consolidated financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

Principles of Consolidation

The consolidated financial statements include the accounts of Ecoark Holdings and its direct and indirect subsidiaries, collectively referred to as “the Company”. All significant intercompany accounts and transactions have been eliminated in consolidation. Ecoark Holdings is a holding company that holds 100% of Ecoark, 440IOT and through May 2019 Magnolia Solar. Ecoark holds 100% of Eco360, Pioneer Products (which owned 100% of Sable), Zest Labs and, until April 2017, Eco3d. In March 2017 the Ecoark Holdings Board approved a plan to sell Eco3d, and the sale was completed in April 2017. Ecoark previously owned 65% of Eco3d and the remaining 35% interest was owned by executives of Eco3d until September 2016 when the executives’ 35% interest was acquired in exchange for 525 shares of Ecoark Holdings stock. In conjunction with the sale of Eco3d in April 2017, the 525 shares were reacquired by the Company and canceled.

In May 2018 the Ecoark Holdings Board approved a plan to sell key assets of Pioneer (including the assets of Sable) and Magnolia Solar. Relevant assets and liabilities were classified as held for sale and operations as discontinued in the consolidated financial statements. See Notes 1 and 2 of the Company’s Condensed Consolidated Financial Statements for the Nine Months Ended December 31, 2019.

On May 31, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Trend Discovery Holdings Inc., a Delaware corporation (“Trend Holdings”) for the Company to acquire 100% of Trend Holdings pursuant to a merger of Trend Holdings with and into the Company (the “Merger”). The Merger was completed, and Trend Holdings is now included in the consolidated financial statements.

The Company applies the guidance of Topic 810 Consolidation of the ASC to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—are consolidated except when control does not rest with the parent. Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree.

Noncontrolling Interests

In accordance with ASC 810-10-45 Noncontrolling Interests in Consolidated Financial Statements, the Company classifies noncontrolling interests as a component of equity within the consolidated balance sheet. In September 2016, the 35% noncontrolling interest of Eco3d was acquired in exchange for 525 shares of Ecoark Holdings stock which eliminated the noncontrolling interest. On April 14, 2017, the Company sold the assets, liabilities and membership interests in Eco3d, and the 525 shares of Ecoark Holdings were returned as part of the sales proceeds and were subsequently canceled.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “Commission” or the “SEC”). It is management’s opinion that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

Reclassification

The Company has reclassified certain amounts in the December 31, 2018 condensed consolidated financial statements to be consistent with the December 31, 2019 presentation. Reclassifications relating to the discontinued operations are described in Note 2. The reclassifications had no impact on net loss or net cash flows for the nine months ended December 31, 2018.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, fair value of assets held for sale and assets and liabilities acquired, impaired value of equipment and intangible assets, liabilities to accrue, fair value of derivative liabilities associated with warrants, cost incurred in the satisfaction of performance obligations, permanent and temporary differences related to income taxes and determination of the fair value of stock awards. Actual results could differ from those estimates.

Cash

Cash consists of cash, demand deposits and money market funds with an original maturity of three months or less. The Company holds no cash equivalents as of December 31, 2019. The Company occasionally maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

Inventory

Inventory was stated at the lower of cost or market. Inventory cost was determined on average cost and at standard cost, which approximates average costs in accordance with ASC 330-10-30-12. Provisions were made to reduce slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values. The Company established reserves for this purpose. As of March 31, 2018, the inventory of Sable was included in assets held for sale. Effective April 1, 2017, the Company changed its inventory costing method at Sable from first-in first-out (“FIFO”) to average cost. FIFO costs approximated average cost. The change was made in conjunction with a system conversion that enabled the Company to move from a periodic to a perpetual inventory system. In accordance with ASC 250-10-45-11 through 45-13, management determined that the change was preferable because it provides better operational control and visibility into inventory levels and costs, and it facilitates cost analysis at a batch level that was not available previously. The effect of the change was not material to the Company’s consolidated financial statements for the period ended March 31, 2018. As of March 31, 2018, the inventory of Zest Labs consisting of tags, readers, antenna, etc. was reclassified to property and equipment to reflect the use of the assets in the SaaS revenue model.

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from two to ten years for all classes of property and equipment, except leasehold improvements which are depreciated over the term of the lease, which is shorter than the estimated useful life of the improvements.

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has early adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment effective April 1, 2017. The adoption of this ASU did not have a material impact on our consolidated financial statements.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

ASC 360-10 addresses criteria to be considered for long-lived assets expected to be disposed of by sale. Six criteria are listed in ASC 360-10-45-9 that must be met in order for assets to be classified as held for sale. Once the criteria are met, long-lived assets classified as held for sale are to be measured at the lower of carrying amount or fair value less costs to sell. The Company did consider it necessary to record impairment charges for equipment acquired as part of the Sable acquisition. As of December 31, 2019 and March 31, 2019, the property and equipment of Sable was reclassified as assets held for sale and accordingly depreciation expense for Sable through May 2018 was included in the loss from discontinued operations. See Note 5 of the Company’s Condensed Consolidated Financial Statements (Unaudited) for the Nine Months Ended December 31, 2019.

Intangible assets with definite useful lives are stated at cost less accumulated amortization and impairment. Intangible assets capitalized as of December 31, 2019 and March 31, 2019 represent goodwill, the valuation of the Company-owned patents, outsourced vendor relationships and non-compete agreements. See Note 6 of the Company’s Condensed Consolidated Financial Statements (Unaudited) for the Nine Months Ended December 31, 2019.

These intangible assets were being amortized on a straight-line basis over their estimated average useful lives of thirteen and a half years for the patents, three years for outsourced vendor relationships and two years for non-compete agreements. Expenditures on intangible assets through the Company’s filing of patent and trademark protection for Company-owned inventions are expensed as incurred.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company tested the carrying value of its long-lived assets for recoverability during the nine months ended December 31, 2019, and impairments were recorded during this period.

Advertising Expense

The Company expenses advertising costs, as incurred. Advertising expenses for the nine months ended December 31, 2019 and 2018, which were nominal, are included in other general and administrative costs.

Software Costs

The Company accounts for software development costs in accordance with ASC 985-730 Software Research and Development, and ASC 985-20 Costs of Software to be Sold, Leased or Marketed. ASC 985-20 requires that costs related to the development of the Company’s products be capitalized as an asset when incurred subsequent to the point at which technological feasibility of the enhancement is established and prior to when a product is available for general release to customers. ASC 985-20 specifies that technological feasibility can be established by the completion of a detailed program design. Costs incurred prior to achieving technological feasibility are expensed. The Company does utilize detailed program designs; however, the Company’s products are released soon after technological feasibility has been established and as a result software development costs have been expensed as incurred.

Research and Development Costs

Research and development costs are expensed as incurred. These costs include internal salaries and related costs and professional fees for activities related to development. These costs relate to the Zest Data Services platform, Zest Fresh and Zest Delivery.

Subsequent Events

Subsequent events were evaluated through the date the consolidated financial statements were filed.

Shipping and Handling Costs

The Company reports shipping and handling revenues and their associated costs in revenue and cost of revenue, respectively. Shipping revenues and costs for the nine months ended December 31, 2019 and 2018, were nominal and included in cost of product sales.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which the Company early adopted effective April 1, 2017. No cumulative adjustment to accumulated deficit was required as a result of this adoption, and the early adoption did not have a material impact on our consolidated financial statements as no material arrangements prior to the adoption were impacted under the new pronouncement.

The Company accounts for a contract when it has been approved and committed to, each party’s rights regarding the goods or services to be transferred have been identified, the payment terms have been identified, the contract has commercial substance, and collectability is probable. Revenue is generally recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities. Revenue recognition for multiple-element arrangements requires judgment to determine if multiple elements exist, whether elements can be accounted for as separate units of accounting, and if so, the fair value for each of the elements.

Revenue from software license agreements of Zest Labs is recognized over time or at a point in time depending on the evaluation of when the customer obtains control of the promised goods or services over the term of the agreement. For agreements where the software requires continuous updates to provide the intended functionality, revenue is recognized over the term of the agreement. For SaaS contracts that include multiple performance obligations, including hardware, perpetual software licenses, subscriptions, term licenses, maintenance and other services, the Company allocates revenue to each performance obligation based on estimates of the price that would be charged to the customer for each promised product or service if it were sold on a standalone basis. For contracts for new products and services where standalone pricing has not been established, the Company allocates revenue to each performance obligation based on estimates using the adjusted market assessment approach, the expected cost plus a margin approach or the residual approach as appropriate under the circumstances. Contracts are typically on thirty-day payment terms from when the Company satisfies the performance obligation in the contract. In fiscal 2019 and the nine months ended December 31, 2019, the Company did not have significant revenue from software license agreements.

The Company accounts for contract costs in accordance with ASC Topic 340-40, Contracts with Customers. The Company recognizes the cost of sales of a contract as expense when incurred or at the time a performance obligation is satisfied. The Company recognizes an asset from the costs to fulfill a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained.

Revenue Recognition – Discontinued Operations

Product revenue for discontinued operations which is netted in loss from discontinued operations consists primarily of the sale of recycled plastics products by Pioneer and Sable. Contracts for products are for products held in inventory and typically are on thirty-day payment terms. Management’s evaluation of credit risk involves judgement and may include securing insurance coverage on the recoverability of the receivables. Revenues are recognized when obligations under the terms of a contract with the customer are satisfied and when control of the promised goods are transferred to the customer, typically when products are shipped to the customer. Expected costs of standard warranties and claims are recognized as expense.

For discontinued operations of Magnolia Solar, services contracts include research contracts for the government. The contracts define delivery dates for which the performance obligation will be satisfied over time. Revenue is recognized over time based on the output method to measure the Company’s progress toward complete satisfaction of a performance obligation.

Accounts Receivable and Concentration of Credit Risk

The Company considers accounts receivable, net of allowance for returns and doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized, however credit insurance is obtained for some customers. Past-due status is based on contractual terms.

Uncertain Tax Positions

The Company follows ASC 740-10 Accounting for Uncertainty in Income Taxes. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Vacation and Paid-Time-Off Compensation

The Company follows ASC 710-10 Compensation – General. The Company records liabilities and expense when obligations are attributable to services already rendered, will be paid even if an employee is terminated, payment is probable, and the amount can be estimated.

Share-Based Compensation

The Company follows ASC 718 Compensation – Stock Compensation and has early adopted ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting as of July 1, 2017. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. Share-based compensation expense for all awards granted is based on the grant-date fair values. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate. The Company facilitates payment of the employee tax withholdings resulting from the issuances of these awards by remitting the employee taxes and recovering the resulting amounts due from the employee either via payments from employees or from the sale of shares issued sufficient to cover the amounts due the Company.

The Company measured compensation expense for its non-employee share-based compensation under ASC 505-50 Equity-Based Payments to Non-Employees through March 31, 2019. The fair value of the options and shares issued is used to measure the transactions, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to expense, or to a prepaid expense if shares of common stock are issued in advance of services being rendered, and additional paid-in capital.

The Company adopted ASU 2016-09 Improvements to Employee Share-Based Payment Accounting effective April 1, 2017. Cash paid when shares were directly withheld for tax withholding purposes is classified as a financing activity in the statement of cash flows. There were no other impacts from this adoption.

In June 2018, the FASB issued ASU 2018-07 Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU is intended to simplify aspects of share-based compensation issued to non-employees by making the guidance consistent with accounting for employee share-based compensation. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. The Company adopted ASU 2018-07 effective April 1, 2019. The adoption did not have a material impact on our consolidated financial statements.

Fair Value of Financial Instruments

ASC 825 Financial Instruments requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities, and amounts payable to related parties, approximate fair value because of the short-term maturity of those instruments. The Company does not utilize derivative instruments. The carrying amount of the Company’s debt instruments also approximates fair value.

Leases

The Company followed ASC 840 Leases in accounting for leased properties through March 31, 2019. Effective April 1, 2019, the Company adopted ASC 842 Leases.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only basic weighted average number of common shares are used in the computations.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. Management evaluates all of the Company’s financial instruments, including warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The Company generally uses a Black-Scholes model, as applicable, to value the derivative instruments at inception and subsequent valuation dates when needed. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is remeasured at the end of each reporting period. The Black-Scholes model is used to estimate the fair value of the derivative liabilities. Applying this accounting policy resulted in restatements of prior periods as more fully described in Note 3 of the Company’s Condensed Consolidated Financial Statements (Unaudited) for the Nine Months Ended December 31, 2019.

Fair Value Measurements

ASC 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

Related-Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all material related-party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02 and later updated with ASU 2019-01 in March 2019 Leases (Topic 842). The ASU’s change the accounting for leased assets, principally by requiring balance sheet recognition of assets under lease arrangements. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. On adoption, the Company recognized additional operating liabilities of approximately $99, with corresponding right of use assets of $99 based on the present value of the remaining minimum rental payments under leasing standards for existing operating leases.

In June 2018, the FASB issued ASU 2018-07 Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU is intended to simplify aspects of share-based compensation issued to non-employees by making the guidance consistent accounting for employee share-based compensation. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. The Company adopted ASU 2018-07 effective April 1, 2019. The adoption did not have a material impact on our consolidated financial statements.

Recently Issued Accounting Standards

There were updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Segment Information

The Company follows the provisions of ASC 280-10 Segment Reporting. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. The Company and its Chief Operating Decision Makers determined that the Company’s operations effective with the May 31, 2019, acquisition of Trend Holdings now consist of two segments, Trend Holdings and Zest Labs.

BUSINESS

Ecoark Holdings, Inc.

Ecoark Holdings is an innovative AgTech company focused on solutions that reduce food waste and improve delivered freshness and product margins for fresh and perishable foods for a wide range of organizations including growers, processors, distributors and retailers. Ecoark Holdings addresses this through its indirect wholly-owned subsidiary: Zest Labs, Inc. (“Zest Labs” or “Zest”). The Company committed to a plan to focus its business on Zest Labs and divested non-core assets in 2019 that included assets of Pioneer Products, LLC (“Pioneer Products” or “Pioneer”) and Magnolia Solar, Inc. (“Magnolia Solar”). Those assets are reported as held for sale and their operations are reported as discontinued operations in the consolidated financial statements. The subsidiary Eco3d, LLC (“Eco3d”) was sold on April 14, 2017 and is also reported as held for sale and discontinued operations in the consolidated financial statements. All discontinued operations have been sold or ceased operations by December 31, 2019, so there are no remaining assets or liabilities of the discontinued operations. The Company has 13 employees of continuing operations as of the date of this filing.

On September 26, 2017, the Company announced that its Board of Directors unanimously approved a new corporate strategy. The Company has transitioned from a diversified holding company into a company focused on its Zest Labs asset. The Company has divested all non-core holdings. In May 2018, the Ecoark Holdings Board approved a plan to sell key assets of Pioneer (including the assets of Sable) and Magnolia Solar. The sales were completed in 2019. Relevant assets and liabilities are classified as held for sale and operations are classified as discontinued in the consolidated financial statements. The Company will be focusing on three separate areas: the primary focus will continue to be the commercialization of the Zest Fresh solution across the country and abroad. The next area will be on licensing, partnerships, or joint ventures to apply a branding of the Zest Fresh certification to various perishable consumer goods and products. The final area will be to identify any bolt-on technologies or operations that can be acquired to open up new sales and distribution channels for the Zest solution.

On May 31, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Trend Discovery Holdings Inc., a Delaware corporation (“Trend Holdings”) for the Company to acquire 100% of Trend Holdings pursuant to a merger of Trend Holdings with and into the Company (the “Merger”). The Merger was completed on the May 31, 2019 and as agreed in the Merger Agreement, the Company is the surviving entity in the Merger and the separate corporate existence of Trend Holdings has ceased to exist.

Trend Holding’s primary asset is Trend Discovery Capital Management.  Trend Discovery Capital Management provides services and collects fees from entities including Trend Discovery LP and Trend Discovery SPV I.  Trend Discovery LP and Trend Discovery SPV I invest in securities.  Neither Trend Holdings nor Trend Discovery Capital Management invest in securities or have any role in the purchase of securities by Trend Discovery LP and Trend Discovery SPV I.  In the near-term, Trend Discovery LP’s performance will be driven by its investment in Volans-i, a fully autonomous vertical takeoff and landing (“VTOL”) drone delivery platform.  Trend Discovery LP currently owns approximately 1% of Volans-i and has participation rights to future financings to maintain its ownership at 1% indefinitely. More information can be found at flyvoly.com.

Description of Business

Zest Labs

Zest Labs offers freshness management solutions for fresh food growers, suppliers, processors, distributors, grocers and restaurants. Its Zest Fresh solution is a cloud-based post-harvest shelf-life and freshness management solution that improves delivered freshness of produce and protein and reduces post-harvest losses at the retailer due to temperature handling and processing by 50% or more by intelligently matching customer freshness requirements with actual product freshness. It focuses on four primary value propositions – operational efficiency, consistent food freshness, reduced waste, and improved food safety. Zest Fresh empowers workers with real-time analytic tools and alerts that improve efficiency while driving quality consistency through best practice adherence at a pallet level. Zest Labs also offers its Zest Delivery solution that provides real-time monitoring and control for prepared food delivery containers, helping delivery and dispatch personnel ensure the quality and safety of delivered food.

Zest Labs was previously known as Intelleflex Corporation. Effective on October 28, 2016, Intelleflex Corporation changed its name to Zest Labs, Inc. to align its corporate name with its mission and the brand name of its products and services.

The Zest Fresh value proposition is to reduce fresh food loss by improving quality consistency. In the U.S. produce market, it is reported that roughly 30% of post-harvest fresh food is lost or wasted and therefore not consumed. Both fresh food producers and retailers bear significant expense when harvested food is either rejected due to early spoilage or reduced in value due to early ripening. Zest Labs believes that a significant portion of this waste can be attributed to inconsistent quality or freshness based on variable post-harvest processing and handling. Fresh food producers and retailers manage food distribution and inventory based on the harvest date, with the assumption that all food harvested on the same day will have the same freshness. However, studies have shown that harvest conditions and post-harvest handling can have a significant effect on the actual remaining freshness and, if not properly accounted for, can result in food loss or spoilage ahead of expectations. Zest Fresh empowers fresh food producers and retailers to significantly reduce the post-harvest loss by providing real-time guidance to process adherence, intelligent distribution and best handling practices, with a goal of providing significant financial savings to fresh food producers and retailers.

Zest Labs has developed the industry’s first freshness metric called the Zest Intelligent Pallet Routing Code (“ZIPR Code”). The ZIPR Code has three main components: Harvest Quality which sets total freshness capacity (for example, 12 days for strawberries), Handling Impact which reflects aging acceleration due to improper handling, and Future Handling which accurately reflects how the product will be handled (for example, store shelf temperature may be 40 degrees Fahrenheit instead of the ideal 34 degrees Fahrenheit).

Zest Fresh is offered to fresh food producers, processors, distributors, restaurants and grocers with pricing based on the number of pallets managed by Zest Fresh, typically from the field harvest through retail grocery delivery. The Zest Fresh service includes a re-usable wireless Internet of Things (“IoT”) condition sensor that travels with the pallet of fresh food from the field or processor through retail delivery, continuously collecting product condition data. The collected pallet product data is analyzed, using artificial intelligence-based predictive analytics in real time by the Zest Fresh cloud-based solution, with the fresh food producers and retailers accessing data through Zest Fresh web and mobile applications. Zest Fresh provides workers with real-time feedback on the current handling or processing of each pallet, empowering best practice adherence to achieve maximum freshness. Zest Fresh also provides dynamic updates as to actual product freshness for each pallet, enabling intelligent routing and inventory management of each pallet in a manner that ensures optimum delivered freshness. Zest Fresh also includes integrated blockchain support to grower and shipper customers via the Zest Fresh platform.

Zest Labs’ Zest Delivery solution helps to manage prepared food delivery from the restaurant through to the customer. Zest Delivery manages the delivery container environment, both monitoring and controlling the product condition. The value of Zest Delivery is to manage prepared meals in an ideal state for consumption, while accommodating extended pre-staging or delivery times. Extended pre-staging times are associated with “instant delivery” services of prepared meals, where the meals are often pre-staged in a delivery area ahead of demand. While pre-staging enables fast demand response time, it can result in prepared meals being staged for extended periods, which can potentially impact quality, value and safety. Zest Delivery monitors and controls the delivery container environment to preserve the prepared meal in ideal, ready to consume condition. Zest Delivery also provides the dispatcher with real-time remote visibility to the condition of available meals and confirming quality prior to dispatch. Zest Delivery provides automated, real-time visibility for a very distributed fleet of drivers, reflecting prepared meal food safety, quality and availability. Zest Delivery is offered to meal delivery companies based on the quantity of delivery containers and frequency of use.

Zest Labs currently holds rights to 69 U.S. patents (with additional patents pending), numerous related foreign patents, and U.S. copyrights relating to certain aspects of its Zest software, hardware devices including Radio-Frequency Identification (“RFID”) technology, software, and services. In addition, Zest Labs has registered, and/or has applied to register trademarks and service marks in the U.S. and a number of foreign countries for “Intelleflex,” the Intelleflex logo, “Zest,” “Zest Data Services,” and the Zest, Zest Fresh and Zest Delivery logos, and numerous other trademarks and service marks. Many of Zest Labs’ products have been designed to include licensed intellectual property obtained from third-parties. Laws and regulations related to wireless communications devices in the jurisdictions in which Zest Labs operates and seeks to operate are extensive and subject to change. Wireless communication devices, such as RFID readers, are subject to certification and regulation by governmental and standardization bodies. These certification processes are extensive and time consuming, and could result in additional testing requirements, product modifications or delays in product shipment dates.

Although most components essential to Zest Labs’ business are generally available from multiple sources, certain key components including, but not limited to, microprocessors, enclosures, certain RFID or other wireless custom integrated circuits, and application-specific integrated circuits are currently obtained by Zest Labs from single or limited sources, principally in Asia.

Zest Labs is part of a very competitive industry that markets solutions to fresh food supply chain users, such as fresh food growers, producers and retailers. Many other companies that are both more established and command much greater resources compete in this market. While Zest Fresh and Zest Delivery offer new technical approaches and new user value, it remains uncertain if Zest Labs will gain sufficient adoption of its products to make them viable in the market. Further, it is unclear what industry competitors are developing that might address similar user needs. Zest Labs’ products provide a new approach for industry participants, and as with any new approach, adoption is uncertain as many in the industry can be slow to embrace new technology and/or new approaches. These market challenges can lead to extended sales cycles that may include extended pilot testing often at Zest Labs’ expense, for which the outcome remains unclear until the completion of each test. For these reasons, and others, forecasting new business adoption and future revenue can be very difficult and volatile. However, the Company believes that Zest Fresh offers fresh food retailers, growers, shippers, processors and distributors an opportunity to differentiate their businesses in ways that the shipment of canned and boxed food products cannot, as competition in the agriculture, grocery, food service and restaurant markets continues to accelerate.

Acquisition of 440 Labs

On May 18, 2017, the Company entered into an exchange agreement (the “Exchange Agreement”) with Zest Labs, 440labs, Inc., a Massachusetts corporation (“440labs”), SphereIt, LLC, a Massachusetts limited liability company (“SphereIt”) and three of 440labs’ executive employees. Pursuant to the Exchange Agreement, on May 23, 2017 the Company acquired all of the shares of 440labs in exchange for 300 shares of the Company’s common stock issued to SphereIt. 440labs is a cloud and mobile software developer which is now a subsidiary of Zest Labs. 440labs’ three executive employees signed employment agreements pursuant to which each of the three executive employees received 100 shares of the Company’s common stock and became employed by Zest Labs. One of those employees resigned, and that position was filled with a new employee.

The acquisition of 440labs in May 2017 allowed Zest Labs to internally maintain its software development and information solutions for cloud, mobile, and IoT applications. 440labs had been a key development partner with Zest Labs for more than four years prior to the May 2017 acquisition, contributing its expertise in scalable enterprise cloud solutions and mobile applications.

Trend Discovery Holdings, Inc.

On May 31, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Trend Discovery Holdings Inc., a Delaware corporation (“Trend Holdings”) for the Company to acquire 100% of Trend Holdings pursuant to a merger of Trend Holdings with and into the Company (the “Merger”). The Merger was completed as agreed in the Merger Agreement, the Company is the surviving entity in the Merger and the separate corporate existence of Trend Holdings has ceased to exist. Pursuant to the Merger, each of the 1,000 issued and outstanding shares of common stock of Trend Holdings was converted into 5,500 shares of the Company’s common stock. No cash was paid relating to the acquisition.

Discontinued Operations

Significant transactions related to discontinued operations include the following transactions.

Sale of Eco3d

On April 14, 2017, the Company sold the assets, liabilities and membership interests in Eco3d to a group led by executives of Eco3d after the Company’s Board concluded that Eco3d did not fit the future strategic direction of the Company. The Company received $2,029 in cash and 560 shares of the Company’s common stock that were held by executives of Eco3d, which shares were canceled. In accordance with ASC 205-20 and having met the criteria for “held for sale”, the Company reflected amounts relating to Eco3d as a disposal group classified as held for sale at March 31, 2017 and included them as part of discontinued operations for the all periods presented. There was no significant continuing involvement with Eco3d following the sale. Gain on the sale of $636 was recognized in the Company’s quarter ended June 30, 2017.

Sable

On May 3, 2016, the Company entered into a share exchange agreement by and among the Company, Pioneer Products, Sable Polymer Solutions, LLC, an Arkansas limited liability company (“Sable”), and the holder of all of Sable’s membership interests. The Company issued 2,000 shares of the Company’s common stock in exchange for all of Sable’s membership interests. Sable has since been a wholly-owned subsidiary of Pioneer Products. In May 2018 the Ecoark Holdings Board approved a plan to sell Pioneer and Sable.

On March 12, 2019 Sable sold substantially all of its assets other than cash and receivables to Kal-Polymers Americas, LLC (“Kal”) for $1,553, $825 of which was paid at closing and $726 was paid subsequent to March 31, 2019. Kal assumed the lease obligations of Sable, and the Company agreed to perform certain transition services for Kal for up to six months, principally accounting and systems support. That support has now been completed.

Magnolia Solar

In May 2018 the Ecoark Holdings Board approved a plan to sell Magnolia Solar, and the sale was completed in May 2019.

Competition

Zest Labs operates in markets for products and services that are highly competitive and face aggressive competition in all areas of their business.

The market for cloud-based, real-time supply chain analytic solutions—the market in which Zest Labs competes—is rapidly evolving. There are several new competitors with competing technologies, including companies that have greater resources than Ecoark Holdings, which operate in this space. Some of these companies are subsidiaries of large publicly traded companies that have brand recognition, established relationships with retailers, and own the manufacturing process.

Trend Holdings and its subsidiaries have significant competition from larger companies with greater assets and resources.

Sales and Marketing

We sell our products and services principally through direct sales efforts and the utilization of third-party agents. Zest Labs has marketing operations and programs for demand generation, public relations, and branding/messaging.

Trend Holdings and its subsidiaries provide fund administration and fund formation services to institutional investors and market their services through private marketing.

Research and Development

We have devoted a substantial amount of our resources to software and hardware development activities in recent years, principally for the Zest Labs initiatives. Ecoark Holdings believes that, analyzing the competitive factors affecting the market for the solutions and services its subsidiaries provide, its products and services compete favorably by offering integrated solutions to customers. The Company has incurred research and development expenses of $2,109 and $2,541 in the nine months ended December 31, 2019 and 2018, respectively, to develop its solutions and differentiate those solutions from competitive offerings. Expenses in the three months ended December 31, 2019 and 2018 were $424 and $900, respectively. We incurred no capitalized software development costs in the nine months ended December 31, 2019 and 2018.

Intellectual Property

Ecoark Holdings and its subsidiaries have had 69 patents issued by the United States Patent and Trademark Office, and additional patent applications are currently pending.

Trend Holdings does not have any patents or trademarks.

MANAGEMENT

BOARD OF DIRECTORS

Name	Age	Positions Held with the Company	Company Since
Randy S. May	55	Chairman of the Board and Chief Executive Officer	2016	*
John P. Cahill	61	Director	2016
Peter Mehring	58	President, CEO and President of Zest Labs, Inc. and Director	2017
Gary M. Metzger	68	Lead Director	2016	*
Steven K. Nelson	61	Director	2017
Michael Green	64	Director	2017

*	Messrs. May and Metzger served on the board of directors of Ecoark, Inc. from 2011 and 2013, respectively, until it effected a reverse acquisition of Ecoark Holdings, Inc. (“Ecoark” or “the Company”, formerly known as Magnolia Solar Corporation) on March 24, 2016. Messrs. May and Metzger joined the Board effective on April 11, 2016.

All directors shall serve until the 2019 annual meeting of stockholders and until successors are duly elected or until the earliest of their removal or resignation. There are no family relationships among any of the directors or executive officers, except that Mr. Metzger is Mr. Hoagland’s stepfather-in-law.

Randy S. May. Mr. May has served as Chairman of the Board of Ecoark Holdings, Inc. since March 2016 and served as Chief Executive Officer of the Company from March 2016 through March 28, 2017 and then from September 21, 2017 to the present. He previously served as chairman of the board of directors and as chief executive officer of Ecoark, Inc. from its incorporation until its reverse acquisition with Magnolia Solar in March 2016. Mr. May is a 25-year retail and supply-chain veteran with extensive experience in marketing, operational and executive roles. Prior to Ecoark, Mr. May held a number of roles with Wal-Mart Stores, Inc. (“Walmart”), the world’s largest retailer based in Bentonville, Arkansas. From 1998 to 2004, Mr. May served as Divisional Manager for half the United States for one of Walmart’s specialty divisions, where he was responsible for all aspects of strategic planning, finance, and operations for more than 1,800 stores. He had profit and loss responsibility for more than $4 billion of sales at the time. Under Mr. May’s leadership, the business grew sales and market share in a strong competitive market. Mr. May’s qualifications and background that qualify him to serve on the Board include his strong managerial and leadership experience, his extensive knowledge of strategic planning, finance and operations, as well his ability to guide the Company.

John P. Cahill. Mr. Cahill has served on the Board of Directors since May 2016. Mr. Cahill is currently Chief of Staff and Special Counsel to the Archbishop of New York. He has held this position since April of 2019. Previously he was Senior Counsel at the law firm of Norton Rose Fulbright (formerly Chadbourne & Parke LLP) and has served in that capacity since 2007. He is also a principal at the Pataki-Cahill Group LLC, a strategic consulting firm focusing on the economic and policy implications of domestic energy needs, which he co-founded in March 2007. He served in various capacities in the administration of the Governor of New York, George E. Pataki from 1997 to 2006, including Secretary and Chief of Staff to the Governor from 2002 to 2006. He also serves on the board of directors of Sterling Bancorp, Inc., a bank holding company listed on the New York Stock Exchange (“NYSE”). Mr. Cahill’s extensive experience as an attorney in government and in business, as well as his extensive knowledge of and high-level experience in energy and economic policy, qualifies him as a member of the Board.

Peter A. Mehring. Mr. Mehring has served as the Chief Executive Officer and President of Ecoark’s subsidiary, Zest Labs, Inc. since 2009 and became a member of the Board of Directors in January 2017. He was elected President of Ecoark on September 25, 2017. Mr. Mehring brings extensive experience in engineering, operations and general management at emerging companies and large enterprises. As Chief Executive Officer of Zest Labs, Inc., he has led the Company’s efforts in pioneering on-demand data visibility and condition monitoring solutions for the fresh produce market. Prior to joining Zest Labs, Inc., from 2004 to 2006, Mr. Mehring was the Vice President of Macintosh hardware group at Apple Computer, Senior Vice President of Engineering at Echelon, and founder, General Manager and Vice President of R&D at UMAX. Mr. Mehring held Engineering Management positions at Radius, Power Computing Corporation, Sun Microsystems and Wang Laboratories. Mr. Mehring’s knowledge and experience in engineering, operations, management, product and service development and technological innovation are among the many qualifications that have led to the conclusion that Mr. Mehring is qualified to serve on the Board.

Gary M. Metzger. Mr. Metzger has served on the Board of Directors since March 2016 and served on the Board of Directors of Ecoark, Inc. from 2013 until its reverse acquisition with Magnolia Solar in March 2016. Mr. Metzger offers 40 years of product development, strategic planning, management, business development and operational expertise to the Board. He served as an executive at Amco International, Inc. and Amco Plastics Materials, Inc., where in 1986 he was named President and served in such role for 24 years until Amco was sold to global resin distribution company, Ravago Americas, in December 2011, where he remains a product developer and product manager. Mr. Metzger was co-owner of Amco Plastics Materials, Inc. and Amco International. Mr. Metzger’s leadership and knowledge of manufacturing companies, product development, strategic planning, management and business development are an asset to the Board of Directors. In addition to his leadership functions, Mr. Metzger spearheaded research and development for recycled polymers, new alloy and bio-based polymer development, and introduced fragrance into polymer applications. He also developed encrypted item level bar code identification technology, anti-counterfeiting technologies, and antimicrobial technologies. Taken together, these are among the many qualifications and the significant experience that have led to the conclusion that Mr. Metzger is qualified to serve on the Board.

Steven K. Nelson. Mr. Nelson has served on the Board of Directors since April 2017. Since 2015, Mr. Nelson has been a lecturer for the Department of Accounting at the University of Central Arkansas. In 2015, Mr. Nelson retired as Vice-President, Controller of Dillard’s, Inc., where he was responsible for administering all aspects of financial accounting and reporting. Mr. Nelson began his career in 1980 as a staff accountant for Ernst & Young and attained the title of audit manager by the time he left the firm in 1984. Mr. Nelson maintains an active license as a Certified Public Accountant (“CPA”) in the State of Arkansas. Mr. Nelson’s 35-year career as a CPA and his extensive experience as controller of a publicly traded company qualify him to serve on the Board and its Audit Committee. His broad experience as the former controller of a public company uniquely qualifies Mr. Nelson to advise Ecoark not only on general accounting and financial matters but also on various technical accounting, corporate governance and risk management matters that the Board may address from time to time. He possesses key insight on financial reporting processes and external reporting issues. The Board has determined that Mr. Nelson qualifies as an “audit committee financial expert,” as defined by the rules of the SEC.

Michael J. Green. Mr. Green retired in June 2015 as the vice president for IBM’s Strategic Services North America and continued to serve as a consultant to IBM through April 2017. Mr. Green served in several leadership roles over his 35-year career at IBM, including serving as the general manager of IBM North America’s strategic outsourcing services; vice president of healthcare and insurance for IBM global services; and vice president of strategic services for Latin America, among other roles. Mr. Green’s extensive leadership experience at IBM, including his work with IBM’s blockchain technology, are among the many attributes that uniquely qualify Mr. Green to serve as a member of the Board.

EXECUTIVE OFFICERS AND MANAGEMENT

Set forth below is biographical information with respect to each current executive officer of the Company. Mr. May and Mr. Mehring also serve as directors of the Company. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Positions Held with the Company
Randy S. May	55	Chairman of the Board and Chief Executive Officer
Peter A. Mehring	58	President, CEO and President of Zest Labs, Inc. and Director
William B. Hoagland	37	Principal Financial Officer

Jay Oliphant resigned as Principal Financial Officer and Principal Accounting Officer on May 15, 2019. Pursuant to a Separation Agreement with the Company (the “Separation Agreement”), Mr. Oliphant received his normal monthly salary through May 15, 2019. In connection with his resignation, Mr. Oliphant entered into a consulting agreement with the Company for a term of six months beginning May 16, 2019. Under the consulting agreement, Mr. Oliphant has agreed to assist the Company with financial reporting and related matters. William B. Hoagland was appointed as the Principal Financial Officer and Principal Accounting Officer to succeed Mr. Oliphant. Mr. Hoagland has served as the Managing Member of Trend Discovery Capital Management, a registered investment adviser, since 2011.

There are no family relationships among any of the directors or executive officers, except that Mr. Metzger is Mr. Hoagland’s stepfather-in-law.

Executive Officers

Randy S. May. See “—Board of Directors” above for Mr. May’s biographical information.

Peter A. Mehring. See “—Board of Directors” above for Mr. Mehring’s biographical information.

William B. Hoagland. Mr. Hoagland is Principal Financial Officer of the Company. Immediately prior to joining Ecoark, Inc. in 2019, Mr. Hoagland spent the previous eight years as Managing Member of Trend Discovery Capital Management (“Trend Discovery”), a hybrid hedge fund since inception with a track record of outperforming the S&P 500. Prior to founding Trend Discovery in 2011, Mr. Hoagland spent six years as a Senior Associate at Prudential Global Investment Management (PGIM), working in both PGIM’s Newark, NJ and London, England offices. He has a Bachelor in Economics degree from Bucknell University. Mr. Hoagland holds the Chartered Financial Analyst designation and is a Level III candidate in the Chartered Market Technician Program.

Family Relationships

There are no family relationships between or among any of the current directors or executive officers, except that Mr. Metzger is Mr. Hoagland’s stepfather-in-law. There are no family relationships among our officers and directors and those of our subsidiaries and affiliated companies.

Board Composition

Our business and affairs are organized under the direction of our board of directors, which currently consists of six members. Our directors hold office until the earlier of their death, resignation, removal or disqualification, or until their successors have been elected and qualified. Our board of directors does not have a formal policy on whether the roles of a Chief Executive Officer and Chairman of our board of directors should be separate. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis. Our bylaws will be amended and restated to provide that the authorized number of directors may be changed only by resolution of the board of directors.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will serve until the third annual meeting following their election and until their successors are duly elected and qualified. The authorized size of our board of directors is currently six members. The authorized number of directors may be changed only by resolution of the board of directors.

Director Independence

While our common stock is not listed on a national securities exchange that requires our independent board members, a majority of our directors and each member of our audit, compensation and nominating and governance committees are independent. A director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

After reviewing all relevant relationships, the Board of Directors concluded that Cahill, Green, Metzger, and Nelson are independent under the SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and in accordance with NYSE Corporate Governance Rules. No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption. In making its independence determination, the Board considered all relevant transactions, relationships, or arrangements, including those disclosed under the section titled “Certain Relationships and Related Transactions.”

Board Leadership Structure. The Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board retains the discretion to determine, at any time, whether to combine or separate the positions as it deems to be in the best interests of the Company and its stockholders. The roles of the Chairman of the Board and Chief Executive Officer are currently performed by one individual.

Our bylaws provide that the Chairman of the Board may be elected by a majority vote of the Board of Directors and shall serve until the meeting of the Board following the next annual meeting of stockholders at which such Chairman is re-elected. The Chairman of the Board shall preside at all meetings. Otherwise, the Company’s Corporate Governance Guidelines (the “Guidelines”) provide that a lead director selected by the non-management directors (the “Lead Director”) shall preside at meetings of the Board at which the Chairman of the Board is not present. The Guidelines require that the Lead Director shall preside at executive sessions of the non-management directors. The non-management directors will meet in executive session, no less frequently than quarterly, as determined by the Lead Director, or when a director makes a request of the Lead Director. Gary Metzger currently serves as the Lead Director.

The Board believes that maintaining a healthy mix of qualified independent and management directors on the Board is an integral part of effective corporate governance and management of the Company. The Board also believes that the current leadership structure strikes an appropriate balance between independent directors and directors, which allows the Board to effectively represent the best interests of the Company’s entire stockholder base.

Role of the Board in Risk Oversight. The Board of Directors believes that risk management is an important part of establishing, updating and executing on our business strategy. The Board has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the Company, and focuses its oversight on the most significant risks facing us and, on our processes, to identify, prioritize, assess, manage and mitigate those risks. The Board receives regular reports from members of the Company’s senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While the Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.

Corporate Governance and Nominating Committee (“Nominating Committee”). The duties and responsibilities of the Nominating Committee are set forth in the charter of the Nominating Committee adopted by the Board. The Nominating Committee is responsible for identifying individuals qualified to serve on the Board and recommending individuals to be nominated by the Board for election by stockholders or appointed by the Board to fill vacancies. Among its duties and responsibilities, the Nominating Committee is responsible for shaping corporate governance, reviewing and assessing the Guidelines, recommending Board compensation, and overseeing the annual evaluation of the Board. The Nominating Committee has the authority to retain compensation or other consultants as well as search firms for director candidates. In accordance with its charter, the Nominating Committee meets as often as it determines necessary, but at least four times each year.

The Nominating Committee currently consists of Messrs. Cahill, as chair, Metzger, Nelson and Green. The process followed by the Nominating Committee to identify and evaluate candidates includes (i) requesting recommendations from the Board, the Chief Executive Officer, and other parties, (ii) meeting to evaluate biographical information and background material relating to potential candidates and their qualifications, and (iii) interviewing selected candidates. The Nominating Committee also considers recommendations for nomination to the Board submitted by stockholders. A stockholder who desires to recommend a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating Committee in writing with supporting material the stockholder considers appropriate. The Nominating Committee has the authority and ability to retain compensation or other consultants and search firms to identify or evaluate director candidates.

In evaluating the suitability of candidates to serve on the Board, including stockholder nominees, the Nominating Committee seeks candidates who are independent, as defined by the Sarbanes-Oxley Act, related SEC rules and NYSE listing standards, and who meet certain selection criteria established by the Nominating Committee. The selection criteria include many factors, including a candidate’s general understanding of elements relevant to the success of a publicly traded company in the current business environment, understanding of our business, and educational and professional background. The Nominating Committee also considers a candidate’s judgment, competence, anticipated participation in Board activities, experience, geographic location and special talents or personal attributes. The guidelines provide that the composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity, and contacts relevant to our business. Moreover, with respect to incumbent directors, the Nominating Committee also considers past performance, including attendance at meetings and participation in and contributions to the activities of the Board, and the director’s ability to make contributions after any significant change in circumstances (including changes in employment or professional status).

Board Leadership Structure

Our board of directors is free to select the Chairman of the board of directors and a Chief Executive Officer in a manner that it considers to be in the best interests of our company at the time of selection. Currently, Randy May serves as our Chief Executive Officer and Chairman of the board of directors. Our board of directors, as a whole and also at the committee level, plays an active role overseeing the overall management of our risks. Our Audit Committee reviews risks related to financial and operational items with our management and our independent registered public accounting firm. Our board of directors is in regular contact with our Chief Executive Officer, who reports directly to our board of directors, and Principal Financial Officer.

Board Committees

Our board of directors has established three standing committees—audit, compensation, and nominating and corporate governance—each of which operates under a charter that has been approved by our board of directors. Prior to the completion of this offering, copies of each committee’s charter will be posted on the Investors section of our website, which is located at www.zestlabs.com. Each committee has the composition and responsibilities described below. Our board of directors may from time to time establish other committees.

Audit Committee

The current members of our Audit Committee are Messrs. Nelson, as chair, Cahill, Metzger and Green, each of whom is a non-employee member of our board of directors. Mr. Nelson is our audit committee chairman and financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of The Nasdaq Global Select Market.

The duties and responsibilities of the Audit Committee are set forth in the charter of the Audit Committee adopted by the Board. The Audit Committee generally assists the Board in its oversight of the relationship with our independent registered public accounting firm, financial statement and disclosure matters, the internal audit function, and our compliance with legal and regulatory requirements. In accordance with its charter, the Audit Committee meets as often as it determines necessary, and at least four times each year.

Management has the primary responsibility for our financial statements and the reporting process, and our independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Audit Committee also monitors our financial reporting process and internal control system, retains and pre-approves audit and any non-audit services to be performed by our independent registered accounting firm, directly consults with our independent registered public accounting firm, reviews and appraises the efforts of our independent registered public accounting firm, and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and the Board. The Audit Committee has the authority to retain independent legal, accounting, and other advisors.

The Board has determined that each member of the Audit Committee qualifies as an independent director under the Sarbanes-Oxley Act, related SEC rules and NASDAQ listing standards related to audit committees, and that each satisfies all other applicable standards for service on the Audit Committee. The Board has determined that Mr. Nelson meets the requirements adopted by the SEC for qualification as an audit committee financial expert. The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the Board in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the SEC does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Finally, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

The Audit Committee held nine meetings in fiscal 2019. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter that satisfies the applicable standards of the SEC A copy of the audit committee charter is available on our website at https://www.zestlabs.com/downloads/Audit-Commitee.pdf.

Code of Conduct

We have a Code of Ethics as defined in Item 406 of Regulation S-K, which code applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. All directors, officers, and other employees are expected to be familiar with the Code of Ethics and to adhere to the principles and procedures set forth therein. The Code of Ethics forms the foundation of a comprehensive program that requires compliance with all corporate policies and procedures and seeks to foster an open relationship among colleagues that contributes to good business conduct and an abiding belief in the integrity of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

Directors, officers, and other employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The full text of the Code of Ethics is available on our website at https://www.zestlabs.com/downloads/Code-of-Ethics-2016.pdf. We intend to satisfy the disclosure requirements of Form 8-K regarding any amendment to, or a waiver from, any provision of our Code of Ethics by posting such amendment or waiver on our website.

Role of Board in Risk Oversight Process

We face a number of risks, including those described under the caption “Risk Factors” contained elsewhere in this prospectus. Our board of directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our board of directors has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of our company. Our board of directors focuses its oversight on the most significant risks facing us and on our processes to identify, prioritize, assess, manage and mitigate those risks. Our board of directors receives regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our board of directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.

EXECUTIVE COMPENSATION

The following table provides information regarding the compensation of our named executive officers during the fiscal years ended March 31, 2019 and 2018.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Total
Randy S. May(3)	2019	$200,000	$-	$-	$200,000
Chairman of the Board and	2018	$100,000	$-	$-	$100,000
Chief Executive Officer

Peter A. Mehring	2019	$200,000	$-	$-	$200,000
President, Chief Executive Officer and	2018	$276,677	$759,500	$2,414,948	$3,451,125
President of Zest Labs, Inc.

Jay Oliphant	2019	$170,000	$-	$-	$170,000
Former Principal Financial Officer	2018	$170,000	$152,459	$238,155	$560,614

(1)	We periodically review, and may increase, base salaries in accordance with the Company’s normal annual compensation review for each of our named executive officers.
(2)	Stock and option awards are based on the grant date fair values and are calculated utilizing the provisions of Accounting Standards Codification 718 “Compensation — Stock Compensation.” See Notes 1 and 13 to the consolidated financial statements of the Company contained in Item 8 of the Company’s Annual Report on Form 10-K for the year ended March 31, 2019 for further information regarding assumptions underlying valuation of equity awards.
(3)	Mr. May served as Chief Executive Officer of Ecoark from March 2016 through March 28, 2017 and then from September 21, 2017 to the present.

Employment, Severance, Separation and Change in Control Agreements

Executive Employment Arrangements

Peter A. Mehring

The terms of Mr. Mehring’s employment with Ecoark are set forth in an offer letter accepted on August 15, 2013. Pursuant to the offer letter, Mr. Mehring received an annual base salary of $300,000 (subsequently adjusted and accepted) and is eligible to participate in regular health insurance, bonus, and other employee benefit plans established by Ecoark. The offer letter also includes standard confidentiality and non-complete obligations. The parties are permitted to terminate employment for any reason, at any time, with or without notice and without cause. The offer letter also contains severance benefit provisions in the event that Mr. Mehring’s employment is terminated without “Cause” (as defined in the offer letter) or Mr. Mehring terminates his employment for “Good Reason” within 12 months following a “Change in Control” (as defined in the offer letter). If Mr. Mehring is terminated without “Cause,” then he is entitled to receive an amount equal to six months base salary. If he terminates his employment for “Good Reason” within 12 months following a “Change in Control,” then Mr. Mehring is entitled to receive an amount equal to six months base salary and accelerated vesting of a portion of the non-vested options or shares. In order to receive severance benefits under the offer letter, Mr. Mehring is required to sign a release and waiver of all claims. Finally, Ecoark reserves the right to change or otherwise modify, in its sole discretion, the terms of the offer letter.

Potential Payments Upon Change of Control

We have no liabilities under termination or change in control conditions. We do not have a formal policy to determine executive severance benefits. Each executive severance arrangement is negotiated on an individual basis.

Option Grants and Outstanding Equity Awards at March 31, 2019

Effective October 13, 2017, the Compensation Committee issued new options awards (the “Replacement Options”) in replacement of existing restricted stock and restricted stock unit awards (the “Existing Awards”) previously granted to Peter Mehring and Jay Oliphant. In addition, the Committee approved new option awards to Messrs. Mehring and Oliphant that vest over a four-year period (the “New Options”) to induce them to accept the Replacement Options; to compensate them for diminution in value of their Existing Awards as compared to the Replacement Options; and in consideration of a number of other factors, including each individual’s role and responsibility with the Company, their years of service to the Company, and market precedents and standards for modification of equity awards.

The Replacement Options and New Options are designed to better align Messrs. Mehring and Oliphant’s potentially realizable equity compensation with Company performance. Because the incentive value of stock options is tied to future appreciation in stock price, the Committee believes stock option grants will better align our executive officers and employees’ interests with those of the Company and its stockholders and, as a result, the Compensation Committee intends to continue to utilize options to a greater extent in our equity compensation program on a going forward basis.

With respect to the Replacement Options, Messrs. Mehring and Oliphant have agreed to forfeit Existing Awards covering 1,345,000 and 132,640 shares of the Company’s common stock, respectively, and each was granted Replacement Options to purchase an equal number of shares of Company common stock. The exercise price for the Replacement Options was set at 100% of the fair market value of the Company’s stock price on the effective date of the grants (October 13, 2017). In consideration of Messrs. Mehring and Oliphant’s agreements to forfeit their Existing Awards, the Committee, after careful deliberation, determined that (i) 100% of Mr. Mehring’s Replacement Options would vest immediately upon grant, and (ii) 50% of Mr. Oliphant’s Replacement Options would vest immediately upon grant. The remaining portion of Mr. Oliphant’s Replacement Options will vest in 12 equal installments, with the first installment vesting on January 15, 2018, and additional installments vesting on the last day of each of the eleven successive three-month periods, subject to Mr. Oliphant’s continued employment by the Company. The Replacement Options were issued under the Company’s 2017 Omnibus Incentive Plan or 2013 Incentive Stock Plan to correspond with the plan under which the Existing Awards were issued.

With respect to the New Options, Messrs. Mehring and Oliphant were granted options to purchase 2,017,500 and 66,320 shares of Company common stock, respectively, that vest at a rate of 25% per year on October 13th of each year from 2018 to 2021, subject to Messrs. Mehring and Oliphant’s continued employment by the Company. As with the Replacement Options, the New Options have an exercise price set at 100% of the fair market value of the Company’s stock price on the effective date of the grant. The New Options were not granted under any of the Company’s existing equity compensation plans.

The following table presents information concerning equity awards held by our named executive officers as of March 31, 2019.

		Number of Securities		Number of Securities		Option Awards
Name	Vesting Commencement Date	Underlying Options (#) Exercisable		Underlying Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Peter A. Mehring	10/13/2017	1,345,000	(1)	—		2.60	10/23/2027
	10/13/2018	—		2,017,500	(2)	2.60	10/23/2027
Jay Oliphant	10/13/2017	71,796	(3)	60,844	(3)	2.60	10/23/2027
	10/13/2018	—		66,320	(4)	2.60	10/23/2027

(1)	This option was fully vested on October 13, 2017.
(2)	This option vests at a rate of 25% per year on October 13th of each year from 2018 to 2021.
(3)	50% of this option vested immediately upon grant. The remaining portion vests in 12 equal installments, with the first installment vesting on January 15, 2018, and additional installments vesting on the last day of each of the eleven successive three-month periods.
(4)	This option vests at a rate of 25% per year on October 13th of each year from 2018 to 2021.
(5)	The options in (3) and (4) above were replaced by options exercisable for 198,960 shares immediately vested and exercisable through December 31, 2020.

Director Compensation Table

Directors may receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board. Beginning with the quarter ended June 30, 2018, directors will receive each quarter a stock option with a Black-Scholes value of $25,000. Options will be granted with an exercise price equal to the fair market value of Ecoark’s common stock.

The following table sets forth the compensation paid to our non-employee directors for service during the year ended March 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
John P. Cahill	16,000	100,000	116,000
Gary M. Metzger	19,000	100,000	119,000
Steven K. Nelson	17,000	100,000	117,000
Michael J. Green	14,000	100,000	114,000

See additional information on compensation above in Summary Compensation Table for directors Randy May and Peter Mehring.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of four directors, each of whom is a non-employee director: Messrs. Green, as chair, Cahill, Metzger and Nelson. None of the aforementioned individuals was an officer or employee of ours, was formerly an officer of ours or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Employee Benefit Plans

Securities Authorized for Issuance Under Equity Compensation Plans

2013 Incentive Stock Plan

The 2013 Incentive Stock Plan of Ecoark Holdings (previously Magnolia Solar Corporation) (the “2013 Incentive Stock Plan”) was registered on February 7, 2013. Under the 2013 Incentive Stock Plan, the Company may grant incentive stock in the form of Stock Options, Stock Awards and Stock Purchase Offers of up to 5,500,000 shares of common stock to Company employees, officers, directors, consultants and advisors. The type of grant, vesting provisions, exercise price and expiration dates are to be established by the Board at the date of grant.

2017 Omnibus Incentive Plan

The 2017 Ecoark Holdings Omnibus Incentive Plan (“2017 Omnibus Incentive Plan”) was registered on June 14, 2017. Under the 2017 Omnibus Incentive Plan, the Company may grant nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other awards. Awards of up to 4,000,000 shares of common stock to Company employees, officers, directors, consultants and advisors are available under the 2017 Omnibus Incentive Plan. The type of grant, vesting provisions, exercise price and expiration dates are to be established by the Board at the date of grant.

Equity Compensation Plan Information

The following table contains information about the 2013 Incentive Stock Plan and the 2017 Omnibus Incentive Plan as of March 31, 2019:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders:
2013 Incentive Stock Plan	2,353,000		$2.52	454,000
2017 Omnibus Incentive Plan	1,870,000		$1.54	1,615,000
Equity compensation not approved by stockholders	2,916,000	(1)	$2.60	-
Total	7,139,000		$2.30	2,069,000

(1)	Represents non-qualified stock options not granted under any existing equity compensation plans.

Limitation on liability of officers and directors

Nevada law provides that subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by NRS Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Indemnification

Nevada law permits broad provisions for indemnification of officers and directors.

Our bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of or who is or was serving at our request as a director, officer, employee or agent of this or another corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan (a “covered person”), whether the basis of such proceeding is alleged action in an official capacity as a covered person shall be indemnified and held harmless by us to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who ceased to be a covered person and shall inure to the benefit of his or her heirs, executors and administrators.

However, no indemnification shall be provided hereunder to any covered person to the extent that such indemnification would be prohibited by Nevada state law or other applicable law as then in effect, nor, with respect to proceedings seeking to enforce rights to indemnification, shall we indemnify any covered person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by our board of directors, nor shall we indemnify any covered person who shall be adjudged in any action, suit or proceeding for which indemnification is sought, to be liable for any negligence or intentional misconduct in the performance of a duty.

SEC Policy on Indemnification for Securities Act liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL STOCKHOLDERS

The following table provides information as of March 17, 2020, concerning beneficial ownership of our capital stock held by (1) each of our directors, (2) each of our named executive officers, (3) all of our current directors and executive officers as a group, and (4) each group, person or entity known by us to beneficially own more than 5% of any class of our voting securities. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Percentages are calculated based on 73,076 shares of our common stock outstanding as of March 17, 2020.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of March 17, 2020. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

Except as otherwise noted, the persons and entities listed in the table below have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Ecoark Holdings, Inc., 5899 Preston Road #505, Frisco, Texas, 75034.

Security Ownership of Directors and Executive Officers

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Randy S. May	3,050,000	4.2%
John P. Cahill (1)	402,643	0.6%
Peter A. Mehring (2)	2,441,254	3.3%
Gary M. Metzger (3)	4,234,336	5.8%
Steven K. Nelson (4)	431,365	0.6%
Michael J. Green (5)	373,009	0.5%
William B. Hoagland	2,750,000	3.8%
Directors & Executive Officers as a Group (7 persons)	13,682,607	18.7%

Security Ownership of 5% or Greater Beneficial Owners

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Nepsis Capital Management, Inc. (6)	13,976,688	19.1%
Sabby Volatility Warrant Master Fund, Ltd. (7)	4,321,087	5.9%
Strategic Planning Group, Inc. (8)	4,545,666	6.2%

(1)	Includes 4,591 shares held by the Pataki-Cahill Group, LLC and options to purchase 350,358 shares.
(2)	Includes options to purchase 2,345,000 shares.
(3)	Includes options to purchase 395,615 shares.
(4)	Includes options to purchase 395,615 shares.
(5)	Includes options to purchase 350,358 shares.
(6)	The address to this shareholder is 8692 Eagle Creek Circle, Minneapolis, MN 55378. Based solely upon the information contained in a Schedule 13D filed on January 24, 2019. According to that Schedule 13D, Nepsis Capital Management, Inc. disclaims all dispositive power and voting power over all reported shares.
(7)

Sabby Management, LLC serves as the investment manager of Sabby Healthcare Master Fund, Ltd. (“SHMF”) and Sabby Volatility Warrant Master Fund, Ltd. (“SVWMF”). Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by SHMF and SVWMF. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by SHMF and SVWMF except to the extent of their respective pecuniary interest therein. The address of SHMF and SVWMF is c/o Sabby Mgt. LLC, 10 Mountainview Rd., Suite 205, Upper Saddle River, NJ 07458.

Includes 1,761,971 shares owned by SHMF and 2,559,116 shares owned by SVWMF. Based solely upon the information contained in a Schedule 13G filed on January 9, 2020.

Additionally, SHMF and SVWMF own preferred shares that can be converted into 344,828 and 344,828 common shares, respectively; and warrants that can be converted into 344,828 and 344,828 common shares, respectively.

The beneficial ownership limitation shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the warrants and preferred shares.

(8)	The address to this shareholder is 57 River Street Suite 306, Wellesley, MA 02481. Based solely upon the information contained in a Schedule 13G filed on January 14, 2020. According to that Schedule 13G, Strategic Planning Group, Inc. has sole dispositive power, but no voting power, over all reported shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board of Directors has adopted a written policy regarding the review and approval of any related party transaction required to be disclosed under SEC rules. The Audit Committee of the Board of Directors is responsible for the review and approval of transactions covered by the policy. As provided in the policy, in reviewing the proposed transaction, the Audit Committee will consider all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related party’s direct or indirect interest, and the actual or apparent conflict of interest of the related party.

The Audit Committee will not approve or ratify a related party transaction unless it will have determined that, upon consideration of all relevant information, the proposed transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. Except as noted below, there were no commercial transactions between related parties and the Company that required disclosure in this Proxy Statement.

Gary M. Metzger, a board member advanced $328 to the Company through December 31, 2019, under the terms of a note payable that bears 10% simple interest per annum, and the principal balance along with accrued interest is payable July 30, 2020 or upon demand. Interest expense on the note for the nine months ended December 31, 2019 was $18. William B. Hoagland, Principal Financial Officer, advanced $30 to the Company in May 2019 pursuant to a note with the same terms as the note with Mr. Metzger. Randy May, Chief Executive Officer, advanced $45 to the Company in August 2019 pursuant to a note with the same terms as the note with Mr. Metzger. Interest expense on both of these notes was not material. (Dollar amounts in this paragraph are represented in thousands).

There were no other transactions occurring since April 1, 2018, or that are currently proposed, (i) in which the Company was or is to be a participant, (ii) where the amount involved exceeds $120,000, and (iii) in which the Company’s executive officers, directors, principal stockholders and other related parties had a direct or indirect material interest.

Other Transactions

We have entered into employment agreements with our executive officers that, among other things, provide for certain severance and change of control benefits. For a description of these agreements, see “Executive Compensation—Executive Employment Arrangements.”

We have granted stock options to our executive officers. Pursuant to our outside director compensation policy, we have paid cash compensation and granted restricted stock units to our non-employee directors. For a description of these arrangements, see “Executive Compensation.”

We have entered into indemnification agreements with our directors and executive officers.

Policies and Procedures for Related Party Transactions

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock, certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws as they became in effect upon completion of our initial public offering and applicable law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement and are incorporated by reference to our registration statement, of which this prospectus forms a part.

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000 shares of undesignated preferred stock, par value $0.001 per share.

Common Stock

As of March 17, 2020, we have 73,076 shares of common stock issued and outstanding. As of March 17, 2020, we had 26,925 shares of common stock available for issuance. Further, out of the unissued shares of common stock, as of March 17, 2020, we have unexercised options for 12,392 shares. Up to 8,122 shares may be issued upon the exercise of warrants. All shares in this paragraph are represented in thousands.

Under the terms of our amended and restated certificate of incorporation, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as our board of directors from time to time may determine. Our common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

On November 11, 2019 (the “Effective Date”), the Company and two institutional accredited investors (each an “Investor” and, collectively, the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company sold and issued to the Investors an aggregate of 1,000 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a price of $1,000 per share (the “Private Placement”). Each share of the Series C Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”) and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.725, subject to certain limitations and adjustments (the “Conversion Price”).

Our board of directors may, among other rights, determine, without further vote or action by our stockholders:

●	the number of shares constituting the series and the distinctive designation of the series;

●	the dividend rate on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

●	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

●	whether the series will have conversion privileges and, if so, the terms and conditions of conversion;

●	whether or not the shares of the series will be redeemable or exchangeable, and, if so, the dates, terms and conditions of redemption or exchange, as the case may be;

●	whether the series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of the sinking fund; and

●	the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

Although we presently have no plans to issue any shares of preferred stock upon completion of the offering, any future issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, could, among other things, decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock.

Options

As of December 31, 2019, we had outstanding options to purchase an aggregate of 12,391,770 shares of our common stock, with a weighted-average exercise price of $1.58 per share.

Transfer Agent and Registrar

The transfer agent of our common stock is Philadelphia Stock Transfer, located at 2320 Haverford Road, Suite 230, Ardmore, Pennsylvania 19003.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Carmel, Milazzo & DiChiara LLP., New York, New York.

EXPERTS

The financial statements of Ecoark Holdings, Inc. as of March 31, 2019 have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report appearing herein. The financial statements of Ecoark Holdings, Inc. as of March 31, 2018 have been audited by KBL LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in this prospectus and registration statement in reliance upon the report (which report includes an explanatory paragraph relating to our ability to continue as a going concern) of RBSM, LLP and KBL, LLP, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect and copy the registration statement and its exhibits and schedules at the Public Reference Room the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect the registration statement and its exhibits and schedules and other information without charge at the website maintained by the SEC. The address of this site is http://www.sec.gov.

We also maintain a website at www.zestlabs.com, at which you may access our SEC filings free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. You may also request a copy of these filings, at no cost, by writing to us at Ecoark Holdings, Inc., 5899 Preston Road #505, Frisco, Texas, 75034.

INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Ecoark Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Ecoark Holdings, Inc. (the “Company”), as of March 31, 2019, and the related consolidated statements of operations, stockholders’ equity and cash flows for fiscal year ended March 31, 2019 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2019, and the results of its operations and its cash flows for the fiscal year ended March 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Going Concern Consideration

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained significant operating losses and needs to obtain additional financing to continue its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

We have served as the Company’s auditor since 2019

Larkspur, CA

August 19, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Ecoark Holdings, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Ecoark Holdings, Inc. and Subsidiaries (the “Company”) as of March 31, 2018, the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended March 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2018, and the results of its consolidated operations and its cash flows for the year ended March 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

We have also audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the Company’s internal control over financial reporting as of March 31, 2018, based on criteria established in the 2013 Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). In our opinion, the Company did not maintain, in all material respects, effective internal control over financial reporting related to the lack of segregation of duties, the lack of communication on current information for inclusion in disclosures of the quarterly and annual filings, and in the accounting for certain debt and equity transactions which have resulted in the restatement of the Company’s financial statements.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses referred to above is described in Management’s Annual Report on Internal Control over Financial Reporting. We considered these material weaknesses in determining the nature, timing, and extent of audit tests applied in our audit of the consolidated financial statements for the year ended March 31, 2018, and our opinion regarding the effectiveness of the Company’s internal control over financial reporting does not affect our opinion on those consolidated financial statements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, and performing procedures that respond to those risks. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Going Concern Consideration

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained significant operating losses and needs to obtain additional financing to continue the services they provide. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of Financial Statements

As discussed in Note 3 to the consolidated financial statements, the Company has identified errors in the accounting for certain embedded derivative liabilities in connection with warrants issued in capital raises. As a result of these errors, the Company recognized $13,010 (in thousands) in derivative liabilities as of March 31, 2018, that were previously recorded in stockholders’ equity as additional paid in capital. In addition, the Company recognized $9,316 (in thousands) of gains in the fair value of these derivative liabilities, resulting in a liability of $3,694 (in thousands) at March 31, 2018. These errors resulted in decreasing the net loss for the year ended March 31, 2018 from $42,152 (in thousands) to $32,836 (in thousands) and decreasing the loss per share from ($0.93) to ($0.72).

/s/ KBL, LLP

We have served as the Company’s auditor since 2009 through 2018.

KBL, LLP

New York, NY

June 27, 2018, except Note 3 which is dated August 13, 2019

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31

	(Dollars in thousands, except per share data)
	2019	2018
ASSETS		(Restated)
CURRENT ASSETS
Cash ($35 pledged as collateral for credit)	$244	$3,730
Accounts receivable, net of allowance of $573 and $87 as of March 31, 2019 and March 31, 2018, respectively	520	2,617
Prepaid expenses and other current assets	900	242
Current assets held for sale – (Note 2)	23	645
Total current assets	1,687	7,234
NON-CURRENT ASSETS
Property and equipment, net	824	2,619
Intangible assets, net	-	1,545
Non-current assets held for sale – (Note 2)	-	1,023
Other assets	27	26
Total non-current assets	851	5,213
TOTAL ASSETS	$2,538	$12,447

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$1,416	$2,350
Accrued liabilities	828	1,080
Note payable	1,350	-
Derivative liabilities – (Note 3)	3,104	3,694
Current portion of long-term debt	-	500
Current liabilities held for sale – (Note 2)	34	43
Total current liabilities	6,732	7,667
NON-CURRENT LIABILITIES
COMMITMENTS AND CONTINGENCIES
Total liabilities	6,732	7,667

STOCKHOLDERS’ EQUITY (DEFICIT) (Numbers of shares rounded to thousands)

Preferred stock, $0.001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $0.001 par value; 100,000 shares authorized, 52,571 shares issued and 51,986 shares outstanding as of March 31, 2019 and 49,468 shares issued and 48,923 outstanding as of March 31, 2018	53	49
Additional paid-in-capital	113,310	108,585
Accumulated deficit	(115,886)	(102,236)
Treasury stock, at cost	(1,671)	(1,618)
Total stockholders’ equity (deficit)	(4,194)	4,780
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$2,538	$12,447

The accompanying notes are an integral part of these consolidated financial statements

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FISCAL YEARS ENDED MARCH 31

	(Dollars in thousands, except per share data)
	2019	2018
		(Restated)
CONTINUING OPERATIONS:
REVENUES (Note 4)	$1,062	$558

COST OF REVENUES	699	243

GROSS PROFIT	363	315
OPERATING EXPENSES:
Salaries and salary related costs, including non-cash share-based compensation of $2,722 and $20,592 for 2019 and 2018, respectively (Note 13)	4,848	25,962
Professional fees and consulting, including non-cash share-based compensation of $405 and $2,860 for 2019 and 2018, respectively (Note 13)	1,315	4,812
Other selling, general and administrative	1,671	1,677
Depreciation, amortization, and impairment	3,357	818
Research and development	3,320	5,576
Total operating expenses	14,511	38,845
Loss from continuing operations before other expenses	(14,148)	(38,530)

OTHER INCOME (EXPENSE):
Change in fair value of derivative liabilities	3,160	9,316
Interest expense, net of interest income	(417)	(55)
Total other income	2,743	9,261
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(11,405)	(29,269)
DISCONTINUED OPERATIONS:
Loss from discontinued operations	(2,300)	(4,181)
Gain on disposal of discontinued operations	57	636
Total discontinued operations	(2,243)	(3,545)
PROVISION FOR INCOME TAXES	(2)	(22)
NET LOSS	$(13,650)	$(32,836)

NET LOSS PER SHARE
Basic and diluted: Continuing operations	$(0.23)	$(0.64)
Discontinued operations	$(0.04)	$(0.08)
Total	$(0.27)	$(0.72)

SHARES USED IN CALCULATION OF NET LOSS PER SHARE
Basic and diluted	51,010	45,500

The accompanying notes are an integral part of these consolidated financial statements

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

MARCH 31, 2019

(Restated)

(Dollar amounts and number of shares in thousands)

	Preferred		Common		Additional Paid-In-	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total
Balances at April 1, 2017 (Restated)	-	$-	42,330	$42	$80,845	$(69,400)	$-	$11,487

Shares issued for cash in private placement, net of expenses	-	-	5,000	5	3,029	-	-	3,034

Share-based compensation – stock – Board of Directors	-	-	201	-	550	-	-	550

Share-based compensation – stock – services rendered	-	-	65	-	596	-	-	596

Share-based compensation – stock – employees	-	-	1,783	2	20,590	-	-	20,592

Purchase shares from employees in lieu of taxes	-	-	-	-	-	-	(1,618)	(1,618)

Stock issued to purchase 440 Labs	-	-	300	-	1,500	-	-	1,500

Share-based compensation due to employment agreements	-	-	300	-	1,500	-	-	1,500

Warrant conversion – cashless	-	-	49	-	-	-	-	-

Sale of Eco3d, shares received and cancelled	-	-	(560)	-	(25)	-	-	(25)

Net loss for the period	-	-	-	-	-	(32,836)	-	(32,836)

Balances at March 31, 2018 (Restated)	-	-	49,468	49	108,585	(102,236)	(1,618)	4,780

Shares issued for cash in private placement, net of expenses	-	-	2,969	3	1,648	-	-	1,651

Share-based compensation – options – Board of Directors	-	-	-	-	400	-	-	400

Share-based compensation – stock – services rendered	-	-	-	-	(14)	-	-	(14)

Share-based compensation – stock, options – employees	-	-	134	1	2,691	-	-	2,692

Purchase shares from employees in lieu of taxes	-	-	-	-	-	-	(53)	(53)

Net loss for the period	-	-	-	-	-	(13,650)	-	(13,650)

Balances at March 31, 2019	-	$-	52,571	$53	$113,310	$(115,886)	$(1,671)	$(4,194)

The accompanying notes are an integral part of these consolidated financial statements

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FISCAL YEARS ENDED MARCH 31

	(Dollars in thousands)
	2019	2018
Cash flows from operating activities:		(Restated)
Net loss	$(13,650)	$(32,836)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and impairment	3,357	3,041
Bad debt expense	486	-
Share-based compensation - services rendered	400	2,860
Share-based compensation - employees	2,673	20,592
Share-based compensation due to employment agreements	-	1,500
Change in fair value of derivative liabilities	(3,160)	(9,316)
Adjusted loss from discontinued operations	1,848	4,181
Gain on sale of discontinued operations	(57)	(636)
Loss on retirement of assets	5	61
Changes in assets and liabilities:
Accounts receivable	1,611	(1,060)
Inventory	-	(983)
Prepaid expenses and other current assets	(36)	34
Other assets	(26)	6
Accounts payable	(934)	634
Accrued liabilities	291	(1,691)
Net cash used in operating activities of continuing operations	(7,192)	(13,613)
Net cash used in discontinued operations	(1,848)	(4,030)
Net cash used in operating activities	(9,040)	(17,643)

Cash flows from investing activities:
Proceeds from sale of discontinued operations	825	2,029
Purchases of short-term investments	-	(1,001)
Redemption of short-term investments	-	1,001
Purchases of property and equipment	(289)	(277)
Net cash provided by investing activities	536	1,752

Cash flows from financing activities:
Proceeds from issuance of common stock and warrants, net of fees	4,221	12,693
Proceeds from credit facility	1,350	-
Purchase of treasury shares from employees	(53)	(1,618)
Repayments of debt - related parties	-	(100)
Repayments of debt	(500)	-
Net cash provided by financing activities	5,018	10,975
NET DECREASE IN CASH	(3,486)	(4,916)
Cash - beginning of period	3,730	8,646
Cash - end of period	$244	$3,730

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$382	$60
Cash paid for income taxes	$2	$-

SUMMARY OF NONCASH ACTIVITIES:
Inventory reclassified to property and equipment	$-	$2,477
Assets and liabilities acquired via acquisition of companies:
Identifiable intangible assets	$-	$1,435
Goodwill	$-	$65
Other assets	$-	$28

The accompanying notes are an integral part of these consolidated financial statements

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Ecoark Holdings, Inc. (“Ecoark Holdings”) is an innovative AgTech company that is focused on modernizing the post-harvest fresh food supply chain for a wide range of organizations including growers, processors, distributors and retailers. Ecoark Holdings is the parent company of Ecoark, Inc. and Magnolia Solar Inc. On June 6, 2019, the Company announced that it had entered into a definitive agreement to acquire Trend Discovery Holdings, Inc. (“Trend Discovery”), a company that owns a registered investment advisor and a fund administration services company.

Ecoark, Inc. (“Ecoark”) was founded in 2011. Ecoark merged into a wholly-owned subsidiary of Magnolia Solar Corporation (“MSC”) on March 24, 2016, with Ecoark as the surviving entity. At the merger, MSC changed its name to Ecoark Holdings, Inc. Ecoark is the parent company of Eco360, Pioneer Products and Zest Labs (formerly known as Intelleflex Corporation). Ecoark was also the parent company of Eco3d until it was sold in April 2017, as discussed below.

Eco3d, LLC (“Eco3d”) was located in Phoenix, Arizona and provides customers with 3d technologies. Eco3d was formed by Ecoark in November 2013 and Ecoark owned 65% of the LLC. The remaining 35% was reflected as non-controlling interest until September 2016 when Ecoark Holdings issued shares of stock in exchange for the 35% non-controlling interest. Eco3d provides 3d mapping, modeling, and consulting services for clients in retail, construction, healthcare, and other industries throughout the United States. As described further in Note 2, in March 2017 the Ecoark Holdings Board of Directors (“Ecoark Holdings Board”) approved a plan to sell Eco3d, and the sale was completed in April 2017.

Eco360, LLC (“Eco360”) was engaged in research and development activities. Eco360 was formed in November 2014 by Ecoark. Eco360 does not currently have any active operations.

Pioneer Products, LLC (“Pioneer Products”) was involved in the selling of recycled plastic products and other products. It sold to the world’s largest retailer. Pioneer Products was purchased by Ecoark in 2012. Pioneer Products acquired Sable Polymer Solutions, LLC in a stock transaction on May 3, 2016, so its results were included with Pioneer’s since May 2016. As described in Note 2, in May 2018 the Ecoark Holdings Board approved a plan to sell Pioneer, and it ceased operations in February 2019.

Sable Polymer Solutions, LLC (“Sable”) was located in Flowery Branch, Georgia and specialized in the sale, purchase and processing of post-consumer and post-industrial plastic materials. It provided products to a variety of suppliers and customers throughout the plastics processing industry, from small extruders, molders and scrap collectors to large corporations. As described in Note 2, in May 2018 the Ecoark Holdings Board approved a plan to sell Sable, and its key assets were sold in March 2019.

Zest Labs, Inc. (“Zest Labs”) is located in San Jose, California and offers freshness management solutions for grocers, restaurants, growers, manufacturers and suppliers. Its Zest Fresh solution is a cloud-based post-harvest freshness management solution that improves delivered quality and reduces losses due to temperature handling and processing by intelligently matching customer freshness requirements with actual product freshness. It focuses on four primary value propositions – operational efficiency, consistent food freshness, reduced waste, and improved food safety. Zest Fresh empowers workers with real-time analytic tools and alerts that improve efficiency while driving quality consistency through best practice adherence at a pallet level. The Zest Delivery solution offers dynamic monitoring and control for prepared food delivery containers, helping delivery and dispatch personnel ensure the quality and safety of delivered food. Zest Labs (then known as Intelleflex Corporation) was purchased by Ecoark in September 2013. Effective October 28, 2016, Intelleflex Corporation changed its name to Zest Labs, Inc. to align its corporate name with its mission and the brand name of its products and services. Zest Labs acquired 440labs, Inc. in a stock transaction on May 23, 2017.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

440labs, Inc. (“440labs”) is located near Boston, Massachusetts and is a software development and information solutions provider for cloud, mobile, and IoT (Internet of Things) applications. 440labs had been a key development partner with Zest Labs for more than four years prior to the May 2017 acquisition, contributing its expertise in scalable enterprise cloud solutions and mobile applications.

Magnolia Solar Inc. (“Magnolia Solar”) is located in Albany, New York and is principally engaged in the development and commercialization of nanotechnology-based, high-efficiency, thin-film technology that can be deposited on a variety of substrates, including glass and flexible structures. Magnolia Solar was a subsidiary of MSC that merged with Ecoark on March 24, 2016 to create Ecoark Holdings and continued operations as a subsidiary of Ecoark Holdings. As described in Note 2, in May 2018 the Ecoark Holdings Board approved a plan to sell Magnolia Solar, and the sale was completed in May 2019.

Principles of Consolidation

The consolidated financial statements include the accounts of Ecoark Holdings and its direct and indirect subsidiaries, collectively referred to as “the Company”. All significant intercompany accounts and transactions have been eliminated in consolidation. Ecoark Holdings is a holding company that holds 100% of Ecoark and Magnolia Solar. Ecoark holds 100% of Eco360, Pioneer Products (which owns 100% of Sable), Zest Labs and, until April 2017, Eco3d. As described further in Note 2, in March 2017 the Ecoark Holdings Board approved a plan to sell Eco3d, and the sale was completed in April 2017. Ecoark previously owned 65% of Eco3d and the remaining 35% interest was owned by executives of Eco3d until September 2016 when the executives’ 35% interest was acquired in exchange for 525 shares of Ecoark Holdings stock. In conjunction with the sale of Eco3d in April 2017, the 525 shares were reacquired by the Company and canceled.

In May 2018 the Ecoark Holdings Board approved a plan to sell key assets of Pioneer (including the assets of Sable) and Magnolia Solar. Relevant assets and liabilities are classified as held for sale and operations as discontinued in the consolidated financial statements. See Note 2.

The Company applies the guidance of Topic 810 Consolidation of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—are consolidated except when control does not rest with the parent. Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

Noncontrolling Interests

In accordance with ASC 810-10-45 Noncontrolling Interests in Consolidated Financial Statements, the Company classifies noncontrolling interests as a component of equity within the consolidated balance sheet. In September 2016, the 35% noncontrolling interest of Eco3d was acquired in exchange for 525 shares of Ecoark Holdings stock which eliminated the noncontrolling interest. On April 14, 2017, the Company sold the assets, liabilities and membership interests in Eco3d, and the 525 shares of Ecoark Holdings were returned as part of the sales proceeds and were subsequently canceled.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “Commission” or the “SEC”). It is management’s opinion that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

Reclassification

The Company has reclassified certain amounts in the fiscal 2018 consolidated financial statements to comply with the 2019 presentation. These principally relate to classification of certain revenues, cost of revenues and related segment data, as well as certain research and development expenses. Reclassifications relating to the discontinued operations of Eco3d, Pioneer, Sable and Magnolia are described further in Note 2. The Company reclassified certain items in inventory of Zest Labs to property and equipment to reflect the transition to the Software as a Service (“SaaS”) model. The reclassifications had no impact on total net loss or net cash flows for the years ended March 31, 2019 and 2018. However, restatements described further in Note 3 did impact fiscal 2018 reported amounts.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, fair value of assets held for sale and assets and liabilities acquired, impaired value of equipment and intangible assets, liabilities to accrue, fair value of derivative liabilities associated with warrants, cost incurred in the satisfaction of performance obligations, permanent and temporary differences related to income taxes and determination of the fair value of stock awards. Actual results could differ from those estimates.

Cash

Cash consists of cash, demand deposits and money market funds with an original maturity of three months or less. The Company holds no cash equivalents as of March 31, 2019 and 2018, respectively. The Company maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

Inventory

Inventory was stated at the lower of cost or market. Inventory cost was determined on average cost and at standard cost, which approximates average costs in accordance with ASC 330-10-30-12. Provisions were made to reduce slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values. The Company established reserves for this purpose. As of March 31, 2018, the inventory of Sable was included in assets held for sale as more fully described on Note 2. Effective April 1, 2017, the Company changed its inventory costing method at Sable from first-in first-out (“FIFO”) to average cost. FIFO costs approximated average cost. The change was made in conjunction with a system conversion that enabled the Company to move from a periodic to a perpetual inventory system. In accordance with ASC 250-10-45-11 through 45-13, management determined that the change was preferable because it provides better operational control and visibility into inventory levels and costs, and it facilitates cost analysis at a batch level that was not available previously. The effect of the change was not material to the Company’s consolidated financial statements for the period ended March 31, 2018. As of March 31, 2018, the inventory of Zest Labs consisting of tags, readers, antenna, etc. was reclassified to property and equipment to reflect the use of the assets in the SaaS revenue model.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

Property and Equipment and Long-Lived Assets

Property and equipment is stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from two to ten years for all classes of property and equipment, except leasehold improvements which are depreciated over the term of the lease, which is shorter than the estimated useful life of the improvements.

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has early adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment effective April 1, 2017. The adoption of this ASU did not have a material impact on our consolidated financial statements.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

ASC 360-10 addresses criteria to be considered for long-lived assets expected to be disposed of by sale. Six criteria are listed in ASC 360-10-45-9 that must be met in order for assets to be classified as held for sale. Once the criteria are met, long-lived assets classified as held for sale are to be measured at the lower of carrying amount or fair value less costs to sell. The Company did consider it necessary to record impairment charges for equipment acquired as part of the Sable acquisition. As of March 31, 2019 and 2018, the property and equipment of Sable and Magnolia Solar have been reclassified as assets held for sale as more fully described in Note 2.

Intangible assets with definite useful lives are stated at cost less accumulated amortization and impairment. Intangible assets capitalized as of March 31, 2019 and 2018 represent the valuation of the Company-owned patents, outsourced vendor relationships and non-compete agreements. These intangible assets were being amortized on a straight-line basis over their estimated average useful lives of thirteen and a half years for the patents, three years for outsourced vendor relationships and two years for non-compete agreements. Expenditures on intangible assets through the Company’s filing of patent and trademark protection for Company-owned inventions are expensed as incurred.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company tested the carrying value of its long-lived assets for recoverability during the year ended March 31, 2019, and impairments were recorded during this period.

Advertising Expense

The Company expenses advertising costs, as incurred. Advertising expenses for the years ended March 31, 2019 and 2018, which were nominal, are included in other general and administrative costs.

Software Costs

The Company accounts for software development costs in accordance with ASC 985-730 Software Research and Development, and ASC 985-20 Costs of Software to be Sold, Leased or Marketed. ASC 985-20 requires that costs related to the development of the Company’s products be capitalized as an asset when incurred subsequent to the point at which technological feasibility of the enhancement is established and prior to when a product is available for general release to customers. ASC 985-20 specifies that technological feasibility can be established by the completion of a detailed program design. Costs incurred prior to achieving technological feasibility are expensed. The Company does utilize detailed program designs; however, the Company’s products are released soon after technological feasibility has been established and as a result software development costs have been expensed as incurred.

Research and Development Costs

Research and development costs are expensed as incurred. These costs include internal salaries and related costs and professional fees for activities related to development. These costs relate to the Zest Data Services platform, Zest Fresh and Zest Delivery.

Subsequent Events

Subsequent events were evaluated through the date the consolidated financial statements were filed.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

Shipping and Handling Costs

The Company reports shipping and handling revenues and their associated costs in revenue and cost of revenue, respectively. Shipping revenues and costs for the years ended March 31, 2019 and 2018, were nominal and included in cost of product sales.

Revenue Recognition

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which the Company early adopted effective April 1, 2017. No cumulative adjustment to accumulated deficit was required as a result of this adoption, and the early adoption did not have a material impact on our consolidated financial statements as no material arrangements prior to the adoption were impacted under the new pronouncement.

The Company accounts for a contract when it has been approved and committed to, each party’s rights regarding the goods or services to be transferred have been identified, the payment terms have been identified, the contract has commercial substance, and collectability is probable. Revenue is generally recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities. Revenue recognition for multiple-element arrangements requires judgment to determine if multiple elements exist, whether elements can be accounted for as separate units of accounting, and if so, the fair value for each of the elements.

Revenue from software license agreements of Zest Labs is recognized over time or at a point in time depending on the evaluation of when the customer obtains control of the promised goods or services over the term of the agreement. For agreements where the software requires continuous updates to provide the intended functionality, revenue is recognized over the term of the agreement. For software as a service (“SaaS”) contracts that include multiple performance obligations, including hardware, perpetual software licenses, subscriptions, term licenses, maintenance and other services, the Company allocates revenue to each performance obligation based on estimates of the price that would be charged to the customer for each promised product or service if it were sold on a standalone basis. For contracts for new products and services where standalone pricing has not been established, the Company allocates revenue to each performance obligation based on estimates using the adjusted market assessment approach, the expected cost plus a margin approach or the residual approach as appropriate under the circumstances. Contracts are typically on thirty-day payment terms from when the Company satisfies the performance obligation in the contract. In fiscal 2019, the Company did not have significant revenue from software license agreements.

The Company accounts for contract costs in accordance with ASC Topic 340-40, Contracts with Customers. The Company recognizes the cost of sales of a contract as expense when incurred or at the time a performance obligation is satisfied. The Company recognizes an asset from the costs to fulfill a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained.

Revenue Recognition – Discontinued Operations

Product revenue for discontinued operations which is netted in loss from discontinued operations consists primarily of the sale of recycled plastics products by Pioneer and Sable. Contracts for products are for products held in inventory and typically are on thirty-day payment terms. Management’s evaluation of credit risk involves judgement and may include securing insurance coverage on the recoverability of the receivables. Revenues are recognized when obligations under the terms of a contract with the customer are satisfied and when control of the promised goods are transferred to the customer, typically when products are shipped to the customer. Expected costs of standard warranties and claims are recognized as expense.

For discontinued operations of Magnolia Solar, services contracts include research contracts for the government. The contracts define delivery dates for which the performance obligation will be satisfied over time. Revenue is recognized over time based on the output method to measure the Company’s progress toward complete satisfaction of a performance obligation.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

Accounts Receivable and Concentration of Credit Risk

The Company considers accounts receivable, net of allowance for returns and doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized, however credit insurance is obtained for some customers. Past-due status is based on contractual terms.

Uncertain Tax Positions

The Company follows ASC 740-10 Accounting for Uncertainty in Income Taxes. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Vacation and Paid-Time-Off Compensation

The Company follows ASC 710-10 Compensation – General. The Company records liabilities and expense when obligations are attributable to services already rendered, will be paid even if an employee is terminated, payment is probable, and the amount can be estimated.

Share-Based Compensation

The Company follows ASC 718 Compensation – Stock Compensation and has early adopted ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting as of July 1, 2017. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. Share-based compensation expense for all awards granted is based on the grant-date fair values. The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate. The Company facilitates payment of the employee tax withholdings resulting from the issuances of these awards by remitting the employee taxes and recovering the resulting amounts due from the employee either via payments from employees or from the sale of shares issued sufficient to cover the amounts due the Company.

The Company measures compensation expense for its non-employee share-based compensation under ASC 505-50 Equity-Based Payments to Non-Employees. The fair value of the options and shares issued is used to measure the transactions, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to expense, or to a prepaid expense if shares of common stock are issued in advance of services being rendered, and additional paid-in capital.

The Company adopted ASU 2016-09 Improvements to Employee Share-Based Payment Accounting effective April 1, 2017. Cash paid when shares were directly withheld for tax withholding purposes is classified as a financing activity in the statement of cash flows. There were no other impacts from this adoption.

Fair Value of Financial Instruments

ASC 825 Financial Instruments requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities, and amounts payable to related parties, approximate fair value because of the short-term maturity of those instruments. The Company does not utilize derivative instruments. The carrying amount of the Company’s debt instruments also approximates fair value.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

Leases

The Company follows ASC 840 Leases in accounting for leased properties. The Company leases office and production facilities for terms typically ranging from three to five years. Rent escalations over the term of a lease are considered at the inception of the lease such that the monthly average for all payments is recorded as straight-line rent expense with any differences recorded in accrued liabilities. As subsequently described, the Company is adopting ASC 842 Leases for the fiscal year beginning April 1, 2019.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only basic weighted average number of common shares are used in the computations.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. Management evaluates all of the Company’s financial instruments, including warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The Company generally uses a Black-Scholes model, as applicable, to value the derivative instruments at inception and subsequent valuation dates when needed. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is remeasured at the end of each reporting period. The Black-Scholes model is used to estimate the fair value of the derivative liabilities. Applying this accounting policy resulted in restatements of prior periods as more fully described in Note 3.

Fair Value Measurements

ASC 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

Segment Information

The Company follows the provisions of ASC 280-10 Segment Reporting. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. As a result of Sable, Pioneer and Magnolia Solar being classified as discontinued operations, the Company and its Chief Operating Decision Makers determined that the Company’s operations now consist of only one segment, Zest Labs.

Related-Party Transactions

Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all material related-party transactions (see Note 12). All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

Recently Adopted Accounting Pronouncements

In May 2014, August 2015 and May 2016, the FASB issued ASU 2014-09 Revenue from Contracts with Customers, ASU 2015-14 Revenue from Contracts with Customers, Deferral of the Effective Date, and ASU 2016-12 Revenue from Contracts with Customers, Narrow-Scope Improvements and Practical Expedients, respectively, which implement ASC Topic 606. ASU 2017-13 issued in September 2017 clarifies SEC Staff guidance on the transition to ASC 606. ASC Topic 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance under U.S. GAAP, including industry-specific guidance. It also requires entities to disclose both quantitative and qualitative information that enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in these ASUs are effective for annual periods beginning after December 15, 2017, and interim periods therein. Early adoption is permitted for annual periods beginning after December 15, 2016. These ASUs may be applied retrospectively with a cumulative adjustment to retained earnings in the year of adoption. The Company adopted the above ASUs (ASC Topic 606) effective April 1, 2017. The adoption of these ASUs did not have a material impact on our consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting. The FASB issued this update to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718 to a change to the terms or conditions of a share-based payment award. The amendments in this update are required for all entities for annual periods, including interim periods within those annual periods, beginning after December 15, 2017 and early adoption is permitted. The Company adopted ASU 2017-09 as of July 1, 2017. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment. The amendments in this update are required for public business entities that have goodwill reported in their financial statements and have not elected the private company alternative for the subsequent measurement of goodwill. The update is intended to simplify the annual or interim goodwill impairment test. A public business entity that is a U.S. SEC filer must adopt the amendments in this update for its annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company adopted ASU 2017-04 effective April 1, 2017. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01 Business Combinations (Topic 805), Clarifying the Definition of a Business. The amendments in this update are required for public business entities that have goodwill reported in their financial statements and have not elected the private company alternative for the subsequent measurement of goodwill. The update is intended to clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. Public business entities must apply the amendments in this update to annual periods beginning after December 15, 2017. Early application is permitted under certain conditions. The Company adopted ASU 2017-01 effective April 1, 2017. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15 Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. The amendments in this update provided guidance on eight specific cash flow issues. This update provided specific guidance on each of the eight issues, thereby reducing the diversity in practice in how certain transactions are classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years and interim periods beginning after December 31, 2017. Early adoption is permitted. The Company adopted ASU 2016-15 effective April 1, 2017. The adoption of this ASU did not have a material impact on our consolidated financial statements.

The Company adopted ASU 2016-09 Improvements to Employee Share-Based Payment Accounting effective April 1, 2017. Cash paid when shares were directly withheld for tax withholding purposes is classified as a financing activity in the statement of cash flows. There were no other impacts from this adoption.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Rounds and II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. This ASU changes the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. The amendments also require entities to recognize the effect of the down round feature on earnings per share when it is triggered. ASU 2017-11 should be adopted retrospectively or as a cumulative-effect adjustment as of the date of adoption, only to financial instruments outstanding as of the initial application date. ASU 2017-11 will be effective for annual reporting periods, and interim periods within those annual periods, beginning after December 15, 2018, which will be the Company’s fiscal year 2020 (beginning April 1, 2019). Early adoption is permitted, including adoption in an interim period. Prior to the adoption of this guidance the issuance of equity instruments with a down round feature would have had an impact on the Company’s consolidated financial statements and related disclosures.

Recently Issued Accounting Standards

In February 2016, the FASB issued ASU 2016-02 and later updated with ASU 2019-01 in March 2019 Leases (Topic 842). The ASU’s change the accounting for leased assets, principally by requiring balance sheet recognition of assets under lease arrangements. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. On adoption, the Company currently expects to recognize additional operating liabilities of approximately $121, with corresponding right of use assets of $112 based on the present value of the remaining minimum rental payments under leasing standards for existing operating leases.

In June 2018, the FASB issued ASU 2018-07 Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU is intended to simplify aspects of share-based compensation issued to non-employees by making the guidance consistent accounting for employee share-based compensation. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. The Company does not expect the impact to be material given the current nonemployee share-based grants outstanding.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Going Concern

The Company has experienced losses from operations resulting in an accumulated deficit of $115,886 since inception. The accumulated deficit as well as recurring losses of $13,650 and $32,836 for the years ended March 31, 2019 and 2018, respectively, cash used in operating activities in fiscal 2019 and 2018 were $9,040 and $17,643, respectively, and negative working capital of $5,045 as of March 31, 2019, have resulted in the uncertainty of the Company’s ability to continue as a going concern.

These consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

The Company raised additional capital through the issuance of common stock (net of fees), in private placements, issuances under equity purchase agreements and sales of convertible notes of $4,221 and $12,693 in the year ended March 31, 2019 and 2018, respectively (see Note 13). In addition, the Company has secured a $10,000 credit facility (see Note 10), and it has effected a merger with Trend Discovery Holdings, Inc. on May 31, 2019 (see Note 19). The Company’s ability to raise additional capital through future equity and debt securities issuances and funding from the credit facility and Trend Discovery is not assured. Obtaining additional financing and the successful development of the Company’s strategic plan to achieve profitability are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

As more fully described in Note 3, in connection with the preparation of the Company’s consolidated financial statements as of and for the fiscal ended March 31, 2019, the Company identified inadvertent errors in the accounting for certain embedded derivative liabilities associated with warrants issued as a part of capital raises in 2017 and 2018. In connection with those capital raises, proceeds (net of fees) were accounted for as equity. Upon further evaluation, the Company determined that a portion of the capital raised should have been accounted for as liabilities with fair value changes recorded in the Company’s consolidated statements of operations.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

NOTE 2: DISCONTINUED OPERATIONS

On April 14, 2017, the Company sold the assets, liabilities and membership interests in Eco3d to a group led by executives of Eco3d after the Company’s Board concluded that Eco3d did not fit the future strategic direction of the Company. The Company received $2,029 in cash and 560 shares of the Company’s common stock (including 525 shares that had been exchanged for the noncontrolling interest in September 2016) that was held by executives of Eco3d, which were canceled upon receipt. There will be no significant continuing involvement with Eco3d.

On March 12, 2019, the Company sold the inventory and property and equipment of Sable to a buyer for cash and a short-term receivable. There will be no significant continuing involvement with Sable.

In addition, as a result of receiving letters of intent for the sale of key assets of Pioneer and Magnolia Solar, and the approval by the Company’s Board to sell the assets, those assets are included in assets held for sale and their operations included in discontinued operations.

Carrying amounts of major classes of assets and liabilities classified as held for sale and included as part of discontinued operations in the consolidated balance sheets consisted of the following as of March 31:

	2019	2018
Inventory	$-	$611
Other current assets	23	34
Current assets – held for sale	$23	$645

Property and equipment, net	$-	$995
Other assets	-	28
Non-current assets – held for sale	$-	$1,023

Accounts payable	$23	$30
Accrued liabilities	11	13
Current liabilities – held for sale	$34	$43

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

Major line items constituting income (loss) from discontinued operations in the consolidated statements of operations for the years ended March 31 consisted of the following:

	2019	2018
Revenue	$9,883	$9,541
Cost of revenue	10,515	10,567
Gross (loss)	(632)	(1,026)
Operating expenses	1,668	3,155
Loss from discontinued operations	$(2,300)	$(4,181)
Non-cash expenses	$452	$2,223

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance due to the uncertainty of realizing income tax benefit for all periods presented, and the income tax provision for all periods presented was considered immaterial. Thus, no separate tax provision or benefit relating to discontinued operations is included here or on the face of the consolidated statements of operations.

Non-cash expenses above consist principally of depreciation, amortization and impairment costs. Capital expenditures of discontinued operations were principally at Sable and amounted to $268 and $253 for fiscal 2019 and 2018, respectively.

Gain on the sale of Sable assets of $57 in March 2019 and on the sale of Eco3d of $636 in May 2017 was recognized in discontinued operations.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

NOTE 3: RESTATEMENTS

In connection with the preparation of the Company’s consolidated financial statements as of and for the fiscal year ended March 31, 2019, the Company identified inadvertent errors in the accounting for certain embedded derivative liabilities associated with warrants issued as a part of capital raises in 2017 and 2018. In connection with those capital raises, proceeds (net of fees) were accounted for as equity. Upon further evaluation, the Company determined that a portion of the capital raised should have been accounted for as liabilities with fair value changes recorded in the Company’s consolidated statements of operations. Accordingly, the Company is restating herein its previously issued consolidated financial statements and the related disclosures for the fiscal year ended March 31, 2018 and interim periods in fiscal years 2018 and 2019 as well as an adjustment to the opening balance sheet for the first interim period of fiscal 2018 (the “Restated Periods”). The adjustment to the opening balance sheet as of April 1, 2017 consisted of establishing a current derivatives liability of $3,351, offset by a reduction in additional paid-in-capital of $4,180 and a reduction of accumulated deficit of $829.

The categories of misstatements and their impact on previously reported consolidated financial statements for the 2018 and 2017 annual periods are described below:

Derivative Liability: The recognition, measurement and presentation and disclosure related to the warrants issued in conjunction with reserved private placements of the Company’s common stock.

Stockholders’ Deficit: The measurement and presentation and disclosure related to the derivative liability associated with the warrants issued in conjunction with the reserved private placements originally classified as additional paid in capital.

Change in Fair Value of Derivative Liabilities: The recognition, measurement and presentation and disclosure related to changes in the fair value of the derivative liability

In addition to the restatement of the financial statements, certain information within the following notes to the financial statements have been restated to reflect the corrections of misstatements discussed above as well as to add disclosure language as appropriate:

Note 1: Organization and Summary of Significant Accounting Policies

Note 9: Warrant Derivative Liabilities

Note 13: Stockholders’ Equity (Deficit)

Note 18: Fair Value Measurements

The financial statement misstatements reflected in previously issued consolidated financial statements did not impact cash flows from operations, investing, or financing activities in the Company’s consolidated statements of cash flows for any period previously presented, however they did impact individual line items.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

Comparison of restated financial statements to financial statements as previously reported

The following tables compare the Company’s previously issued Consolidated Balance Sheet, Consolidated Statements of Operations, Consolidated Statement of Cashflows, and Consolidated Statement of Changes in Stockholders’ Equity as of and for the year ended March 31, 2018 to the corresponding restated consolidated financial statements for that year.

		(Dollars in thousands,
		except per share data)
	March 31,	Restatement	March 31,
	2018	Adjustment	2018
	As Reported		As Restated
ASSETS
CURRENT ASSETS
Cash ($265 pledged as collateral for credit)	$3,730	$-	$3,730
Accounts receivable, net of allowance of $87	2,617	-	2,617
Prepaid expenses and other current assets	242	-	242
Current assets held for sale	645	-	645
Total current assets	7,234	-	7,234
NON-CURRENT ASSETS
Property and equipment, net	2,619	-	2,619
Intangible assets, net	1,545	-	1,545
Non-current assets held for sale	1,023	-	1,023
Other assets	26	-	26
Total non-current assets	5,213	-	5,213
TOTAL ASSETS	$12,447	-	$12,447

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$2,350	$-	$2,350
Accrued liabilities	1,080	-	1,080
Derivative liabilities	-	3,694	3,694
Current portion of long-term debt	500	-	500
Current liabilities held for sale	43	-	43
Total current liabilities	3,973	3,694	7,667
NON-CURRENT LIABILITIES
Long-term debt, net of current portion	-	-	-
Long-term debt, net of current portion - related party	-	-
COMMITMENTS AND CONTINGENCIES
Total liabilities	3,973	3,694	7,667

STOCKHOLDERS’ EQUITY (DEFICIT) (Numbers of shares rounded to thousands)

Preferred stock, $0.001 par value; 5,000 shares authorized; none issued	-	-	-
Common stock, $0.001 par value; 100,000 shares authorized, 49,468 shares issued and 48,923 shares outstanding as of March 31, 2018	49	-	49
Additional paid-in-capital	122,424	(13,839)	108,585
Accumulated deficit	(112,381)	10,145	(102,236)
Treasury stock, at cost	(1,618)	-	(1,618)
Total stockholders’ equity (deficit)	8,474	(3,694)	4,780
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$12,447	-	$12,447

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

	Year Ended		Year Ended
	March 31,	Restatement	March 31,
	2018	Adjustment	2018
	As Reported		As Restated
CONTINUING OPERATIONS:

REVENUES	$558	$-	$558

COST OF REVENUES	243	-	243

GROSS PROFIT (LOSS)	315	-	315
OPERATING EXPENSES:
Salaries and salary related costs, including share-based compensation	25,962	-	25,962
Professional fees and consulting, including share-based compensation	4,812		4,812
Selling, general and administrative	1,677	-	1,677
Depreciation, amortization, and impairment	818	-	818
Research and development	5,576	-	5,576
Total operating expenses	38,845	-	38,845
Loss from continuing operations before other expenses	(38,530)	-	(38,530)

OTHER EXPENSE:
Change in fair value of derivative liabilities	-	9,316	9,316
Interest expense, net of interest income	(55)	-	(55)
Total other expenses	(55)	9,316	9,261
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(38,585)	9,316	(29,269)
DISCONTINUED OPERATIONS:
Income (loss) from discontinued operations	(4,181)	-	(4,181)
Gain on disposal of discontinued operations	636	-	636
Total discontinued operations	(3,545)	-	(3,545)
PROVISION FOR INCOME TAXES	22	-	22
NET LOSS	(42,152)	9,316	(32,836)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	-		-
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(42,152)	$9,316	$(32,836)

NET LOSS PER SHARE
Basic and diluted: Continuing operations	$(0.85)	$(0.21)	$(0.64)
Discontinued operations	$(0.08)	-	$(0.08)
Total	$(0.93)	$0.21	$(0.72)

SHARES USED IN CALCULATION OF NET LOSS PER SHARE
Basic and diluted	45,500		45,500

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

	Year Ended March 31,	Restatement	Year Ended March 31,
	2018	Adjustment	2018
	As Reported		As Restated
Cash flows from operating activities:
Net loss attributable to controlling interest	$(42,152)	$9,316	$(32,836)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and impairment	3,041	-	3,041
Shares of common stock issued for services rendered	2,860	-	2,860
Share-based compensation – stock - employees	20,592	-	20,592
Share-based compensation due to employment agreements	1,500	-	1,500
Change in value of derivative liabilities		(9,316)	(9,316)
(Income) loss from discontinued operations	4,181		4,181
Gain on sale of discontinued operations	(636)	-	(636)
Loss on retirement of assets	61	-	61
Changes in assets and liabilities:
Accounts receivable	(1,060)	-	(1,060)
Inventory	(983)	-	(983)
Prepaid expenses	90	-	90
Other current assets	(56)	-	(56)
Other assets	6	-	6
Accounts payable	634	-	634
Accrued liabilities	(1,691)	-	(1,691)
Net cash used in operating activities of continuing operations	(13,613)	-	13,613)
Net cash used in discontinued operations	(4,030)	-	(4,030)
Net cash used in operating activities	(17,643)	-	(17,643)

Cash flows from investing activities:
Proceeds from sale of Eco3d	2,029	-	2,029
Purchases of short-term investments	(1,001)	-	(1,001)
Redemption of short-term investments	1,001	-	1,001
Purchases of property and equipment	(277)	-	(277)
Net cash provided by (used in) investing activities	1,752	-	1,752

Cash flows from financing activities:
Proceeds from issuance of common stock, net of fees	12,693	-	12,693
Purchase of treasury shares from employees	(1,618)	-	(1,618)
Repayments of debt - related parties	(100)	-	(100)
Net cash provided by financing activities	10,975	-	10,975
NET INCREASE (DECREASE) IN CASH	(4,916)	-	(4,916)
Cash - beginning of period	8,646	-	8,646
Cash - end of period	$3,730	$-	$3,730

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$60	$-	$60
Cash paid for income taxes	$-	$-	$-

SUMMARY OF NONCASH ACTIVITIES:
Inventory reclassified to property and equipment	$2,477	$-	$2,477
Assets and liabilities acquired via acquisition of companies:
Identifiable intangible assets	$1,435	$-	$1,435
Goodwill	$65	$-	$65
Other assets	$28	$-	$28

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

The Company’s financial statements as of March 31, 2017, contained the following adjustments: (1) overstatement of additional-paid-in-capital by $4,180, (2) understatement of warrant liability by $3,351, and (3) overstatement of net loss due to change in fair value of warrant liability by $829. Accumulated deficit as of April 1, 2017, has been reduced by $4,180 to correct the aggregate effect of the adjustments, net of their related income tax effect of $0. Had the errors not been made, net loss for fiscal 2017 would have been decreased by $829, net of income tax of $0 due to the Company having a full valuation allowance for its net deferred tax assets. These adjustments were made to correct an error made in fiscal year 2017 of classifying certain warrants issued in May 2017 as a component of equity rather than as a liability at inception and changes in the fair value of the warrant liability not being recognized in the statement of operations.

	Preferred		Common		Additional Paid-In-	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total
Balances at April 1, 2017 (Restated)	-	$-	42,330	$42	$80,845	$(69,400)	$-	$11,487

Shares issued for cash in private placement, net of expenses (Restated)	-	-	5,000	5	3,029	-	-	3,034

Share-based compensation – stock – Board of Directors	-	-	201	-	550	-	-	550

Share-based compensation – stock – services rendered	-	-	65	-	596	-	-	596

Share-based compensation – stock – employees	-	-	1,783	2	20,590	-	-	20,592

Purchase shares from employees in lieu of taxes	-	-	-	-	-	-	(1,618)	(1,618)

Stock issued to purchase 440 Labs	-	-	300	-	1,500	-	-	1,500

Share-based compensation due to employment agreements	-	-	300	-	1,500	-	-	1,500

Warrant conversion – cashless	-	-	49	-	-	-	-	-

Sale of Eco3d, shares received and cancelled	-	-	(560)	-	(25)	-	-	(25)

Net loss for the period (Restated)	-	-	-	-	-	(32,836)	-	(32,836)

Balances at March 31, 2018 (Restated)	-	-	49,468	49	108,585	(102,236)	(1,618)	4,780

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

NOTE 4: REVENUE

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which the Company early adopted effective April 1, 2017. No cumulative adjustment to accumulated deficit was required, and the early adoption did not have a material impact on our consolidated financial statements, as no material arrangements prior to the adoption were impacted by the new pronouncement.

The following table disaggregates the Company’s revenue by major source for the years ended March 31:

	2019	2018
Revenue:
Walmart	$1,000	$500
Software as a Service (“SaaS”)	62	57
Hardware Sales	-	1
	$1,062	$558

Revenues in the year ended March 31, 2019 were principally from a project with Walmart. After paying invoices for $1,000 through June, Walmart has not paid the final $500. As a result, the Company has established an allowance for doubtful accounts of $500 until the matter is resolved. Zest SaaS revenues in the years ended March 31, 2019 and 2018 were from retailers and produce growers. There were no significant contract asset or contract liability balances for all periods presented. The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

NOTE 5: MERGER

On January 29, 2016, Ecoark entered into a Merger Agreement (“Merger Agreement”) with MSC providing, among other things, for the acquisition of Ecoark by MSC in a share for share exchange pursuant to which it was contemplated that at the closing Ecoark shareholders would own approximately 95% of the outstanding shares of MSC. On March 18, 2016, in a special meeting called by MSC, the shareholders of MSC approved proposals necessary to complete the Merger (“Merger”).

On March 24, 2016, the Merger was closed. Upon the closing of the transaction, under the Merger Agreement, Magnolia Solar Acquisition Corporation merged with and into Ecoark with Ecoark as the surviving corporation, which became a wholly-owned subsidiary of MSC. Thereafter, MSC changed its name to Ecoark Holdings, Inc. The transaction was accounted for as a reverse acquisition; for accounting purposes Ecoark acquired the assets and liabilities of Magnolia Solar effective March 24, 2016. The historical financial information presented prior to March 24, 2016 is that of Ecoark.

Further, the Articles of Incorporation were amended to increase the authorized shares of common stock to 100,000 shares, to effect the creation of 5,000 shares of “blank check” preferred stock, and to approve a reverse stock split of the MSC common stock of 1 for 250.

After the Merger, the Company had 29,057 shares of common stock issued and outstanding. MSC’s shareholders and holders of debt, notes, warrants and options received an aggregate of 1,351 shares of the Company’s common stock and Ecoark’s shareholders received an aggregate of 27,706 shares of the Company’s common stock.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

As a result of the Merger and in accordance with SAB Topic 14C and ASC 805-40-45, the Company has given retroactive effect to the transaction by adjusting the number of shares in the consolidated balance sheets, consolidated statements of operations, consolidated statement of changes in stockholders’ equity (deficit) and accompanying notes. The retroactive treatment changed the reported common shares and additional paid-in capital in the balance sheets, the shares used in the calculation of net loss per share and resulting net loss per share in the statements of operations, the number of shares and related dollar amounts in the statement of changes in stockholders’ equity (deficit), and various disclosures regarding number of shares and related amounts in these notes to consolidated financial statements. There was no effect on the net loss or total stockholders’ equity (deficit) as a result of the restatement.

The change became effective on March 24, 2016 when the Merger closed.

The financial statements presented herein for the period through March 24, 2016 represent the historical financial information of Ecoark, Inc., except for the capital structure as of December 31, 2015 which represents the historical amounts of MSC, retroactively adjusted to reflect the legal capital structure of MSC.

NOTE 6: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of March 31:

	2019	2018
Zest Labs freshness hardware	$2,493	$2,477
Computers and software costs	222	400
Machinery and equipment	200	211
Furniture and fixtures	-	89
Leasehold improvements	-	4
Total property and equipment	2,915	3,181
Accumulated depreciation and impairment	(2,091)	(562)
Property and equipment, net	$824	$2,619

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

As previously described, during the year ended March 31, 2018 Zest Labs entered into SaaS contracts with customers and $2,477 of assets previously classified as inventory have been reclassified to property and equipment. These assets will be used in the satisfaction of performance obligations to customers and depreciated over estimated useful lives of three to seven years. As of March 31, 2019, the Company performed an evaluation of the recoverability of these long-lived assets. The analysis was performed based on assumptions for both held for use and held for sale, and as a result an impairment of $1,139 was recorded as of March 31, 2019 related to these assets.

Depreciation expense for the years ended March 31, 2019 and 2018 was $672 and $119, respectively.

NOTE 7: INTANGIBLE ASSETS

Intangible assets consisted of the following as of March 31:

	2019	2018
Patents	$1,013	$1,013
Customer lists	-	-
Outsourced vendor relationships	340	340
Non-compete agreements	1,017	1,017
Goodwill	-	-
Total intangible assets	2,370	2370
Accumulated amortization and impairment	(2,370)	(825)
Intangible assets, net	$-	$1,545

The outsourced vendor relationships and non-compete agreements were recorded as part of the acquisition of 440labs described in Note 17 below.

Amortization expense for the years ended March 31, 2019 and 2018 was $553 and $555, respectively.

The Company performed a review of its customers and business results at Sable in 2017 to assess the recoverability of the carrying value of intangibles. As a result, impairment charges of $1,042 against the customer lists and a related write-down of goodwill of $582 from the initially recorded amount of $1,264 were recorded in the year ended March 31, 2018. In addition, $78 of the 440labs non-compete agreements were impaired due to the separation of one of the key employees and the remaining goodwill of $65 related to the 440labs acquisition was impaired in the three months ended March 31, 2018.

As of March 31, 2019, the Company evaluated the recoverability of the remaining intangible assets of Zest Labs and made the decision to fully impair the remaining net book value of $992 as of March 31, 2019.

Intangible assets consisting of customer lists and patents for Pioneer, including those held by Ecoark, and Magnolia have been reclassified for all years presented as assets held for sale as more fully described in Note 2 and accordingly amortization and impairment expense has been included in the loss from discontinued operations.

NOTE 8: ACCRUED LIABILITIES

Accrued liabilities consisted of the following as of March 31:

	2019	2018
Professional fees and consulting costs	$150	$325
Vacation and paid time off	345	278
Legal fees	108	100
Payroll and employee expenses	50	75
Hardware in transit	-	26
Other	175	276
Total	$828	$1,080

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

NOTE 9: WARRANT DERIVATIVE LIABILITIES

As described in Note 3 and Note 13, the Company issued common stock and warrants in several private placements in March 2017, May 2017, March 2018 and August 2018. The March and May 2017 and March and August 2018 warrants (collectively the “Derivative Warrant Instruments”) are classified as liabilities. The Derivative Warrant Instruments have been accounted for utilizing ASC 815 “Derivatives and Hedging”. The Company has incurred a liability for the estimated fair value of Derivative Warrant Instruments. The estimated fair value of the Derivative Warrant Instruments has been calculated using the Black-Scholes fair value option-pricing model with key input variables provided by management, as of the date of issuance, with changes in fair value recorded as gains or losses on revaluation in other income (expense).

The Company identified embedded features in the March and May 2017 warrants which caused the warrants to be classified as a liability. These embedded features included the implicit right for the holders to request that the Company settle the warrants in registered shares. Since maintaining an effective registration of shares is potentially outside the control of the Company, these warrants were classified as liabilities as opposed to equity. The accounting treatment of derivative financial instruments requires that the Company treat the whole instrument as liability and record the fair value of the instrument as derivatives as of the inception date of the instrument and to adjust the fair value of the instrument as of each subsequent balance sheet date.

The Company identified embedded features in the March and August 2018 warrants which caused the warrants to be classified as a liability. These embedded features included the right for the holders to request that the Company cash settle the warrant instruments from the Holder by paying to the Holder an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the Derivative Warrant Instruments on the date of the consummation of a fundamental transaction. The accounting treatment of derivative financial instruments requires that the Company treat the whole instrument as liability and record the fair value of the instrument as derivatives as of the inception date of the instrument and to adjust the fair value of the instrument as of each subsequent balance sheet date.

On the date of inception, the fair value of the March 2017 warrants of $4,609 was determined using the Black-Scholes Model based on a risk-free interest rate of 2.13% an expected term of 5.0 years, an expected volatility of 107% and a 0% dividend yield. At March 31, 2017, the fair value of the March 2017 warrants of $3,351 was determined using the Black-Scholes Model based on a risk-free interest rate of 1.93% an expected term of 4.9 years, an expected volatility of 105% and a 0% dividend yield. At March 31, 2018, the fair value of the March 2017 warrants of $537 was determined using the Black-Scholes Model based on a risk-free interest rate of 2.56% an expected term of 4.0 years, an expected volatility of 91% and a 0% dividend yield. At March 31, 2019, the fair value of the March 2017 warrants $256 was determined using the Black-Scholes Model based on a risk-free interest rate of 2.23% an expected term of 3.0 years, an expected volatility of 96% and a 0% dividend yield.

On the date of inception, the fair value of the May 2017 warrants of $7,772 was determined using the Black-Scholes Model based on a risk-free interest rate of 1.80% an expected term of 5.0 years, an expected volatility of 101% and a 0% dividend yield. At March 31, 2018, the fair value of the May 2017 warrants of $1,001 was determined using the Black-Scholes Model based on a risk-free interest rate of 2.56% an expected term of 4.17 years, an expected volatility of 91% and a 0% dividend yield. At March 31, 2019, the fair value of the May 2017 warrants of $505 was determined using the Black-Scholes Model based on a risk-free interest rate of 2.23% an expected term of 3.17 years, an expected volatility of 96% and a 0% dividend yield.

On the date of inception, the fair value of the March 2018 warrants of $3,023 was determined using the Black-Scholes Model based on a risk-free interest rate of 2.65% an expected term of 5.0 years, an expected volatility of 91% and a 0% dividend yield. At March 31, 2018, the fair value of the March 2018 warrants of $2,156 was determined using the Black-Scholes Model based on a risk-free interest rate of 2.56% an expected term of 5.0 years, an expected volatility of 91% and a 0% dividend yield. At March 31, 2019, the fair value of the March 2018 warrants of $1,040 was determined using the Black-Scholes Model based on a risk-free interest rate of 2.23% an expected term of 4.00 years, an expected volatility of 96% and a 0% dividend yield.

On the date of inception, the fair value of the August 2018 warrants of $2,892 was determined using the Black-Scholes Model based on a risk-free interest rate of 2.77% an expected term of 5.00 years, an expected volatility of 97% and a 0% dividend yield. At March 31, 2019, the fair value of the August 2018 warrants of $1,303 was determined using the Black-Scholes Model based on a risk-free interest rate of 2.23% an expected term of 4.42 years, an expected volatility of 96% and a 0% dividend yield.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

The Company’s derivative liabilities associated with the warrants are as follows:

	March 31, 2019	March 31, 2018	Inception
Fair value of 1,000 March 17, 2017 warrants	$256	$537	$4,609
Fair value of 1,850 May 22, 2017 warrants	505	1,001	7,772
Fair value of 2,565 March 16, 2018 warrants	1,040	2,156	3,023
Fair value of 2,969 August 14, 2018 warrants	1,303	-	2,892
	$3,104	$3,694	$18,296

During the years ended March 31, 2019 and 2018 the Company recognized changes in the fair value of the derivative liabilities of $3,160 and $9,316, respectively.

NOTE 10: NOTE PAYABLE

On December 28, 2018, the Company entered into a $10,000 credit facility that includes a loan and security agreement (the “Agreement”) where the lender agreed to make one or more loans to the Company, and the Company may make a request for a loan or loans from the lender, subject to the terms and conditions. The Company is required to pay interest biannually on the outstanding principal amount of each loan calculated at an annual rate of 12%. The loans are evidenced by a demand note executed by the Company. The Company is able to request draws from the lender up to $1,000 with a cap of $10,000, including the $1,000 advanced on December 28, 2018 and an additional $350 advanced through March 31, 2019. If principal is prepaid, the loans may not be re-borrowed and the cap of $10,000 shall be reduced. The Company may make a request for a loan or loans from the lender, at any one time and from time to time, from the date of the Agreement until the earlier of (i) demand by the lender or (ii) December 27, 2020 or the earlier termination of the Agreement pursuant to the terms thereof. Loans made pursuant to the Agreement are secured by a security interest in the Company’s collateral held with the lender and guaranteed by the Company’s subsidiary, Zest Labs.

The Company is to pay to the lender a commitment fee on the principal amount of each loan requested thereunder in the amount of 3.5% of the amount thereof. The Company also paid an arrangement fee of $300 to the lender which was paid upon execution of the Agreement. The aforementioned fees were netted from proceeds from the $1,000 initial advance on December 28, 2018. Zest Labs is a plaintiff in a litigation styled as Zest Labs, Inc. vs WalMart, Inc., Case Number 4:18-cv-00500 filed in the United States District Court for the Eastern District of Arkansas (the “Zest Litigation”). The Company agrees that within five days of receipt by Zest Labs or the Company of any settlement proceeds from the Zest Litigation, the Company will pay or cause to be paid over to lender an additional fee in an amount equal to (i) 0.50 multiplied by (ii) the highest aggregate principal balance of the loans over the life of the loans through the date of the payment from settlement proceeds; provided, however, that such additional fee shall not exceed the amount of the settlement proceeds.

Subject to customary carve-outs, the Agreement contains customary negative covenants and restrictions for agreements of this type on actions by the Company including, without limitation, restrictions on indebtedness, liens, investments, loans, consolidation, mergers, dissolution, asset dispositions outside the ordinary course of business, change in business and restriction on use of proceeds. In addition, the Agreement requires compliance by the Company of covenants including, but not limited to, furnishing the lender with certain financial reports and protecting and maintaining its intellectual property rights. The Agreement contains customary events of default, including, without limitation, non-payment of principal or interest, violation of covenants, inaccuracy of representations in any material respect and cross defaults with certain other indebtedness and agreements.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

NOTE 11: LONG-TERM DEBT

Long-term debt consisted of the following as of March 31:

	2019	2018
Secured convertible promissory note	$-	$500
Less: current portion	-	(500)
Long-term debt, net of current portion	$-	$-

The Company had a secured convertible promissory note (“convertible note”) bearing interest at 10% per annum, entered on January 10, 2017 for $500 with the principal due in one lump sum payment on or before July 10, 2018. The convertible note was part of the financing the Company entered into in the three months ended March 31, 2017, that raised $4,300 (of a maximum of $5,000) in convertible notes ($700 of which were from related parties, see Note 10) bearing interest at 10% per annum. On March 30, 2017, $3,700 of these notes were converted (including $600 of the $700 in connection with the related parties) into shares of common stock, along with the related accrued interest on those notes.

The Company granted note holders a security interest for the holder’s ratable share of the series notes in the Company’s ownership interest in Sable as collateral. The note holders had the right at the holders’ option to convert all or any portion of the principal amount at a conversion rate per share which ranges from $4.15 to $7.10 per share (the only non-related party note still outstanding has a conversion price of $4.50). In February 2017, the Company amended the convertible note whereby certain holders (not including related parties) received a warrant to purchase 10 shares of common stock for every $100 principal amount if the holder converted the note on or before March 31, 2017. The principal along with accrued interest of $11 was paid on July 2, 2018.

Interest expense on the long-term debt for the years ended March 31, 2019 and 2018 was $12 and $50, respectively.

NOTE 12: RELATED-PARTY TRANSACTIONS

On February 28, 2017, the Company entered into a Securities Purchase Agreement related to the issuance and sale of up to 1,100 shares of common stock held by Randy May, Chairman of the Board and former CEO, and Gary Metzger, an independent director on the Company’s Board and a significant shareholder. The purchase agreement is pursuant to the Company’s Form S-3 registration statement filed on August 17, 2016. The selling securityholders may sell or distribute the securities included in the prospectus supplement through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. The Company will not receive any of the proceeds from sales of the common stock made by the selling securityholders.

Subsequent to March 31, 2019, Gary M. Metzger has advanced to the Company $328 under a note that bears 10% simple interest per annum and is payable July 30, 2020.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

NOTE 13: STOCKHOLDERS’ EQUITY (DEFICIT)

Ecoark Holdings Preferred Stock

The Company has 5,000 shares of “blank check” preferred stock, par value $0.001 authorized. No preferred shares have been issued.

Ecoark Holdings Common Stock

The Company has 100,000 shares of common stock, par value $0.001 authorized.

In May 2017, the Company issued 2,500 shares of the Company’s common stock pursuant to a private placement offering for $9,106, net of expenses, with $2,029 recorded as equity and the remainder to derivative liabilities (see Securities Purchase Agreement – Institutional Funds below).

In March 2018, the Company issued 2,500 shares of the Company’s common stock pursuant to a private placement offering for $3,587, net of expenses, with $1,005 recorded as equity and the remainder to derivative liabilities (see Securities Purchase Agreement – Institutional Funds below).

The Company issued 201 shares for board compensation valued at $550 for the year ended March 31, 2018.

During the year ended March 31, 2018, the Company issued 65 shares to consultants under the 2013 Incentive Stock Plan.

During the year ended March 31, 2018 the Company issued 1,544 shares to employees in stock grants vested under the 2013 Incentive Stock Plan and 239 shares to employees in service-based Restricted Stock Units (“RSUs”) vested under the 2017 Ecoark Holdings Omnibus Incentive Plan (“2017 Omnibus Incentive Plan”).

The total share-based compensation expense for the year ended March 31, 2018 was $24,952. The Company acquired 545 shares of common stock from employees in lieu of amounts required to satisfy minimum tax withholding requirements of $1,618 resulting from vesting of the employees’ stock.

The Company issued 300 shares in May 2017 for the acquisition of 440labs valued at $1,500.

The Company issued 300 shares in May 2017 upon the execution of employment agreements with employees of 440labs valued at $1,500 recorded as share-based compensation.

In May 2017, the Company issued 49 shares for the cashless exercise of 100 warrants to a consultant. The remaining 51 shares were forfeited.

On April 14, 2017, the Company sold the assets, liabilities and membership interests in Eco3d to a group led by executives of Eco3d after the Company’s Board concluded that Eco3d did not fit the future strategic direction of the Company. The Company received $2,029 in cash and 560 shares of the Company’s common stock that was held by executives of Eco3d, which shares were canceled.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

Securities Purchase Agreements – Institutional Funds

On March 14, 2017, the Company completed a reserved private placement agreement entered into on March 13, 2017 related to the issuance and sale of 2,000 shares of common stock for $8,000 ($7,255 net of expenses) to institutional purchasers at $4.00 per share. The purchase agreement is pursuant to the Company’s Form S-3 registration statement filed on August 17, 2016. The purchasers also received warrants to purchase 1,000 shares of common stock equal to 50% of the purchaser’s shares for $5.00 for up to 5 years from the date the transaction completed. The investment bankers for the transaction received warrants to purchase 140 shares of common stock for $5.00 for up to 5 years, the same terms as the investors. Of the total net proceeds of $7,255, $4,609 were determined to be warrant liabilities, and $429 of the fees that were considered related to liabilities were charged to other expense.

On May 22, 2017, the Company completed a reserved private placement agreement related to the issuance and sale of 2,500 shares of common stock for $10,000 ($9,106 net of expenses) to institutional purchasers at $4.00 per share. The purchase agreement is pursuant to the Company’s Form S-3 registration statement filed on August 17, 2016. The purchasers also received warrants to purchase 1,875 shares of common stock equal to 50% of the purchaser’s shares for $5.50 for up to 5 years from the date the transaction completed. The investment bankers for the transaction received warrants to purchase 175 shares of common stock for $5.50 for up to 5 years, the same terms as the investors. Of the total net proceeds of $9,106, $7,772 were determined to be warrant liabilities, and $695 of the fees that were considered related to liabilities were charged to other expense.

On March 16, 2018, the Company completed a reserved private placement agreement related to the issuance and sale of 2,500 shares of common stock for $4,200 ($3,587 net of expenses) to institutional purchasers at $1.68 per share. The purchase agreement is pursuant to the Company’s Form S-3 registration statement filed on August 17, 2016. The purchasers also received warrants to purchase 2,500 shares of common stock for $2.00 for up to 5 years from the date the transaction completed. The investment bankers for the transaction received warrants to purchase 88 shares of common stock for $2.02 for up to 5 years, the same terms as the investors. In addition, investment bankers from the May 22, 2017 reserved private placement received warrants to purchase 175 shares of common stock for $2.10 for up to 5 years pursuant to an exclusivity clause. Of the total net proceeds of $3,587, $3,023 were determined to be warrant liabilities, and $441 of the fees that were considered related to liabilities were charged to other expense.

As described in Note 3, the March 14, 2017, May 22, 2017 and March 16, 2018 warrants due to certain embedded features that preclude equity treatment are accounted for under liability accounting and are fair valued at each reporting period. The consolidated financial statements have been restated to reflect adjustments consisting of establishing derivative liabilities of $3,351, offset by a corresponding reduction of stockholders’ equity (deficit) that includes reductions of $829 in accumulated deficit and $4,180 in additional paid-in-capital as of March 31, 2017. The Company uses the Black Scholes option pricing model for determining fair value of the warrants at the end of each period. As of March 31, 2018, the fair value of the derivative liabilities was $3,694.

On August 9, 2018, the Company entered into an Amendment to Common Stock Warrant with the institutional purchasers in the March 17, 2017 and May 22, 2017 that modified the purchase price of the March 17, 2017 warrants from $5.00 per share to $2.50 per share and modified the purchase price of the May 22, 2017 warrants from $5.50 per share to $2.50 per share. The reductions in the exercise prices resulted in charges resulting from the changes in fair value of the derivative liabilities of $845 and $1,635 for the March 17 and May 22 warrants, respectively.

On August 14, 2018, the Company completed a reserved private placement agreement related to the issuance and sale of 2,969 shares of common stock that raised $4,221 (net of fees) to institutional investors. The investors also received 2,969 warrants exercisable into common stock at an exercise price of $2.09. The Company also provided 208 warrants at an exercise price of $1.92 to the investment banker in the transaction. The warrants due to certain embedded features that preclude equity treatment are accounted for under liability accounting and are fair valued at each reporting period. The Company uses the Black Scholes option pricing model for determining fair value of the warrants at the end of each period. Of the total net proceeds of $4,221, $2,892 were determined to be warrant liabilities, and $322 of the fees that were considered related to liabilities were charged to other expense. A reduction in the exercise price to $1.34 for the March 16, 2018 and August 14, 2018 warrants resulted in a charge due to the change in fair value of the derivative liabilities of $260.

In the nine months ended December 31, 2018, the Company issued 94 shares of common stock pursuant to stock awards granted from the 2013 Ecoark Holdings Incentive Stock Plan (“2013 Incentive Stock Plan”), net of 41 shares of common stock acquired from employees in lieu of amounts required to satisfy minimum withholding requirements upon vesting of the employees’ stock. The Company also issued 25 shares to an advisor to the Company pursuant to a stock award granted from the 2017 Ecoark Holdings Omnibus Incentive Plan (“2017 Omnibus Incentive Plan”).

As of March 31, 2019, 52,571 total shares were issued and 51,986 shares were outstanding, net of 585 treasury shares.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

Additional Warrants

As discussed in Note 11, the Company issued warrants to convertible note holders that converted their notes into shares of common stock in accordance with the amended secured convertible promissory note. The warrants were exercisable into 310 shares of common stock with a strike price of $7.50 per share and expired on December 31, 2018. The warrants were valued using the Black-Scholes model, which incorporated a volatility of 82% and a discount yield of 1.27%.

On October 26, 2017, the Company entered into a consulting agreement for $8 per month unless otherwise terminated and agreed to issue warrants for 75 shares of common stock at $2.10 per share, vesting immediately with a term of five years.

Changes in the warrants are described in the table below for the years ended March 31:

	2019		2018
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	10,577	$4.37	5,789	$5.09

Granted	3,177	$2.00	4,888	$3.47
Exercised Cashless	-		(49)
Forfeited	-		(51)
Expired	(4,547)	$5.17	-
Ending balance	9,206	$2.12	10,577	$4.37
Intrinsic value of warrants	$-

Weighted Average Remaining Contractual Life (Years)	3.0		2.5

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

Share-based Compensation Expense

Share-based compensation for employees is included in salaries and salary related costs and directors and services are included in professional fees and consulting in the consolidated statement of operations as follows for the years ended March 31:

	2013 Incentive Stock Plan	2017 Omnibus Incentive Plan	Non-Qualified Stock Options	Common Stock	Warrants	Total
2019
Directors	$-	$400	$-	$-	$-	$400
Employees	270	356	2,066	-	-	2,692
Services	-	(14)	-	-	-	(14)
	$270	$742	$2,066	$-	$-	$3,078

2018
Directors	$-	$550	$-	$-	$-	$550
Employees	16,701	2,707	1,184	1,500	-	22,092
Services	181	307	-	-	108	596
Services prepaid expense	1,714	-	-	-	-	1,714
	$18,596	$3,564	1,184	$1,500	$108	$24,952

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

Modification of Awards

During the three months ended December 31, 2017, the Compensation Committee of the Board of Directors of the Company issued option awards to individuals in replacement of existing restricted stock and restricted stock unit awards previously granted. In addition, the Committee approved 2,909 new option awards that vest over a four-year period to induce certain employees to accept the replacement options, to compensate them for diminution in value of their existing awards and in consideration of a number of other factors, including each individual’s role and responsibility with the Company, their years of service to the Company, and market precedents and standards for modification of equity awards. With respect to the replacement options, grantees agreed to exchange the existing awards covering 2,718 shares of the Company’s common stock and were granted replacement options to purchase 2,926 shares of the Company’s common stock at an exercise price set at 100% of the fair market value of the Company’s stock price on the effective date of the grants. In consideration of the agreements, the majority of replacement options vested immediately upon grant. The new option awards vest in 12 equal installments, with the first installment vesting on January 15, 2018, and additional installments vesting on the last day of each of the eleven successive three-month periods, subject to continued employment by the Company. The replacement options were issued under the 2017 Omnibus Incentive Plan or 2013 Incentive Stock Plan to correspond with the plan under which the existing awards were issued. The new options were not granted under any of the Company’s existing equity compensation plans.

In accordance with ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting, the Company recognized the total compensation cost measured at the date of a modification which is the sum of the portion of the grant-date fair value of the original award for which the requisite service is expected to be rendered (or has already been rendered) at that date and the incremental cost resulting from the modification. The replacement and new options had a fair value of $10,290, of which $4,507 (including $3,286 of fair value adjustments to the new instruments) was recognized as share-based compensation in the three months ended December 31, 2017 and the remaining $5,783 will be recognized in periods through December 2021.

During the three months ended March 31, 2018, the Compensation Committee of the Board of Directors of the Company issued option awards to individuals in replacement of existing restricted stock and restricted stock unit awards previously granted. With respect to the replacement options, grantees agreed to exchange the existing awards covering 300 shares of the Company’s common stock and were granted replacement options to purchase 300 shares of the Company’s common stock at an exercise price set at 100% of the fair market value of the Company’s stock price on the effective date of the grants. The replacement options vest according to the original vesting schedule of the awards exchanged. The replacement options were issued under the 2013 Incentive Stock Plan to correspond with the plan under which the existing awards were issued.

In accordance with ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting, the Company recognized the total compensation cost measured at the date of a modification which is the sum of the portion of the grant-date fair value of the original award for which the requisite service is expected to be rendered (or has already been rendered) at that date and the incremental cost resulting from the modification. The replacement options had a fair value of $467, which was less than the fair value of the existing awards exchanged and therefore an incremental share-based compensation cost was not recognized and the $467 will be recognized in periods through December 2018.

Non-Qualified Stock Options

As previously described, new option awards were granted to induce individuals in replacement of existing restricted stock and restricted stock unit awards previously granted. The individuals were granted options to purchase 2,909 shares of Company common stock that vest at a rate of 25% per year from 2018 to 2021, subject to continued employment by the Company. As with the replacement options, the new options have an exercise price set at 100% of the fair market value of the Company’s stock price on the effective date of the grant. Share-based compensation costs of $1,684 for grants not yet recognized will be recognized as expense through 2021, subject to any change for actual versus estimated forfeitures. The new options were not granted under any of the Company’s existing equity compensation plans, however they have terms consistent with terms of the plans.

The Company records share-based compensation in accordance with ASC 718 for employees and ASC 505 for non-employees. Management valued the options utilizing the Black-Scholes model with the following criteria: stock price - $2.60; exercise price - $2.60; expected term – 4 years; discount rate – 2.03%; and volatility – 97%.

As described further in Note 14, the Company entered into a settlement agreement with a former consultant which provided for the issuance of options for 7 shares of common stock in addition to other terms. The options entitle the holders to purchase shares of common stock for $0.98 per share through November 2023. Management valued the options utilizing the Black-Scholes model with the following criteria: stock price - $0.98; exercise price - $0.98; expected term – 4 years; discount rate – 2.51%; and volatility – 148%.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

Changes in the non-qualified stock options are described in the table below for the years ended March 31:

	2019		2018
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	2,909	$2.60	-
Granted	7	$0.98	2,909	$2.60
Exercised	-		-
Expired	-		-
Forfeited	-		-
Ending balance	2,916	$2.60	2,909	$2.60
Intrinsic value of options	$-

Weighted Average Remaining Contractual Life (Years)	8.5		9.5

2013 Option Plan

On February 16, 2013, the Board of Directors of the Company approved the Ecoark Inc. 2013 Stock Option Plan (the “2013 Option Plan”). The purposes of the 2013 Option Plan were to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the business. The 2013 Option Plan was expected to contribute to the attainment of these objectives by offering employees, directors and consultants the opportunity to acquire stock ownership interests in Ecoark, and to thereby provide them with incentives to put forth maximum efforts for the success of Ecoark.

Awards under the 2013 Option Plan were only granted in the form of non-statutory stock options (“Options”) to purchase Ecoark’s Series C Stock prior to the Merger with MSC. Under the terms of the 2013 Option Plan and the Merger, the Options converted into the right to purchase shares of the Company.

In May 2014, Ecoark had granted Options to purchase 693 shares to various employees and consultants of Ecoark. The Options had an exercise price of $1.25 per share and have a term of 10 years. The Options were to vest over a three-year period as follows: 25% immediately; 25% on the first anniversary date; 25% on the second anniversary date; and 25% on the third anniversary date. During 2015 Ecoark issued additional Options on 625 shares of common stock. At the end of 2015, Options under the 2013 Option Plan were outstanding to purchase 1,318 shares of common stock. The total original number of Options on 1,318 Ecoark shares was divided by two in conjunction with the exchange ratio required by the Merger Agreement and converted to Options to purchase 659 shares of the Company (Holdings) with an adjusted exercise price of $2.50. In September 2016, the remaining vesting was accelerated to have those Options 100% vested. In 2016, the Company issued options to purchase 125 shares of stock at a strike price of $2.50 per share to a consultant. These options vested immediately and expired on March 31, 2018. In the Company’s fourth quarter of 2016, an option holder forfeited 125 options and thus, at December 31, 2016, Options on 659 shares of the Company were outstanding with an adjusted exercise price of $2.50. The Board of Directors adjusted the expiration date of these options to March 28, 2018. All unexercised options expired as of March 31, 2018.

Management valued the Options utilizing the Black-Scholes Method, with the following criteria: stock price - $2.50; exercise price - $2.50; expected term – 10 years; discount rate – 0.25%; and volatility – 55%.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

Changes in the Options under the 2013 Option Plan are described in the table below for the years ended March 31:

	2019		2018
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	-		884	$2.50
Granted	-		-
Exercised	-		-
Expired	-		(884)	$2.50
Forfeited	-		-
Ending balance	-	$-	-	$-
Intrinsic value of Options	$-

Weighted Average Remaining Contractual Life (Years)	-		-

2013 Incentive Stock Plan

The 2013 Incentive Stock Plan was registered on February 7, 2013. Under the 2013 Incentive Stock Plan, the Company may grant incentive stock in the form of stock options, stock awards and stock purchase offers of up to 5,500 shares of common stock to Company employees, officers, directors, consultants and advisors. The type of grant, vesting provisions, exercise price and expiration dates are to be established by the Board at the date of grant. At the time of the Merger, 5,497 shares were available to issue under the 2013 Incentive Stock Plan.

As previously described, during the three months ended March 31, 2018, new option awards were granted to individuals in replacement of existing restricted stock and restricted stock unit awards previously granted. With respect to the replacement options, grantees agreed to exchange the existing awards covering 300 shares of the Company’s common stock and were granted 300 replacement options to purchase shares of Company common stock at an exercise price set at 100% of the fair market value of the Company’s stock price on the effective date of the grants. The replacement options vest according to the original vesting schedule of the awards exchanged through December 2018. The replacement options were issued under the 2013 Incentive Stock Plan to correspond with the plan under which the existing awards were issued.

Share-based compensation costs have been fully recognized as expense through December 31, 2018.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

The Company records share-based compensation in accordance with ASC 718 for employees and ASC 505 for non-employees. Management valued the options utilizing the Black-Scholes model with the following criteria ranges: stock price - $2.10 to $2.60 exercise price - $2.10 to $2.60; expected term – 4.0 to 5.2 years; discount rate – 2.22% to 2.7%; and volatility – 95 to 105%. Changes in the options under the 2013 Incentive Stock Plan are described in the table below for the years ended March 31:

	2019		2018
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	2,563	$2.52	-
Granted	-		-
Options granted in exchange for shares	-		2,563	$2.52
Exercised	-		-
Expired	-		-
Forfeited	(210)		-
Ending balance	2,353	$2.52	2,563	$2.52
Intrinsic value of options	$-

Weighted Average Remaining Contractual Life (Years)	8.6		9.6

A summary of the activity for service-based grants as of March 31, 2019 and 2018 is presented below for the years ended March 31:

	2019		2018
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	105	$4.90	1,983	$4.90
Granted	-
Issued	(96)		(1,585)
Expired	-		-
Forfeited	(9)		(293)
Options granted in exchange for shares	-
Ending balance	-	$-	105	$4.90

Weighted Average Remaining Contractual Life (Years)	-		0.8

A reconciliation of the shares available and issued under the 2013 Incentive Stock Plan is presented in the table below for the years ended March 31:

	2019	2018
Beginning available	235	11
Shares modified to options	-	2,493
Options in exchange for shares	-	(2,563)
Shares forfeited	219	294
Ending available	454	235

Vested stock awards	2,353	4,799

Beginning number of shares issued	2,585	1,000
Issued	96	1,585
Cancelled	-	-
Ending number of shares issued	2,681	2,585

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

2017 Omnibus Incentive Plan

The 2017 Omnibus Incentive Plan was registered on June 14, 2017. Under the 2017 Omnibus Incentive Plan, the Company may grant nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other awards. Awards of up to 4,000 shares of common stock to Company employees, officers, directors, consultants and advisors are available under the 2017 Omnibus Incentive Plan. The type of grant, vesting provisions, exercise price and expiration dates are to be established by the Board at the date of grant.

As previously described, new option awards were granted to individuals in replacement of existing restricted stock and restricted stock unit awards previously granted. With respect to the replacement options, grantees agreed to exchange the existing awards covering 525 shares of the Company’s common stock and were granted 663 replacement options to purchase shares of Company common stock at an exercise price set at 100% of the fair market value of the Company’s stock price on the effective date of the grants. In consideration of the agreements, the majority of the replacement options vested immediately upon grant. The remaining replacement options will vest in equal installments through July 2020, subject to continued employment by the Company.

Share-based compensation costs of approximately $629 for grants not yet recognized will be recognized as expense through October 2023 subject to any changes for actual versus estimated forfeitures.

The Company records share-based compensation in accordance with ASC 718 for employees and ASC 505 for non-employees. Management valued the options utilizing the Black-Scholes model with the following criteria ranges: stock price - $1.61 to $3.76 exercise price - $1.61 to $3.76; expected term – ten years in the first two quarters and four years in the last two quarters; discount rate – 1.99% to 2.65%; and volatility – 89 to 103%. Changes in the options under the 2017 Omnibus Incentive Plan are described in the table below for the years ended March 31:

	2019		2018
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	1,374	$2.76	-
Granted	1,034	$0.93	911	$2.44
Shares modified to options	-	-	663	$3.00
Exercised	-		-
Expired	-		(8)
Forfeited	(538)		(192)
Ending balance	1,870	$1.54	1,374	$2.76
Intrinsic value of options	$-

Weighted Average Remaining Contractual Life (Years)	9.2		9.5

A summary of the activity for performance-based RSUs as of March 31, 2019 and since inception in June 2017 is presented below for the years ended March 31:

	2019		2018
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	-		-
Granted	-		135	$3.36
Exercised	-		-
Expired	-		-
Forfeited	-		(135)	$3.36
Ending balance	-	$-	-	$-

Weighted Average Remaining Contractual Life (Years)	-		-

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

A summary of the activity for service-based RSUs as of March 31, 2019 and since inception in June 2017 is presented below for the years ended March 31:

	2019		2018
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	50	$2.60	-
Granted	-		1,381	$3.30
Issued	(25)		(465)
Expired	-		-
Forfeited	(25)		(341)
Options granted in exchange	-		(525)
Ending balance	-	$-	50	$2.60

Weighted Average Remaining Contractual Life (Years)	-		9.3

Additional information regarding the RSUs is presented in the table below as of and for the years ended March 31:

	2019	2018
Total market value of shares/units vested	$-	$-
Share-based compensation expense for RSUs	$(254)	$609
Total tax benefit related to RSU share-based compensation expense	$-	$-
Cash tax benefits realized for tax deductions for RSUs	$-	$-

At March 31, 2019, there was no unrecognized compensation cost related to non-vested RSUs with a weighted average vesting period of 0 years. At March 31, 2018, there was $314 of unrecognized compensation cost related to non-vested RSUs with a weighted average vesting period of 0.2 years.

A reconciliation of the total shares available and issued under the 2017 Omnibus Incentive Plan is presented in the table below for the years ended March 31:

	2019	2018
Beginning available	2,111	4,000
Shares granted	(1,034)	(2,427)
Shares modified to options	-	525
Options in exchange for shares	(-)	(663)
Shares expired	-	8
Shares forfeited	538	668
Ending available	1,615	2,111

Vested stock awards	905	1,066

Beginning number of shares issued	465	-
Issued	25	465
Cancelled	-	-
Ending number of shares issued	490	465

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

NOTE 14: COMMITMENTS AND CONTINGENCIES

Legal Proceedings

On August 1, 2018, Ecoark Holdings, Inc. and Zest Labs, Inc. filed a complaint against Walmart Inc. in the United States District Court for the Eastern District of Arkansas, Western Division. The complaint includes claims for violation of the Arkansas Trade Secrets Act, violation of the federal Defend Trade Secrets Act, breach of contract, unfair competition, unjust enrichment, breach of the covenant of good faith and fair dealing, conversion and fraud. Ecoark Holdings and Zest Labs are seeking monetary damages and other related relief to the extent it is deemed proper by the court. The Company does not believe that expenses incurred in pursuing the complaint will have a material effect on the Company’s net income or financial condition for the fiscal year ended March 31, 2019 or any individual fiscal quarter. On October 22, 2018, the Court issued an order setting a trial date of June 1, 2020. The order also established deadlines for the completion of fact discovery by October 15, 2019, opening expert reports on October 24, 2019, and dispositive motions, on January 22, 2020. The case is presently in the fact discovery phase.

On December 12, 2018, a complaint was filed against the Company in the Twelfth Judicial Circuit in Sarasota County, Florida by certain investors who invested in the Company before it was public. The complaint alleges that the investment advisors who solicited the investors to invest into the Company made omissions and misrepresentations concerning the Company and the shares. The Company filed a motion to dismiss the complaint which is pending.

On June 20, 2018, a complaint against the Company and certain affiliates was filed by a former consultant in the U.S. District Court - Northern District of California. The complaint refers to an advisory agreement dated January 1, 2015 with Ecoark, Inc., a subsidiary of the Company, in which the former consultant was to provide advice and consultation to Ecoark, Inc. in exchange for consulting fees, expenses and a warrant to purchase equity in Ecoark, Inc. The matter was settled in January 2019. The Company recorded a charge of $20 in connection with the settlement of the matter.

Operating Leases

The Company leases many of its operating and office facilities for various terms under long-term, non-cancelable operating lease agreements. These leases expire at various dates through 2020. Rent expense was as follows for the years ended March 31:

	2019	2018
Continuing operations	$242	$346
Discontinued operations	96	25
Total	$338	$371

Future minimum lease payments required under the operating leases for continuing operations are as follows: 2020 - $127. On adoption of ASC 842 Leases beginning April 1, 2019, the Company currently expects to recognize additional operating liabilities of approximately $121, with corresponding right of use assets of $112 based on the present value of the remaining minimum rental payments under leasing standards for existing operating leases.

Royalties

The Company has cross-licensing agreements with several technology companies that require payment of royalties upon the sale and or use of certain patented technologies. One of these agreements requires minimum annual payments of $50 until the last of the patents expire.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

NOTE 15: INCOME TAXES

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carryforward for tax purposes totaling approximately $98,293 at March 31, 2019, expiring through the year 2039. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after certain ownership shifts. During fiscal year 2019, the Company has not reviewed, if an ownership change has occurred, as of the statement date. If such a change has occurred, the new operation losses could be limited or eliminated.

The table below summarizes the differences between the tax benefit computed at the statutory federal tax rate and the Company’s net income tax benefit for the years ended March 31:

	2019	2018
Tax benefit computed at expected statutory rate	$(2,867)	$(10,343)
State income taxes	2	22
Permanent differences:
Share-based compensation	182	1,288
Goodwill impairment	-	226
Change in fair value of derivative liabilities	(664)	(3,261)
Temporary differences:
Share-based compensation	546	2,289
Property and equipment	(48)	399
Intangible assets	640	232
Other adjustments	42	(66)
Increase in valuation allowance	2,169	9,214
Net income tax benefit	$-	$-

The table below summarizes the differences between the statutory federal rate and the Company’s effective tax rate as follows for the years ended March 31:

	2019	2018
Federal statutory rate (benefit)	(21.0)%	(31.5)%
Temporary differences	(3.5)%	(15.2)%
Permanent differences	8.6%	24.8%
Change in valuation allowance	15.9%	21.9%
Effective Tax Rate	0%	0%

The Company has deferred tax assets which are summarized as follows at March 31:

	2019	2018
Net operating loss carryover	$23,327	$23,230
Depreciable and amortizable assets	1,761	1,168
Share-based compensation	3,586	2,858
Accrued liabilities	57	58
Inventory reserve	-	3
Allowance for bad debts	120	13
Change in fair value of derivative liabilities	(2,884)	(1,956)
Effect of reduction in tax rate	-	(994)
Other	381	328
Less: valuation allowance	(26,348)	(24,708)
Net deferred tax asset	$-	$-

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at March 31, 2019, due to the uncertainty of realizing the deferred income tax assets. The valuation was increased by approximately $1,640 as a result of $3,874 of differences relating to fiscal 2019 operations. The Company has not identified any uncertain tax positions and has not received any notices from tax authorities.

On December 22, 2017, the Tax Cuts and Jobs Act, (the “TCJA”) was enacted. The TCJA includes a number of changes to existing U.S. tax laws that impact the Company, most notably a reduction of the U.S. corporate tax rate from 35% to 21%, for tax years beginning after December 31, 2017. The Company has recorded a full valuation allowance against its net deferred tax asset, and therefore, the tax effects of the of enactment of the TCJA as written did not result in a remeasurement of the Company’s net deferred tax asset.

NOTE 16: CONCENTRATIONS

Concentration of Credit Risk. The Company’s customer base for its Zest Lab products is concentrated with a small number of customers. The Company does not generally require collateral or other security to support accounts receivable. To reduce credit risk, the Company performs ongoing credit evaluations on its customers’ financial condition. The Company establishes allowances for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information. J. Terrence Thompson accounted for more than 10% of the Company’s accounts receivable as of March, 2019 and 2018.

Supplier Concentration. Certain of the raw materials, components and equipment used by the Company in the manufacture of its products are available from single-sourced vendors. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components or equipment at acceptable prices, it would be required to reduce its manufacturing operations, which could have a material adverse effect on its results of operations. In addition, the Company may make prepayments to certain suppliers or enter into minimum volume commitment agreements. Should these suppliers be unable to deliver on their obligations or experience financial difficulty, the Company may not be able to recover these prepayments.

The Company occasionally maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

NOTE 17: ACQUISITION OF 440labs

On May 18, 2017, the Company entered into an exchange agreement (the “Exchange Agreement”) with Zest Labs, 440labs, SphereIt, LLC, a Massachusetts limited liability company (“SphereIt”) and three of 440labs’ executive employees. Pursuant to the Exchange Agreement, on May 23, 2017 the Company acquired all of the shares of 440labs in exchange for 300 shares of the Company’s common stock issued to SphereIt. 440labs’ three executive employees signed employment agreements pursuant to which each of the three executive employees received 100 shares of the Company’s common stock and became employed by Zest Labs.

No cash was paid relating to the acquisition of 440labs. 440labs is a software development and information solutions provider for cloud, mobile, and IoT applications. 440labs’ experienced leadership and engineering teams will augment Zest Labs’ development of modern, enterprise scale solutions that robustly connect to distributed IoT deployments. 440labs blends onshore and offshore resources to optimize development and provide extended runtime operations coverage, critical to broad-based deployments. The Company acquired the assets and liabilities noted below in exchange for the 300 shares and accounted for the acquisition in accordance with ASC 805. Based on the fair values at the effective date of acquisition the purchase price was recorded as follows:

Identifiable intangible assets	$1,435
Goodwill	65
$1,500

The primary business of 440labs is providing development services to Zest Labs. In consolidation, the revenues of 440labs prior to the acquisition would have been eliminated against the expenses of Zest Labs that were paid to 440labs, resulting in an insignificant impact to the net losses of the Company. The goodwill is not expected to be deductible for tax purposes. The goodwill was tested for impairment and written off in the quarter ended March 31, 2018 along with the intangible asset related to one of the executive employees who resigned from the Company.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)

MARCH 31, 2019

NOTE 18: FAIR VALUE MEASUREMENTS

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by U.S. generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets;

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash, accounts receivable and other receivables, accounts payable and accrued liabilities, notes payable, and amounts due to related parties. The fair value of cash is determined based on Level 1 inputs. There were no transfers into or out of “Level 3” during the years ended March 31, 2019 and 2018. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. The Company records the fair value of the of the warrant derivative liabilities disclosed in Note 9 in accordance with ASC 815, Derivatives and Hedging. The fair values of the derivatives were calculated using the Black-Scholes Model. The fair value of the derivative liabilities is revalued on each balance sheet date with corresponding gains and losses recorded in other income (expense) in the consolidated statement of operations.

The following table presents assets and liabilities that are measured and recognized at fair value on a recurring basis as of and for the year ended March 31:

	Level 1	Level 2	Level 3	Total Gains and (Losses)
2019
Warrant derivative liabilities	-	-	$3,104	$3,160

2018
Warrant derivative liabilities	-	-	$3,694	$9,316

NOTE 19: SUBSEQUENT EVENTS

Subsequent to March 31, 2019, the Company has drawn an additional $905 on the credit facility described in Note 10. Gary M. Metzger, Lead Director, has advanced to the Company $328 under a note that bears 10% simple interest per annum and is payable July 30, 2020. The Company collected the remaining amounts due from Kal-Polymers Americas for the sale of the Sable assets.

The Company acquired Trend Discovery Holdings, Inc., a company that owns a registered investment advisor and a fund administration services company on May 31, 2019.

On July 12, 2019, the Company entered into an Exchange Agreement with investors (the “Investors”) that are the holders of warrants issued in the Company’s purchase agreements entered into on (i) March 14, 2018 (the “March Purchase Agreement” and such warrants, the “March Warrants”) and (ii) August 9, 2018 (the “August Purchase Agreement” and such warrants, the “August Warrants”, and the March Warrants and the August Warrants, collectively, the “Existing Securities”). The Investors are entitled to, with respect to the March Warrants and the August Warrants, due to the Agreement and Plan of Merger with Trend Discovery the Company entered into on May 31, 2019, an exchange for the March Warrants and August Warrants. As a result of a cashless exercise, the Company issued 4,277 shares of the Company’s common stock to the Investors. Upon the issuance of the 4,277 shares, warrants for 5,677 shares issued in the March Purchase Agreement and August Purchase Agreement were extinguished.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Dollars in thousands,
	except per share data)
	December 31,	March 31,
	2019	2019
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash ($15 pledged as collateral for credit)	$106	$244
Accounts receivable, net of allowance of $505 and $573 as of December 31, 2019 and March 31, 2019, respectively	96	520
Prepaid expenses and other current assets	420	900
Current assets held for sale	-	23
Total current assets	622	1,687
NON-CURRENT ASSETS
Goodwill	3,223	-
Property and equipment, net	608	824
Other assets	25	27
Total non-current assets	3,856	851
TOTAL ASSETS	$4,478	$2,538

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$368	$1,416
Accrued liabilities	774	828
Notes payable	2,435	1,350
Notes payable – related parties	403	-
Warrant derivative liabilities	3,759	3,104
Current liabilities held for sale	-	34
Total current liabilities	7,739	6,732
NON-CURRENT LIABILITIES	-	-
COMMITMENTS AND CONTINGENCIES
Total liabilities	7,739	6,732

STOCKHOLDERS’ DEFICIT (Numbers of shares rounded to thousands)

Preferred stock, $0.001 par value; 5,000 shares authorized; none issued or outstanding as of March 31, 2019:	-	-
Series B convertible preferred, 2 issued and .08 outstanding as of December 31, 2019	-	-
Series C convertible preferred, 1 issued and outstanding as of December 31, 2019	-	-
Common stock, $0.001 par value; 100,000 shares authorized, 69,146 shares issued and 68,560 shares outstanding as of December 31, 2019 and 52,571 shares issued and 51,986 shares outstanding as of March 31, 2019	69	53
Additional paid-in-capital	125,681	113,310
Accumulated deficit	(127,340)	(115,886)
Treasury stock, at cost	(1,671)	(1,671)
Total stockholders’ deficit	(3,261)	(4,194)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$4,478	$2,538

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
		(Restated)		(Restated)
CONTINUING OPERATIONS:
REVENUES	$140	$15	$219	$1,054
COST OF REVENUES	67	17	128	653
GROSS PROFIT (LOSS)	73	(2)	91	401
OPERATING EXPENSES:
Selling, general and administrative	2,232	1,943	5,464	6,527
Depreciation, amortization, and impairment	68	306	216	924
Research and development	424	900	2,109	2,541
Total operating expenses	2,724	3,149	7,789	9,992
Loss from continuing operations before other expenses	(2,651)	(3,151)	(7,698)	(9,591)

OTHER INCOME (EXPENSE):
Change in fair value of derivative liabilities	(2,376)	1,587	(2,392)	2,623
Loss on exchange of warrants for common stock	(220)	-	(1,059)	-
Gain on sale of equipment	16	-	16	-
(Interest expense), net of interest income	(188)	(362)	(323)	(369)
Total other income (expense)	(2,768)	1,225	(3,758)	2,254
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(5,419)	(1,926)	(11,456)	(7,337)
DISCONTINUED OPERATIONS:
Loss from discontinued operations	-	(757)	-	(1,923)
Gain on disposal of discontinued operations	-	-	2	-
Total discontinued operations		(757)	2	(1,923)
PROVISION FOR INCOME TAXES	-	-	-	-
NET LOSS	$(5,419)	$(2,683)	$(11,454)	$(9,260)

NET LOSS PER SHARE
Basic and diluted: Continuing operations	$(0.08)	$(0.04)	$(0.19)	$(0.14)
Discontinued operations	-	(0.01)	-	(0.04)
Total	$(0.08)	$(0.05)	$(0.19)	$(0.18)

SHARES USED IN CALCULATION OF NET LOSS PER SHARE
Basic and diluted	67,540	51,974	61,342	50,489

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)
NINE MONTHS ENDED DECEMBER 31, 2019 AND 2018

	(Dollar amounts and number of shares in thousands)
	Preferred		Common Stock		Additional Paid-in	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total

Balance at March 31, 2019	-	$-	52,571	$53	$113,310	$(115,886)	$(1,671)	$(4,194)

Shares issued – Trend Holdings acquisition	-	-	5,500	5	3,231	-	-	3,236

Share-based compensation	-	-	-	-	582	-	-	582

Net loss for the period	-	-	-	-	-	(1,646)	-	(1,646)

Balance at June 30, 2019	-	-	58,071	58	117,123	(117,532)	(1,671)	(2,022)
Shares issued in exchange for warrants	-	-	4,277	4	3,289	-	-	3,293

Shares issued for services rendered	-	-	300	1	210	-	-	211

Preferred stock issuance for cash	2	-	-	-	404	-	-	404

Share-based compensation	-	-	-	-	630	-	-	630

Net loss for the period	-	-	-	-	-	(4,389)	-	(4,389)

Balance at September 30, 2019	2	-	62,648	63	121,656	(121,921)	(1,671)	(1,873)

Preferred shares converted to common	(2)	-	3,761	4	(4)	-	-	-

Shares issued in exchange for warrants	-	-	2,242	2	2,184	-	-	2,186

Shares issued for services rendered	-	-	248	-	253	-	-	253

Shares issued for services to be rendered	-	-	247	-	247	-	-	247

Preferred stock issuance for cash	1	-	-	-	-	-	-	-

Share-based compensation	-	-	-	-	1,345	-	-	1,345

Net loss for the period	-	-	-	-	-	(5,419)	-	(5,419)
Balance at December 31, 2019	1	$-	69,146	$69	$125,681	$(127,340)	$(1,671)	$(3,261)
Balance at March 31, 2018 (Restated)	-	$-	49,468	$49	$108,585	$(102,236)	$(1,618)	$4,780

Shares-based compensation	-	-	65	1	1,086	-	-	1,087

Shares purchased from employees in lieu of taxes	-	-	-	-	-	-	(23)	(23)

Net loss for the period	-	-	-	-	-	(3,227)	-	(3,227)

Balance at June 30, 2018 (Restated)			49,533	50	109,671	(105,463)	(1,641)	2,617

Shares issued	-	-	2,969	3	1,646	-	-	1,649

Shares-based compensation	-	-	35	-	1,014	-	-	1,014

Shares purchased from employees in lieu of taxes	-	-	-	-	-	-	(19)	(19)

Net loss for the period	-	-	-	-	-	(3,350)	-	(3,350)

Balance at September 30, 2018 (Restated)	-	-	52,537	53	112,331	(108,813)	(1,660)	1,911

Shares-based compensation	-	-	34	-	810	-	-	810

Shares purchased from employees in lieu of taxes	-	-	-	-	-	-	(11)	(11)

Net loss for the period	-	-	-	-	-	(2,683)	-	(2,683)

Balance at December 31, 2018 (Restated)	-	$-	52,571	$53	$113,141	$(111,496)	$(1,671)	$27

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	December 31,
	2019	2018
	(Dollars in thousands)
		(Restated)
Cash flows from operating activities:
Net loss	$(11,454)	$(9,260)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and impairment	216	924
Share-based compensation shares issued for services rendered	463	305
Share-based compensation options – non-employees	806
Share-based compensation – employees	1,750	2,604
Change in fair value of derivative liabilities	2,392	(2,623)
Loss on exchange of warrants for common stock	1,059
Interest expense on warrant derivative liabilities	107
Commitment fees on credit facility advances	38
Loss from discontinued operations	-	1,923
Gain on sale of assets	(16)
Gain on sale of discontinued operations	(2)	-
Cash acquired in acquisition	3	-
Changes in assets and liabilities:
Accounts receivable	424	1,372
Inventory	-	4
Prepaid expenses and other current assets	760	58
Other assets	3	-
Accounts payable	(1,048)	(943)
Accrued liabilities	(90)	(174)
Net cash used in operating activities of continuing operations	(4,589)	(5,810)
Net cash used in discontinued operations	-	(1,472)
Net cash used in operating activities	(4,589)	(7,282)

Cash flows from investing activities:
Proceeds from sale of Magnolia Solar	5	-
Proceeds from sale of assets	16
Purchases of property and equipment	-	(21)
Net cash provided by (used in) investing activities of continuing operations	21	(21)
Net cash used in investing activities of discontinued operations	-	(249)
Net cash provided by (used in) investing activities	21	(270)

Cash flows from financing activities:
Proceeds from credit facility	1,047	1,000
Advances from related parties	403	-
Proceeds from issuance of preferred stock and warrants, net of fees	2,980
Proceeds from issuance of common stock, net of fees	-	4,221
Repayment of debt	-	(500)
Purchase of treasury shares from employees for tax withholdings	-	(53)
Net cash provided by financing activities	4,430	4,668
NET DECREASE IN CASH	(138)	(2,884)
Cash - beginning of period	244	3,730
Cash - end of period	$106	$846

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$-	$366
Cash paid for income taxes	$-	$-

SUMMARY OF NONCASH ACTIVITIES:
Exchange of common stock for warrants	$5,479	$-
Issuance of shares for prepaid services	$247	$-
Assets acquired via acquisition of Trend Discovery Holdings, Inc.:
Receivables	$10	$-
Other assets	$1	$-
Goodwill	$3,223	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Ecoark Holdings, Inc. (“Ecoark Holdings” or the “Company”) is an innovative AgTech company that is focused on modernizing the post-harvest fresh food supply chain for a wide range of organizations including growers, distributors and retailers. Ecoark Holdings is a holding company that supports the businesses of its subsidiaries. Ecoark Holdings is the parent company of Trend Discovery Holdings, LLC, Ecoark, Inc., 440IoT Inc., and Magnolia Solar Inc. (through its sale in May 2019).

Trend Discovery Holdings, LLC (“Trend Holdings”) is a holding company which earns management fees and whose primary asset is Trend Discovery Capital Management.  Trend Discovery Capital Management provides services and collects fees from entities including Trend Discovery LP and Trend Discovery SPV I.  Trend Discovery LP and Trend Discovery SPV I invest in securities.  Neither Trend Holdings nor Trend Discovery Capital Management invest in securities or have any role in the purchase of securities by Trend Discovery LP and Trend Discovery SPV I.

Ecoark, Inc. (“Ecoark”) is the parent company of Zest Labs, Inc. and Pioneer Products, LLC.

Zest Labs, Inc. (“Zest Labs”) is located in San Jose, California and offers freshness management solutions for food retailers, restaurants, growers, processors and suppliers.

Pioneer Products, LLC (“Pioneer Products” or “Pioneer”) was involved in the selling of recycled plastic products and the owner of Sable Polymer Solutions, LLC. Pioneer ceased operations in early 2019.

440IoT Inc. (“440IOT”) was incorporated in 2019 and is located near Boston, Massachusetts and is a software development and information solutions provider for cloud, mobile, and IoT (Internet of Things) applications.

Sable Polymer Solutions, LLC (“Sable”) was located in Flowery Branch, Georgia and specialized in the sale, purchase, and processing of post-consumer and post-industrial plastic materials. The key assets of Sable were sold in March 2019.

Magnolia Solar Inc. (“Magnolia Solar”) is principally engaged in the development of nanotechnology-based, high-efficiency, thin-film technology that can be deposited on a variety of substrates, including glass and flexible structures. Magnolia Solar was sold in May 2019.

Principles of Consolidation

The condensed consolidated financial statements of Ecoark Holdings and its subsidiaries and the accompanying notes included in this Quarterly Report on Form 10-Q are unaudited. In the opinion of management, all adjustments necessary for the fair presentation of the condensed consolidated financial statements have been included. Such adjustments are of a normal, recurring nature. The condensed consolidated financial statements, and the accompanying notes, are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and do not contain certain information included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019. Therefore, the interim condensed consolidated financial statements should be read in conjunction with that Annual Report on Form 10-K.

Reclassifications

The Company has reclassified certain amounts in the December 31, 2018 condensed consolidated financial statements to be consistent with the December 31, 2019 presentation. Reclassifications relating to the discontinued operations are described in Note 2. The reclassifications had no impact on net loss or net cash flows for the nine months ended December 31, 2018.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

Segment Information

The Company follows the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 280-10 Segment Reporting. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. The Company and its Chief Operating Decision Makers determined that the Company’s operations effective with the May 31, 2019, acquisition of Trend Holdings now consist of two segments, Trend Holdings and Zest Labs (which includes the operations of 440IoT Inc.).

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02 and later updated with ASU 2019-01 in March 2019 Leases (Topic 842). The ASU’s change the accounting for leased assets, principally by requiring balance sheet recognition of assets under lease arrangements. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. On adoption, the Company recognized additional operating liabilities of approximately $99, with corresponding right of use assets of $99 based on the present value of the remaining minimum rental payments under leasing standards for existing operating leases.

In June 2018, the FASB issued ASU 2018-07 Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting. This ASU is intended to simplify aspects of share-based compensation issued to non-employees by making the guidance consistent with accounting for employee share-based compensation. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018. The Company adopted ASU 2018-07 effective April 1, 2019. The adoption did not have a material impact on our consolidated financial statements.

Recent Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment. This ASU is intended to simplify the subsequent measurement of goodwill by eliminating “Step 2” from the goodwill impairment test. It is effective for annual reporting periods, and interim reporting periods within those years, beginning after December 15, 2019. It is not possible to determine or estimate the impact on our consolidated financial statements at this time.

There were other updates recently issued which represent technical corrections to the accounting literature or application to specific industries or transactions that are not expected to have a material impact, if any impact, on the Company’s financial position, results of operations or cash flows.

Going Concern

The Company has experienced losses from operations resulting in an accumulated deficit of $127,340 since inception. The accumulated deficit together with losses of $11,454 for the nine months ended December 31, 2019, and net cash used in operating activities in the nine months ended December 31, 2019 of $4,589, have resulted in the uncertainty of the Company’s ability to continue as a going concern.

These condensed consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time.

The Company has raised additional capital through various offerings in addition to a credit facility. The Company’s ability to raise additional capital through future equity and debt securities issuances is unknown. Obtaining additional financing and the successful development of the Company’s strategic plan to achieve profitability are necessary for the Company to continue operations. There can be no assurance that such capital will be available or on terms acceptable to the Company. The Company intends to further develop its product offerings and customer bases and has opportunities from the Trend Holdings acquisition. The Company’s plans to achieve profitability include evaluating the cost structure and processes of its operations, both at the margin and operating expense levels, as well as pursuing additional strategic acquisitions and dispositions. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern as determined by management. The condensed consolidated financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

NOTE 2: DISCONTINUED OPERATIONS

As a result of receiving letters of intent for the sale of key assets of Sable, Pioneer and Magnolia Solar, and the approval by the Company’s Board in May 2018 to sell the assets, those assets were included in assets held for sale and their operations included in discontinued operations. All discontinued operations have been sold or ceased operations by December 31, 2019, so there are no remaining assets or liabilities of the discontinued operations.

Carrying amounts of major classes of assets and liabilities classified as held for sale and included as part of discontinued operations in the condensed consolidated balance sheet as of March 31, 2019 consisted of the following:

Other current assets	$23
Current assets – held for sale	$23

Accounts payable	$23
Accrued liabilities	11
Current liabilities – held for sale	$34

Major line items constituting loss from discontinued operations in the condensed consolidated statements of operations consisted of the following:

	Nine months ended December 31,
	2019	2018
Revenue	$-	$7,941
Cost of revenue	-	8,448
Gross loss	-	(507)
Operating expenses	-	1,416
Loss from discontinued operations	$-	$(1,923)
Non-cash expenses	$-	$451

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance due to the uncertainty of realizing income tax benefit for all periods presented, and the income tax provision for all periods presented was considered immaterial. Thus, no separate tax provision or benefit relating to discontinued operations is included here or on the face of the condensed consolidated statements of operations.

Non-cash expenses above consist principally of depreciation, amortization and impairment expense. Capital expenditures of discontinued operations were principally at Sable and amounted to $0 and $249 for the nine months ended December 31, 2019 and 2018, respectively.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

NOTE 3: RESTATEMENTS

In connection with the preparation of the Company’s consolidated financial statements as of and for the fiscal year ended March 31, 2019, the Company identified inadvertent errors in the accounting for certain embedded derivative liabilities associated with warrants issued as a part of capital raises in 2017 and 2018. In connection with those capital raises, proceeds (net of fees) were accounted for as equity. Upon further evaluation, the Company determined that a portion of the capital raised should have been accounted for as liabilities with fair value changes recorded in the Company’s consolidated statements of operations. Accordingly, the Company restated its previously issued consolidated financial statements and the related disclosures for the fiscal year ended March 31, 2018 and interim periods in fiscal years 2018 and 2019 as well as an adjustment to the opening balance sheet for the first interim period of fiscal 2018 (the “Restated Periods”). The adjustment to the opening balance sheet as of April 1, 2017 consisted of establishing a current derivative liability of $3,351, offset by a reduction in additional paid-in-capital of $4,180 and a reduction of accumulated deficit of $829.

The categories of misstatements and their impact on previously reported consolidated financial statements are described below:

Derivative Liability: The recognition, measurement and presentation and disclosure related to the warrants issued in conjunction with reserved private placements of the Company’s common stock.

Stockholders’ Deficit: The measurement and presentation and disclosure related to the derivative liability associated with the warrants issued in conjunction with the reserved private placements originally classified as additional paid in capital.

Change in Fair Value of Derivative Liabilities: The recognition, measurement and presentation and disclosure related to changes in the fair value of the derivative liability

In addition to the restatement of the financial statements, certain information within the notes to the financial statements referred to below that were included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 were impacted. Therefore, the interim condensed consolidated financial statements should be read in conjunction with that Annual Report on Form 10-K.

Note 1: Organization and Summary of Significant Accounting Policies

Note 9: Warrant Derivative Liabilities

Note 13: Stockholders’ Equity (Deficit)

Note 18: Fair Value Measurements

The financial statement misstatements reflected in previously issued consolidated financial statements did not impact cash flows from operations, investing, or financing activities in the Company’s consolidated statements of cash flows for any period previously presented, however they did impact individual line items.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

Comparison of restated financial statements to financial statements as previously reported

The following tables compare the Company’s previously issued Consolidated Balance Sheet, Consolidated Statement of Operations and Consolidated Statement of Cashflows for the periods ended December 31, 2018 to the corresponding restated consolidated financial statements for those periods.

CONSOLIDATED BALANCE SHEET

	December 31,	Restatement	December 31,
	2018	Adjustments	2018
	(As Reported)		(Restated)

ASSETS
CURRENT ASSETS
Cash ($35 pledged as collateral for credit)	$846		$846
Accounts receivable, net of allowance of $87	1,245		1,245
Prepaid expenses and other current assets	207		207
Current assets held for sale	617		617
Total current assets	2,915		2,915
NON-CURRENT ASSETS
Property and equipment, net	2,132		2,132
Intangible assets, net	1,130		1,130
Non-current assets held for sale	820		820
Other assets	27		27
Total non-current assets	4,109		4,109
TOTAL ASSETS	$7,024		$7,024

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,427		$1,427
Accrued liabilities	919		919
Notes payable	1,000		1,000
Warrant derivative liabilities	-	$3,641	3,641
Current liabilities held for sale	10		10
Total current liabilities	3,356	3,641	6,997

COMMITMENTS AND CONTINGENCIES
Total liabilities	3,356	3,641	6,997

STOCKHOLDERS’ EQUITY (Numbers of shares rounded to thousands)

Preferred stock, $0.001 par value; 5,000 shares authorized; none issued
Common stock, $0.001 par value; 100,000 shares authorized, 52,571 shares issued and 51,986 shares outstanding	53		53
Additional paid-in-capital	129,550	(16,409)	113,141
Accumulated deficit	(124,264)	12,768	(111,496)
Treasury stock, at cost	(1,671)		(1,671)
Total stockholders’ equity	3,668	(3,641)	27
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,024	$-	$7,024

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended			Nine Months Ended
	December 31, 2018			December 31, 2018
	(As Reported)	Restatement Adjustments	(Restated)	(As Reported)	Restatement Adjustments	(Restated)
CONTINUING OPERATIONS:
REVENUES	$15		$15	$1,054		$1,054
COST OF REVENUES	17		17	653		653
GROSS PROFIT (LOSS)	(2)		(2)	401		401
OPERATING EXPENSES:
Selling, general and administrative	1,943		1,943	6,527		6,527
Depreciation, amortization, and impairment	306		306	924		924
Research and development	900		900	2,541		2,541
Total operating expenses	3,149		3,149	9,992		9,992
Loss from continuing operations before other expenses	(3,151)		(3,151)	(9,591)		(9,591)

OTHER INCOME (EXPENSE):
Change in fair value of derivative liability		$1,587	$1,587		$2,623	2,623
(Interest expense), net of interest income	(362)		(362)	(369)		(369)
Total other expenses	(362)	1,587	1,225	(369)	2,623	2,254
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(3,513)	1,587	(1,926)	(9,960)	2,623	(7,337)
DISCONTINUED OPERATIONS:
Loss from discontinued operations	(757)		(757)	(1,923)		(1,923)
Gain on disposal of discontinued operations	-		-	-		-
Total discontinued operations	(757)		(757)	(1,923)		(1,923)
PROVISION FOR INCOME TAXES	-		-	-		-
NET LOSS	$(4,270)	1,587	$(2,683)	$(11,883)	2,623	$(9,260)

NET LOSS PER SHARE
Basic and diluted: Continuing operations	$(0.07)		$(0.04)	$(0.20)		$(0.14)
Discontinued operations	(0.01)		(0.01)	(0.04)		(0.04)
Total	$(0.08)		$(0.05)	$(0.24)		$(0.18)

SHARES USED IN CALCULATION OF NET LOSS PER SHARE
Basic and diluted	51,974		51,974	50,489		50,489

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended
	December 31, 2018
	As Reported	Restatement Adjustments	Restated
Cash flows from operating activities:
Net loss	$(11,883)	$2,623	$(9,260)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and impairment	924		924
Shares of common stock issued for services rendered	305		305
Share-based compensation – stock – employees	2,604		2,604
Loss from discontinued operations	1,923		1,923
Change in fair value of derivative liabilities	-	(2,623)	(2,623)
Changes in assets and liabilities:
Accounts receivable	1,372		1,372
Inventory	4		4
Prepaid expenses	13		13
Other current assets	45		45
Accounts payable	(943)		(943)
Accrued liabilities	(174)		(174)
Net cash used in operating activities of continuing operations	(5,810)		(5,810)
Net cash used in discontinued operations	(1,472)		(1,472)
Net cash used in operating activities	(7,282)		(7,282)

Cash flows from investing activities:
Purchases of property and equipment	(21)		(21)
Net cash used in investing activities of continuing operations	(21)		(21)
Net cash used in investing activities of discontinued operations	(249)		(249)
Net cash used in investing activities	(270)		(270)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of fees	4,221		4,221
Proceeds from credit facility	1,000		1,000
Repayment of debt	(500)		(500)
Purchase of treasury shares from employees for tax withholdings	(53)		(53)
Net cash provided by financing activities	4,668		4,668
NET DECREASE IN CASH	(2,884)		(2,884)
Cash - beginning of period	3,730		3,730
Cash - end of period	$846		$846

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$366		$366
Cash paid for income taxes	$-		$-

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

NOTE 4: REVENUE

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers. Professional services revenue for the nine months ended December 31, 2019 were from IoT-enabled technology development work and management fees earned by Trend Holdings and in 2018 from a project with a major retailer. Several Software as a Service (“SaaS”) projects earned revenue in 2019 and 2018.

The following table disaggregates the Company’s revenue by major source:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue :
Professional services	$140	$-	$191	$1,000
Software as a Service	-	15	28	54
	$140	$15	$219	$1,054

NOTE 5: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31, 2019	March 31, 2019
	(Unaudited)

Zest Labs freshness hardware	$2,493	$2,493
Computers and software costs	222	222
Machinery and equipment	200	200
Total property and equipment	2,915	2,915
Accumulated depreciation and impairment	(2,307)	(2,091)
Property and equipment, net	$608	$824

Depreciation expense for the nine months ended December 31, 2019 and 2018 was $216 and $509, respectively. Depreciation expense for the three months ended December 31, 2019 and 2018 was $68 and $167, respectively.

Property and equipment for Sable was reclassified as assets held for sale as more fully described in Note 2 and accordingly depreciation expense for Sable through May 2018 was included in the loss from discontinued operations.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

NOTE 6: INTANGIBLE ASSETS

Intangible assets consisted of the following:

	December 31, 2019	March 31, 2019
	(Unaudited)

Goodwill	$3,223	$-
Patents	1,013	1,013
Outsourced vendor relationships	1,017	1,017
Non-compete agreements	340	340
Total intangible assets	5,593	2,370
Accumulated amortization and impairment	(2,370)	(2,370)
Intangible assets, net	$3,223	$-

The goodwill was recorded as part of the acquisition of Trend Holdings more fully described in Note 15. The patents were recorded as part of the acquisition of Zest Labs. The outsourced vendor relationships and non-compete agreements were recorded as part of the acquisition of 440labs, Inc. The intangible assets of Zest Labs and 440labs, Inc. were fully impaired as of March 31, 2019.

Amortization expense for the nine months ended December 31, 2019 and 2018 was $0 and $415, respectively. Amortization expense for the three months ended December 31, 2019 and 2018 was $0 and $139, respectively.

NOTE 7: ACCRUED LIABILITIES

Accrued liabilities consisted of the following:

	December 31, 2019	March 31, 2019
	(Unaudited)
Vacation and paid time off	$191	$345
Professional fees and consulting	91	150
Interest	239	11
Unbilled receipts	158	-
Compensation	50	50
Lease liability	17	95
Legal fees	-	108
Other	28	69
	$774	$828

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

NOTE 8: WARRANT DERIVATIVE LIABILITIES

As described in Note 3, the Company issued common stock and warrants in several private placements in March 2017, May 2017, March 2018 and August 2018. The March and May 2017 and March and August 2018 warrants (collectively the “Derivative Warrant Instruments”) are classified as liabilities. The Derivative Warrant Instruments have been accounted for utilizing ASC 815 “Derivatives and Hedging”. The Company has incurred a liability for the estimated fair value of Derivative Warrant Instruments. The estimated fair value of the Derivative Warrant Instruments has been calculated using the Black-Scholes fair value option-pricing model with key input variables provided by management, as of the date of issuance, with changes in fair value recorded as gains or losses on revaluation in other income (expense).

The Company identified embedded features in the March and May 2017 warrants which caused the warrants to be classified as a liability. These embedded features included the implicit right for the holders to request that the Company settle the warrants in registered shares. Since maintaining an effective registration of shares is potentially outside the control of the Company, these warrants were classified as liabilities as opposed to equity. The accounting treatment of derivative financial instruments requires that the Company treat the whole instrument as liability and record the fair value of the instrument as derivatives as of the inception date of the instrument and to adjust the fair value of the instrument as of each subsequent balance sheet date.

On October 28, 2019, the Company issued 2,243 shares of the Company’s common stock to investors in exchange for the March and May 2017 warrants. Upon the issuance of the 2,243 shares, the March and May 2017 warrants were extinguished. The fair value of the shares issued was $2,186, and the fair value of the warrants was $1,966 resulting in a loss of $220 that was recognized on the exchange.

The Company identified embedded features in the March and August 2018 warrants which caused the warrants to be classified as a liability. These embedded features included the right for the holders to request that the Company cash settle the warrant instruments from the holder by paying to the holder an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the Derivative Warrant Instruments on the date of the consummation of a fundamental transaction. The accounting treatment of derivative financial instruments requires that the Company treat the whole instrument as liability and record the fair value of the instrument as derivatives as of the inception date of the instrument and to adjust the fair value of the instrument as of each subsequent balance sheet date.

On July 12, 2019, the March and August 2018 warrants were exchanged for 4,277 shares of Company common stock, and all of those warrants were extinguished. The fair value of the shares issued was $3,293, and the fair value of the warrants was $2,455 resulting in a loss of $839 that was recognized on the exchange.

As described further in Note 12 below, on August 22, 2019 the Company issued warrants that can be exercised in exchange for 3,922 shares of Company common stock to investors that invested in shares of Company preferred stock. The fair value of those warrants was estimated to be $1,576 at inception and $2,812 as of December 31, 2019. And on November 11, 2019 the Company issued warrants that can be exercised to purchase a number of shares of common stock of the Company equal to the number of shares of common stock issuable upon conversion of the Series C Preferred Stock purchased by the investors. The fair value of those warrants was estimated to be $1,107 at inception and $947 as of December 31, 2019. The accounting treatment for those warrants and the related issuance was consistent with that described in this note and in Note 3, except that $107 of interest expense was recorded related to the fair value of the warrants at inception that exceeded the proceeds received for the preferred stock on November 11, 2019.

The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value as of December 31, 2019. The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each warrant is estimated using the Black-Scholes valuation model. The following assumptions were used in December 31, 2019 and March 31, 2019 and at inception:

	Nine Months Ended	Year Ended
	December 31, 2019	March 31, 2019	Inception

Expected term	4.67- 4.92 years	3.00 - 4.42 years	5.00 years
Expected volatility	97%	96%	91% - 107%
Expected dividend yield	-	-	-
Risk-free interest rate	1.69%	2.23%	1.50% - 2.77%

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

The Company’s derivative liabilities associated with the warrants are as follows:

	December 31, 2019	March 31, 2019	Inception
Fair value of 1,000 March 17, 2017 warrants	$-	$256	$4,609
Fair value of 1,850 May 22, 2017 warrants	-	505	7,772
Fair value of 2,565 March 16, 2018 warrants	-	1,040	3,023
Fair value of 2,969 August 14, 2018 warrants	-	1,303	2,892
Fair value of 3,922 August 22, 2019 warrants	2,812	-	1,576
Fair value of 1,379 November 11, 2019 warrants	947	-	1,107
	$3,759	$3,104

During the nine months ended December 31, 2019 and 2018 the Company recognized changes in the fair value of the derivative liabilities of $(2,392) and $2,623, respectively. As described in Note 12 below, the March and August 2018 warrants were exchanged for 4,277 shares of Company common stock and thus were no longer outstanding as of December 31, 2019. The March and May 2017 warrants were exchanged for 2,243 shares of Company common stock in October 2019.

Activity related to the warrant derivative liabilities for the nine months ended December 31, 2019 is as follows:

Beginning balance as of March 31, 2019	$3,104
Issuances of warrants – derivative liabilities	2,683
Warrants exchanged for common stock	(4,420)
Change in fair value of warrant derivative liabilities	2,392
Ending balance as of December 31, 2019	$3,759

As described further in Note 19 below, on January 26, 2020, the Company entered into letter agreements with accredited institutional investors holding the warrants issued with the Company’s Series B Convertible Preferred Stock on August 21, 2019. Pursuant to the agreements, the investors agreed to a cash exercise of 3,921 of the warrants at a price of $0.51 in consideration for the receipt of replacement warrants to purchase 5,882 of the Company’s common stock at $0.90.  The investors also agreed to eliminate language within the replacement warrants that would require the Company to carry a derivative liability on its balance sheet for the newly issued replacement warrants.

On January 27, 2020, the Company received approximately $2,000 in cash from the exercise of the warrants and issued the replacement warrants to the investors, which have an exercise price of $0.90 and may be exercised within five years of issuance.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

NOTE 9: NOTES PAYABLE

On December 28, 2018, the Company entered into a $10,000 credit facility that includes a loan and security agreement (the “Agreement”) where the lender agreed to make one or more loans to the Company, and the Company may make a request for a loan or loans from the lender, subject to the terms and conditions. The Company is required to pay interest biannually on the outstanding principal amount of each loan calculated at an annual rate of 12%. The loans are evidenced by demand notes executed by the Company. The Company is able to request draws from the lender up to $1,000 with a cap of $10,000, including the $1,000 advanced on December 28, 2018 and an additional $350 advanced through March 31, 2019, resulting in a balance of $1,350 at March 31, 2019. An additional $1,047 was advanced during the nine months ended December 31, 2019. Including $38 of commitment fees, the balance of the notes payable is $2,435 at December 31, 2019. If principal is prepaid, the loans may not be re-borrowed and the cap of $10,000 shall be reduced. The Company may make a request for a loan or loans from the lender, at any one time and from time to time, from the date of the Agreement until the earlier of (i) demand by the lender or (ii) December 27, 2020 or the earlier termination of the Agreement pursuant to the terms thereof. Loans made pursuant to the Agreement are secured by a security interest in the Company’s collateral held with the lender and guaranteed by the Company’s subsidiary, Zest Labs.

The Company pays to the lender a commitment fee on the principal amount of each loan requested thereunder in the amount of 3.5% of the amount thereof. The Company also paid an arrangement fee of $300 to the lender which was paid upon execution of the Agreement. The aforementioned fees were and are netted from proceeds advanced and are recorded as interest expense. Zest Labs is a plaintiff in a litigation styled as Zest Labs, Inc. vs Walmart, Inc., Case Number 4:18-cv-00500 filed in the United States District Court for the Eastern District of Arkansas (the “Zest Litigation”). The Company agrees that within five days of receipt by Zest Labs or the Company of any settlement proceeds from the Zest Litigation, the Company will pay or cause to be paid over to lender an additional fee in an amount equal to (i) 0.50 multiplied by (ii) the highest aggregate principal balance of the loans over the life of the loans through the date of the payment from settlement proceeds; provided, however, that such additional fee shall not exceed the amount of the settlement proceeds.

Subject to customary carve-outs, the Agreement contains customary negative covenants and restrictions for agreements of this type on actions by the Company including, without limitation, restrictions on indebtedness, liens, investments, loans, consolidation, mergers, dissolution, asset dispositions outside the ordinary course of business, change in business and restriction on use of proceeds. In addition, the Agreement requires compliance by the Company of covenants including, but not limited to, furnishing the lender with certain financial reports and protecting and maintaining its intellectual property rights. The Agreement contains customary events of default, including, without limitation, non-payment of principal or interest, violation of covenants, inaccuracy of representations in any material respect and cross defaults with certain other indebtedness and agreements.

Interest expense on the notes for the three and nine months ended December 31, 2019 was $71 and $193, respectively.

NOTE 10: NOTES PAYABLE - RELATED PARTIES

A board member advanced $328 to the Company through December 31, 2019, under the terms of a note payable that bears 10% simple interest per annum, and the principal balance along with accrued interest is payable July 30, 2020 or upon demand. Interest expense on the note for the nine months ended December 31, 2019 was $18.

William B. Hoagland, Principal Financial Officer, advanced $30 to the Company in May 2019 pursuant to a note with the same terms as the note with the board member. Randy May, CEO, advanced $45 to the Company in August 2019 pursuant to a note with the same terms as the note with the board member. Interest expense on both of these notes was not material.

NOTE 11: LONG-TERM DEBT

The Company had a secured convertible promissory note (“convertible note”) bearing interest at 10% per annum, entered into on January 10, 2017 for $500 with the principal due in one lump sum payment on or before July 10, 2018. The principal along with accrued interest of $11 was paid on July 2, 2018.

Interest expense on debt for the nine months ended December 31, 2019 and 2018 was $0 and $12, respectively.

NOTE 12: STOCKHOLDERS’ EQUITY

Ecoark Holdings Preferred Stock

On March 18, 2016, the Company created 5,000 shares of “blank check” preferred stock, par value $0.001. On August 21, 2019 (the “Effective Date”), the Company and two accredited investors entered into a Securities Purchase Agreement pursuant to which the Company sold and issued to the investors an aggregate of 2 shares of Series B Convertible Preferred Stock, par value $0.001 per share at a price of $1,000 per share.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

Pursuant to the Securities Purchase Agreement, the Company issued to each investor a warrant (a “Warrant”) to purchase a number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), equal to the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock purchased by the investor. Each Warrant has an exercise price equal to $0.51, subject to full ratchet price only anti-dilution provisions in accordance with the terms of the Warrants (the “Exercise Price”), and is exercisable for five years after the Effective Date. In addition, if the market price of the Common Stock on the 11 month anniversary of the closing date of the offering is less than $0.51, holder of the warrants shall be entitled to receive additional shares of common stock based on the number of shares of common stock that would have been issuable upon conversion of the Series B Convertible Preferred Stock had the initial conversion price been equal to the market price at such time (but not less than $0.25) less the number of shares of common stock issued or issuable upon exercise of the Series B Convertible Preferred Stock based on the $0.51 conversion price.

The Company also agreed to amend the current exercise price of the warrants that the investors received in connection with the Securities Purchase Agreements dated March 14, 2017 (the “March Warrants”) and May 22, 2017 (the “May Warrants” and, together with the March Warrants, the “Existing Securities”). The Existing Securities have a current exercise price of $0.59, which was amended from $2.50 on July 12, 2019. The current exercise price for the Existing Securities shall be amended to reduce the exercise price to $0.51 on August 21, 2019, subject to adjustment pursuant to the provisions of the Existing Securities.

Each share of the Series B Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”) and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.51, subject to certain limitations and adjustments (the “Conversion Price”).

The Company received gross proceeds from the Private Placement of $2,000, before deducting transaction costs, fees and expenses payable by the Company. The Company intends to use the net proceeds of the Private Placement to support the Company’s general working capital requirements.

As required by the Securities Purchase Agreement, each director and officer of the Company has previously entered into a lock-up agreement with the Company whereby each director and officer has agreed that during the period commencing from the Effective Date until 120 days after the Effective Date, such director or officer will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of or enter into any transaction to dispose of, or establish or increase a put position or liquidate or decrease a call position, with respect to any share of Common Stock or securities convertible, exchangeable or exercisable into, shares of Common Stock. On August 21, 2019, the Company issued 300 shares of common stock to advisors that assisted with the securities purchase agreement and exchange agreement.

On October 15, 2019, nearly all the Series B Preferred Stock shares were converted into 3,761 shares of Common Stock.

On November 11, 2019, the Company and two accredited investors entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company sold and issued to the investors an aggregate of 1 share of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a price of $1,000 per share (the “Private Placement”).

Pursuant to the Securities Purchase Agreement, the Company issued to each investor a warrant (a “Warrant”) to purchase a number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), equal to the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock purchased by the Investor. Each Warrant has an exercise price equal to $0.73, subject to full ratchet price only anti-dilution provisions in accordance with the terms of the Warrants (the “Exercise Price”), and is exercisable for five years after the Effective Date. In addition, if the market price of the Common Stock for the five trading days prior to July 22, 2020 is less than $0.73, holder of the warrants shall be entitled to receive additional shares of common stock based on the number of shares of common stock that would have been issuable upon conversion of the Series C Convertible Preferred Stock had the initial conversion price been equal to the market price at such time (but not less than $0.25) less the number of shares of common stock issued or issuable upon exercise of the Series C Convertible Preferred Stock based on the $0.73 conversion price.

Each share of the Series C Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”) and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.73, subject to certain limitations and adjustments (the “Conversion Price”).

The Company received gross proceeds from the Private Placement of $1,000. The Company intends to use the net proceeds of the Private Placement to support the Company’s general working capital requirements.

As required by the Securities Purchase Agreement, each director and officer of the Company has previously entered into a lock-up agreement with the Company whereby each director and officer has agreed that during the period commencing from the Effective Date until 120 days after the Effective Date, such director or officer will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of or enter into any transaction to dispose of, or establish or increase a put position or liquidate or decrease a call position, with respect to any share of Common Stock or securities convertible, exchangeable or exercisable into, shares of Common Stock.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

Ecoark Holdings Common Stock

The Company has 100,000 shares of common stock, par value $0.001 which were authorized on March 18, 2016. The Company has outstanding warrants as of December 31, 2019 that are exercisable into 7,657 shares of common stock.

On July 12, 2019, the Company entered into an exchange agreement with investors that are the holders of March and August 2018 warrants. As a result of a cashless exercise, the Company issued 4,277 shares of the Company’s common stock to the investors. Upon the issuance of the 4,277 shares, the March and August 2018 warrants for 5,677 shares were extinguished. The fair value of the shares issued was $3,293, and the fair value of the warrants was $2,455 resulting in a loss of $839 that was recognized on the exchange. On August 21, 2019, the Company issued 300 shares to advisors that assisted with the securities purchase agreement and exchange agreement.

On October 15, 2019, nearly all the Series B Preferred Stock shares were converted into 3,761 shares of Common Stock. On October 28, 2019, the Company issued 2,243 shares of the Company’s common stock to investors in exchange for the March and May 2017 warrants. Upon the issuance of the 2,243 shares, the March and May 2017 warrants were extinguished. The fair value of the shares issued was $2,186, and the fair value of the warrants was $1,966 resulting in a loss of $220 that was recognized on the exchange. On October 31, 2019, the Company issued 120 shares of common stock for services rendered. On December 20, 2019, the Company issued 128 shares of common stock for services rendered. A loss of $100 was recognized related to the issuance of the 248 shares. On December 24, 2019, the Company issued 247 shares of common stock for services to be rendered in 2020.

Share-based Compensation

Share-based compensation expense is included in selling, general and administrative expense in the condensed consolidated statements of operations as follows:

	2013 Incentive Stock Plan	2017 Omnibus Incentive Plan	Non-Qualified Stock Options	Common Stock	Total
Nine months ended December 31, 2019
Directors	$-	$200	$279	$-	$479
Employees	-	500	1,250	-	1,750
Services	-	175	152	463	790
	$-	$875	$1,681	$463	$3,019

Nine months ended December 31, 2018
Directors	$-	$300	$-	$-	$300
Employees	319	565	1,720	-	2,604
Services	-	5	-	-	5
	$319	$870	1,720	$-	$2,909

NOTE 13: INCOME TAXES

The Company has a net operating loss carryforward for tax purposes totaling approximately $107,738 at December 31, 2019. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after certain ownership shifts.

The provision (benefit) for income taxes for the nine months ended December 31, 2019 and 2018 differs from the amount expected as a result of applying statutory tax rates to the losses before income taxes principally due to establishing a valuation allowance to fully offset the potential income tax benefit. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required taxable income is uncertain, the Company has recorded a full valuation allowance against deferred tax assets.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

The Company’s deferred tax assets are summarized as follows:

	December 31, 2019	March 31, 2019
	(Unaudited)
Net operating loss carryover	$22,625	$23,327
Depreciable and amortizable assets	1,717	1,761
Share-based compensation	4,071	3,586
Accrued liabilities	57	57
Allowance for bad debts	106	120
Warrant derivative liabilities	(789)	(2,884)
Other	382	381
Total	28,169	26,348
Less: valuation allowance	(28,169)	(26,348)
Net deferred tax asset	$-	$-

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at December 31, 2019 and March 31, 2019, due to the uncertainty of realizing the deferred income tax assets. The valuation allowance increased by $1,821 in the nine months ended December 31, 2019. The Company has not identified any uncertain tax positions and has not received any significant notices from tax authorities.

NOTE 14: CONCENTRATIONS

Concentration of Credit Risk. The Company’s customer base for its Zest Lab products is concentrated with a small number of customers. The Company does not generally require collateral or other security to support accounts receivable. To reduce credit risk, the Company performs ongoing credit evaluations on its customers’ financial condition. The Company establishes allowances for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information. Two customers accounted for the accounts receivable balance as of December 31, 2019 and J. Terrence Thompson accounted for more than 10% of the Company’s accounts receivable as of March 31, 2019.

Supplier Concentration. Certain of the components and equipment used by the Company in the manufacture of its hardware are available from single-sourced vendors. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain components or equipment at acceptable prices, it would be required to reduce its operations, which could have a material adverse effect on its results of operations. In addition, the Company may make prepayments to certain suppliers or enter into minimum volume commitment agreements. Should these suppliers be unable to deliver on their obligations or experience financial difficulty, the Company may not be able to recover these prepayments.

The Company occasionally maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

NOTE 15: ACQUISITION OF TREND DISCOVERY HOLDINGS, INC.

On May 31, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Trend Discovery Holdings Inc., a Delaware corporation (“Trend Holdings”) for the Company to acquire 100% of Trend Holdings pursuant to a merger of Trend Holdings with and into the Company (the “Merger”). The Merger was completed as agreed in the Merger Agreement, the Company is the surviving entity in the Merger and the separate corporate existence of Trend Holdings has ceased to exist. Pursuant to the Merger, each of the 1,000 issued and outstanding shares of common stock of Trend Holdings was converted into 5,500 shares of the Company’s common stock. No cash was paid relating to the acquisition.

The Company acquired the assets and liabilities noted below in exchange for the 5,500 shares and accounted for the acquisition in accordance with ASC 805. Based on the fair values at the effective date of acquisition the purchase price was recorded as follows (subject to adjustment):

Cash	$3
Receivables	10
Other assets	1
Goodwill	3,223
$3,237

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to ultimately determine the fair values of tangible and intangible assets acquired and liabilities assumed for Trend Holdings, we may engage a third-party independent valuation specialist, however as of the date of this report, the valuation has not been undertaken. The Company has estimated the preliminary purchase price allocations based on historical inputs and data as of May 31, 2019. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of tangible assets acquired; (ii) finalization of the valuations and useful lives for intangible assets; (iii) finalization of the valuation of accounts payable and accrued expenses; and (iv) finalization of the fair value of non-cash consideration.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. The Company expects the purchase price allocations for the acquisition of Trend Holdings to be completed by the end of the fourth quarter of fiscal 2020. The Company estimated the fair value of the Company’s shares issued on a preliminary basis based on an average of quoted market value.

The goodwill is not expected to be deductible for tax purposes.

The following table shows pro-forma results for the nine months ended December 31, 2019 and 2018, as if the acquisition had occurred on April 1, 2018. These unaudited pro forma results of operations are based on the historical financial statements and related notes of Trend Holdings and the Company.

	Nine Months Ended
	December 31,
	2019	2018
	(Unaudited)	(Unaudited)

Revenues	$230	$1,109
Net loss	$(11,452)	(8,884)
Net loss per share	$(0.18)	$(0.16)

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

NOTE 16: COMMITMENTS AND CONTINGENCIES

Legal Proceedings

On August 1, 2018, Ecoark Holdings, Inc. and Zest Labs, Inc. filed a complaint against Walmart Inc. in the United States District Court for the Eastern District of Arkansas, Western Division. The complaint includes claims for violation of the Arkansas Trade Secrets Act, violation of the federal Defend Trade Secrets Act, breach of contract, unfair competition, unjust enrichment, breach of the covenant of good faith and fair dealing, conversion and fraud. Ecoark Holdings and Zest Labs are seeking monetary damages and other related relief to the extent it is deemed proper by the court. The Company does not believe that expenses incurred in pursuing the complaint will have a material effect on the Company’s net income or financial condition for the fiscal year ended March 31, 2020 or any individual fiscal quarter. On October 22, 2018, the Court issued an order setting a trial date of June 1, 2020. The Court has also set deadlines for dispositive motions on February 28, 2020, and a pretrial hearing on May 21, 2020.

On December 12, 2018, a complaint was filed against the Company in the Twelfth Judicial Circuit in Sarasota County, Florida by certain investors who invested in the Company before it was public. The complaint alleges that the investment advisors who solicited the investors to invest into the Company made omissions and misrepresentations concerning the Company and the shares. The Company filed a motion to dismiss the complaint which is pending.

Operating Leases

The Company leased operating and office facilities for various terms under long-term, non-cancelable operating lease agreements. There are $17 of remaining lease obligations as of December 31, 2019 for the only remaining lease whose term ended in December. That obligation will offset the security deposit of $25, resulting in no additional lease obligations in 2020. Rent expense was as follows for the nine months ended December 31:

	2019	2018
Continuing operations	$171	$181
Discontinued operations	-	207
Total	$171	$388

Rent expense of continuing operations for the three months ended December 31, 2019 and 2018 was $49 and $70, respectively. On adoption of ASC 842 Leases beginning April 1, 2019, the Company recognized additional operating liabilities of approximately $99, with corresponding right of use assets of $99 based on the present value of the remaining minimum rental payments under leasing standards for existing operating leases.

NOTE 17: FAIR VALUE MEASUREMENTS

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by U.S. generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets;

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

Financial instruments consist principally of cash, accounts receivable and other receivables, accounts payable and accrued liabilities, notes payable, and amounts due to related parties. The fair value of cash is determined based on Level 1 inputs. There were no transfers into or out of “Level 3” during the periods ended December 31, 2019 and 2018. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.  The Company records the fair value of the warrant derivative liabilities disclosed in Note 8 in accordance with ASC 815, Derivatives and Hedging. The fair values of the derivatives were calculated using the Black-Scholes Model. The fair value of the derivative liabilities is revalued on each balance sheet date with corresponding gains and losses recorded in other income (expense) in the consolidated statement of operations. Other income (expense) recorded based upon the change in fair value of the derivative liabilities was $(2,392) and $2,623 for the nine months ended December 31, 2019 and 2018, respectively, and $(2,376) and $1,587 for the three months ended December 31, 2019 and 2018, respectively.

The following table presents assets and liabilities that are measured and recognized at fair value on a recurring basis:

	Level 1	Level 2	Level 3
December 31, 2019
Warrant derivative liabilities	-	-	$3,759

March 31, 2019
Warrant derivative liabilities	-	-	$3,104

NOTE 18: SEGMENT INFORMATION

The Company follows the provisions of ASC 280-10 Disclosures about Segments of an Enterprise and Related Information. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making operating decisions. As of December 31, 2019, and for the nine months ended December 31, 2019, the Company operated in two segments. The segments are Trend Holdings and Zest Labs (which includes the operations of 440IoT Inc.). Amounts related to discontinued operations are excluded from the amounts in the tables below. The acquisition of Trend holdings on May 31, 2019, caused the reportable segments to change from the previous reporting as a single segment in fiscal 2019. Home office costs are allocated to the two segments based on the relative support provided to those segments.

Nine Months Ended December 31, 2019	Trend Holdings	Zest Labs	Total
Segmented operating revenues	$95	$124	$219
Cost of revenues	-	128	128
Gross profit (loss)	95	(4)	91
Total operating expenses net of depreciation, amortization, and impairment	406	7,167	7,573
Depreciation and amortization	-	216	216
Other expense	-	3,758	3,758
Loss from continuing operations	$(311)	$(11,145)	$(11,456)

Three Months Ended December 31, 2019	Trend Holdings	Zest Labs	Total
Segmented operating revenues	$44	$96	$140
Cost of revenues	-	67	67
Gross profit	44	29	73
Total operating expenses net of depreciation, amortization, and impairment	206	2.450	2.656
Depreciation and amortization	-	68	68
Other expense	-	2,768	2,768
Loss from continuing operations	$(162)	$(5,257)	$(5,419)

Segmented assets as of December 31, 2019
Property and equipment, net	$-	$608	$608
Intangible assets, net	$3,223	$-	$3,223
Capital expenditures	$-	$-	$-

ECOARK HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
(DOLLAR AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
DECEMBER 31, 2019

NOTE 19: SUBSEQUENT EVENTS

On January 26, 2020, the Company entered into letter agreements (the “Letter Agreements”) with accredited institutional investors (the “Investors”) holding the warrants issued with the Company’s Series B Convertible Preferred Stock on August 21, 2019 (the “Warrants”). Pursuant to the Letter Agreements, the Investors agreed to a cash exercise of 3,921 of the Warrants at a price of $0.51 in consideration for the receipt of replacement warrants (the “Replacement Warrants”) to purchase 5,882 of the Company’s common stock at $0.90. In the Letter Agreements, the Company agreed to a stand still from issuing common shares for 100 days from the date of the Agreements. The Investors also agreed to eliminate language within the Replacement Warrants that would require the Company to carry a derivative liability on its balance sheet for the newly issued Replacement Warrants.

On January 27, 2020, the Company received approximately $2,000 in cash from the exercise of the Warrants and issued the Replacement Warrants to the Investors, which have an exercise price of $0.90 and may be exercised within five years of issuance.

11,261,671 Shares of

Common Stock

ECOARK HOLDINGS, INC.

PROSPECTUS

March     , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the Nasdaq Capital Market listing fee.

Amount to be Paid
SEC registration fee	$344.64
Accounting fees and expenses	$7,500
Legal fees and expenses	$40,000
Transfer agent and registrar fees	$1,000
Miscellaneous fees and expenses	$2,000
Total	$50,844.64

Item 14. Indemnification of Directors and Officers.

Nevada Revised Statutes 78.7502 and 78.751 provide broad authority for the indemnification of directors, officers and certain other persons.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liability pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligations of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses of indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Our bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of or who is or was serving at our request as a director, officer, employee or agent of this or another corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan (a “covered person”), whether the basis of such proceeding is alleged action in an official capacity as a covered person shall be indemnified and held harmless by us to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who ceased to be a covered person and shall inure to the benefit of his or her heirs, executors and administrators.

However, no indemnification shall be provided hereunder to any covered person to the extent that such indemnification would be prohibited by Nevada state law or other applicable law as then in effect, nor, with respect to proceedings seeking to enforce rights to indemnification, shall we indemnify any covered person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by our board of directors, nor shall we indemnify any covered person who shall be adjudged in any action, suit or proceeding for which indemnification is sought, to be liable for any negligence or intentional misconduct in the performance of a duty.

Our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of us or of a corporation of which we are or were a stockholder and his heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

Dollar amounts and number of shares in this Item 15 are expressed in thousands, except per share amounts.

Ecoark Holdings Series B Preferred Stock

On August 21, 2019 (the “Effective Date”), the Company and two accredited investors entered into a Securities Purchase Agreement pursuant to which the Company sold and issued to the investors an aggregate of 2 shares of Series B Convertible Preferred Stock, par value $0.001 per share at a price of $1,000 per share.

Pursuant to the Securities Purchase Agreement, the Company issued to each investor a warrant (a “Warrant”) to purchase a number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), equal to the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock purchased by the investor. Each Warrant has an exercise price equal to $0.51, subject to full ratchet price only anti-dilution provisions in accordance with the terms of the Warrants (the “Exercise Price”), and is exercisable for five years after the Effective Date. In addition, if the market price of the Common Stock on the 11 month anniversary of the closing date of the offering is less than $0.51, holder of the warrants shall be entitled to receive additional shares of common stock based on the number of shares of common stock that would have been issuable upon conversion of the Series B Convertible Preferred Stock had the initial conversion price been equal to the market price at such time (but not less than $0.25) less the number of shares of common stock issued or issuable upon exercise of the Series B Convertible Preferred Stock based on the $0.51 conversion price.

The Company also agreed to amend the current exercise price of the warrants that the investors received in connection with the Securities Purchase Agreements dated March 14, 2017 (the “March Warrants”) and May 22, 2017 (the “May Warrants” and, together with the March Warrants, the “Existing Securities”). The Existing Securities have a current exercise price of $0.59, which was amended from $2.50 on July 12, 2019. The current exercise price for the Existing Securities shall be amended to reduce the exercise price to $0.51 on August 21, 2019, subject to adjustment pursuant to the provisions of the Existing Securities.

Each share of the Series B Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”) and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.51, subject to certain limitations and adjustments (the “Conversion Price”).

The Company received gross proceeds from the Private Placement of $2,000, before deducting transaction costs, fees and expenses payable by the Company. The Company intends to use the net proceeds of the Private Placement to support the Company’s general working capital requirements.

On August 21, 2019, the Company issued 300 shares of common stock to advisors that assisted with the securities purchase agreement and exchange agreement. The value of the 300 shares of common stock which the Company issued on August 21, 2019 to advisors for services were approximately one hundred and fifty thousand U.S. dollars.

On October 15, 2019, nearly all the Series B Preferred Stock shares were converted into 3,761 shares of Common Stock.

Ecoark Holdings Series C Preferred Stock

On November 11, 2019, the Company and two accredited investors (each an “Investor” and, collectively, the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company sold and issued to the Investors an aggregate of 1 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a price of $1,000 per share (the “Private Placement”).

Pursuant to the Securities Purchase Agreement, the Company issued to each Investor a warrant (a “Warrant”) to purchase a number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), equal to the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock purchased by the Investor. Each Warrant has an exercise price equal to $0.73, subject to full ratchet price only anti-dilution provisions in accordance with the terms of the Warrants (the “Exercise Price”), and is exercisable for five years after the Effective Date. In addition, if the market price of the Common Stock for the five trading days prior to July 22, 2020 is less than $0.73, holder of the warrants shall be entitled to receive additional shares of common stock based on the number of shares of common stock that would have been issuable upon conversion of the Series C Convertible Preferred Stock had the initial conversion price been equal to the market price at such time (but not less than $0.25) less the number of shares of common stock issued or issuable upon exercise of the Series C Convertible Preferred Stock based on the $0.73 conversion price.

Each share of the Series C Preferred Stock has a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”) and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.73, subject to certain limitations and adjustments (the “Conversion Price”).

The Company received gross proceeds from the Private Placement of $1,000, before deducting transaction costs, fees and expenses payable by the Company. The Company intends to use the net proceeds of the Private Placement to support the Company’s general working capital requirements.

The Series B Preferred Stock and the Series C Preferred Stock were issued to accredited investors pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.

Other Transactions

No underwriters were involved in the foregoing issuances of securities. The issuances of shares of common stock described in this subsection were issued pursuant to Section 4(a)(2) under the Securities Act as transactions by an issuer not involving any public offering.

In the quarter ended December 31, 2019, the Company issued 248 shares of common stock for services rendered. Further, in the third quarter ended December 31, 2019, the Company issued 247 shares of common stock for services to be rendered in 2020.

The Company issued 300 shares in May 2017 for the acquisition of 440labs valued at $1,500.

The Company issued 300 shares in May 2017 upon the execution of employment agreements with employees of 440labs valued at $1,500 recorded as share-based compensation.

In May 2017, the Company issued 49 shares for the cashless exercise of 100 warrants to a consultant. The remaining 51 shares were forfeited.

On August 9, 2018, the Company entered into an Amendment to Common Stock Warrant with the institutional purchasers in the March 17, 2017 and May 22, 2017 that modified the purchase price of the March 17, 2017 warrants from $5.00 per share to $2.50 per share and modified the purchase price of the May 22, 2017 warrants from $5.50 per share to $2.50 per share. The reductions in the exercise prices resulted in charges resulting from the changes in fair value of the derivative liabilities of $845 and $1,635 for the March 17 and May 22 warrants, respectively. (see Securities Purchase Agreements – Institutional Funds on page F-32). The Company issued the shares of its common stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder.

On August 14, 2018, the Company completed a private placement agreement related to the issuance and sale of 2,969 shares of common stock that raised $4,221 (net of fees) to institutional investors. The investors also received 2,969 warrants exercisable into common stock at an exercise price of $2.09. The Company also provided 208 warrants at an exercise price of $1.92 to the investment banker in the transaction. The warrants due to certain embedded features that preclude equity treatment are accounted for under liability accounting and are fair valued at each reporting period. The Company uses the Black Scholes option pricing model for determining fair value of the warrants at the end of each period. Of the total net proceeds of $4,221, $2,892 were determined to be warrant liabilities, and $322 of the fees that were considered related to liabilities were charged to other expense. A reduction in the exercise price to $1.34 for the March 16, 2018 and August 14, 2018 warrants resulted in a charge due to the change in fair value of the derivative liabilities of $260. (see Securities Purchase Agreements – Institutional Funds on page F-32). The Company issued the shares of its common stock in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and are incorporated by reference herein.

(b) Financial Statement Schedules.

All other schedules are omitted because they are not required, are not applicable, or the information is included in the financial statements or the related notes to financial statements thereto.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 15. Exhibits, Financial Statement Schedules.

Exhibit No.	Description of Exhibit
(2)	Plan of acquisition, reorganization, arrangement, liquidation or succession
2.1	Agreement and Plan of Merger by and between Magnolia Solar Corporation and Ecoark Inc. dated as of January 29, 2016, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated and filed with the SEC as of February 4, 2016 (File No. 000-53361).
(3)	(i) Articles of Incorporation; and (ii) Bylaws
3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 13, 2008 (File No. 333-151633).
3.2	Amended and Restated Bylaws, incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC as of January 7, 2010 (File No. 000-53361).
3.3	Certificate of Amendment of Certificate of Incorporation of Magnolia Solar Corporation, incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC as of March 24, 2016 (File No. 000-53361).
3.4	Certificate of Amendment to the Bylaws of Ecoark Holdings, Inc., incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the SEC as of April 14, 2016 (File No. 000-53361).
3.5	Amended and Restated Bylaws of Ecoark Holdings, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC as of April 28, 2017 (File No. 000-53361).
3.6	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock dated as of November 12, 2019, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated and filed with the SEC as of November 12, 2019 (File No. 000-53361).
(4)	Instruments defining the rights of securities holders
4.1	Magnolia Solar Corporation 2013 Incentive Stock Plan, incorporated by reference to the Company’s Registration Statement on Form S-8 filed with the SEC as of February 7, 2013 (File No. 333-186505)
(5)	Opinion re legality
5.1	Opinion of Carmel, Milazzo & DiChiara LLP
(10)	Material Contracts
10.1	Form of Modification Agreement between Magnolia Solar Corporation and holders of Original Issue Discount Senior Secured Convertible Notes and Warrants, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of February 4, 2016 (File No. 000-53361).
10.2	Form of Subscription Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of April 6, 2016 (File No. 000-53361).
10.3	Form of Common Stock Purchase Warrant, incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed with the SEC as of April 29, 2016 (File No. 333-211045).
10.4	Form of Subscription Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed with the SEC as of May 4, 2016 (File No. 000-53361).
10.5	Form of Common Stock Purchase Warrant, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed with the SEC as of May 4, 2016 (File No. 000-53361).
10.6	Share Exchange Agreement by and between Pioneer Products, LLC, Sable Polymer Solutions, LLC and Ecoark Holdings, Inc., dated as of May 3, 2016, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of May 9, 2016 (File No. 000-53361).
10.7	Master License Agreement by and between Magnolia Solar, Inc. and Magnolia Optical Technologies, Inc., dated as of April 30, 2008, incorporated by reference to Exhibit 10.8 to the Company’s Amended Registration Statement on Form S-1/A filed with the SEC as of June 17, 2016 (File No. 333-211045).
10.8	Share Exchange Agreement by and between Ecoark Holdings, Inc., Eco3D, LLC and Ken Smerz and Ted Mort, dated as of September 22, 2016, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of September 28, 2016 (File No. 000-53361).
10.9	Form of 10% Secured Convertible Promissory Note of Ecoark Holdings, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of January 13, 2017 (File No. 000-53361).
10.10	Purchase Agreement by and between Ecoark Holdings, Inc. and Reddiamond Partners LLC, dated as of January 13, 2017, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC as of January 13, 2017 (File No. 000-53361).
10.11	Form of 10% Secured Convertible Promissory Note of Ecoark Holdings, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of March 6, 2017 (File No. 000-53361).
10.12	Form of Securities Purchase Agreement, dated March 14, 2017, by and between Ecoark Holdings, Inc. and various purchasers named therein, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of March 14, 2017 (File No. 000-53361).
10.13	Form of Warrant Agreement of Ecoark Holdings, Inc., dated March 14, 2017, by and between Ecoark Holdings, Inc. and various purchasers of common stock, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC as of March 14, 2017 (File No. 000-53361).
10.14	Form of Warrant Agreement of Ecoark Holdings, Inc., dated March 31, 2017, by and between Ecoark Holdings, Inc. and various holders of convertible debt, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC as of April 3, 2017 (File No. 000-53361).
10.15	Form of Asset Purchase Agreement, dated as of April 10, 2017 by and among Eco3d Acquisition LLC, the Company, and Eco3d LLC, an indirect wholly-owned subsidiary of the Company, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of April 14, 2017 (File No. 000-53361).
10.16	Form of Securities Purchase Agreement, dated May 22, 2017, by and between Ecoark Holdings, Inc. and various purchasers named therein, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of May 23, 2017 (File No. 000-53361).

10.17	Form of Warrant Agreement of Ecoark Holdings, Inc., dated May 22, 2017, by and between Ecoark Holdings, Inc. and various purchasers of common stock, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC as of May 23, 2017 (File No. 000-53361).
10.18	Exchange Agreement, entered into on May 18, 2017 by and among the Company, Zest Labs, Inc., 440labs, Inc., SphereIt, LLC and certain other parties, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of May 24, 2017 (File No. 000-53361).
10.19	Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan, effective June 13, 2017 (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 dated and filed with the SEC on June 14, 2017 (File No. 333-218748).
10.20	Form of Stock Option Agreement under the Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC as of June 20, 2017 (File No. 000-53361).
10.21	Form of Restricted Stock Award Agreement under the Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC as of June 20, 2017 (File No. 000-53361).
10.22	Form of Restricted Stock Unit Award Agreement under the Ecoark Holdings, Inc. 2017 Omnibus Incentive Plan, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC as of June 20, 2017 (File No. 000-53361).
10.23	Form of Securities Purchase Agreement, dated March 14, 2018, by and between Ecoark Holdings, Inc. and various purchasers named therein, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of March 20, 2018 (File No. 000-53361).
10.24	Form of Warrant Agreement of Ecoark Holdings, Inc., dated March 14, 2018, by and between Ecoark Holdings, Inc. and various purchasers of common stock, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC as of March 20, 2018 (File No. 000-53361).
10.25	Separation Agreement between the Company and Jay Puchir, dated May 11, 2018, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of May 17, 2018 (File No. 000-53361).
10.26	Asset Purchase Agreement, dated as of August 8, 2018, by and among Virterras Materials US LLC, Sable Polymer Solutions, LLC, Pioneer Products, LLC, Ecoark, Inc., and Ecoark Holdings, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of August 13, 2018 (File No. 000-53361).
10.27	Form of Loan and Security Agreement, dated December 28, 2018, by and between Trend Discovery SPV I, LLC and Ecoark Holdings, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of January 4, 2019 (File No. 000-53361).
10.28	Form of Exchange Agreement of Ecoark Holdings, Inc., dated October 28, 2019, by and between Ecoark Holdings, Inc. and the investor signatory thereto, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of October 28, 2019 (File No. 000-53361).
10.29	Form of Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC as of November 12, 2019 (File No. 000-53361).
10.30	Form of Registration Rights Agreement, dated as of November 13, 2019, by and between Ecoark, Inc. and various purchasers named therein, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC as of November 12, 2019 (File No. 000-53361).
10.31	Securities Purchase Agreement, dated November 11, 2019, by and between Ecoark Holdings, Inc. and various purchasers named therein, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of November 12, 2019 (File No. 000-53361).
10.32	Form of Letter Agreement, dated as of January 26, 2020, by and between Ecoark, Inc. and various purchasers named therein, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC as of January 30, 2020 (File No. 000-53361).
10.33	Form of Replacement Warrant, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC as of January 30, 2020 (File No. 000-53361).
(16)	Letter re change in certifying accountant
16.1	Letter from KBL, LLP dated November 19, 2019 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC as of November 19, 2018 (File No. 000-53361).
(21)	Subsidiaries of the Registrant
21.1	List of Subsidiaries
(23)	Consents of Experts and Counsel
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of KBL LLP
23.3	Consent of Carmel, Milazzo & DiChiara LLP (contained in Exhibit 5.1)
(99)	Additional Exhibits
99.1	Press Release dated August 1, 2018 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC as of August 1, 2018 (File No. 000-53361).
99.2	Press Release dated March 13, 2019 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC as of March 15, 2019 (File No. 000-53361).
99.3	Press Release dated November 11, 2019 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC as of November 12, 2019 (File No. 000-53361).
99.4	Press Release dated January 27, 2020 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC as of January 30, 2020 (File No. 000-53361).
(101)	Interactive Data Files
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Frisco, State of Texas, on March 18, 2020.

Ecoark Holdings, Inc.
(Registrant)

By:	/s/ RANDY S. MAY
Randy S. May
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: March 18, 2020	By:	/s/ RANDY S. MAY
Randy S. May
Chief Executive Officer
(Principal Executive Officer)

Date: March 18, 2020	By:	/s/ WILLIAM B. HOAGLAND
William B. Hoagland
(Principal Financial Officer and Principal Accounting Officer)

Date: March 18, 2020	By:	/s/ STEVEN K. NELSON
Steven K. Nelson
Director

Date: March 18, 2020	By:	/s/ PETER A. MEHRING
Peter A. Mehring
Director

Date: March 18, 2020	By:	/s/ GARY M. METZGER
Gary M. Metzger
Director

Date: March 18, 2020	By:	/s/ MICHAEL J. GREEN
Michael J. Green
Director

Date: March 18, 2020	By:	/s/ JOHN P. CAHILL
John P. Cahill
Director